As filed with the Securities and Exchange Commission on September 10, 2008

Registration No. 333- 152390

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

_____________________________

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

WACHOVIA CARD MASTER TRUST
(Issuing Entity)

WACHOVIA CARD RECEIVABLES LLC

(Depositor)
(Exact name of registrant as specified in its charter)

Delaware	26-1674098
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

\

______________________________________

301 South College Street, Suite L

Charlotte, North Carolina 28288

(704) 383-9668
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Jeff D. Blake, Esq.
Wachovia Corporation
One Wachovia Center

301 South College Street, NC0630

Charlotte, North Carolina 28288-0600
(704) 383-2556
(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Reed D. Auerbach, Esq. and Kenneth P. Marin, Esq. MCKEE NELSON LLP One Battery Park Plaza, 34th Floor New York, New York 10004	John M. Timperio, Esq. DECHERT LLP Bank of America Corporate Center 100 North Tryon Street, Suite 4000 Charlotte, NC 28202

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:    [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    [  ]

Prossup

[Representative form of Prospectus Supplement]
SUBJECT TO COMPLETION, DATED [ ], 2008
Prospectus Supplement dated [ ], 200[ ]
(to Prospectus dated [ ], 2008)
Wachovia Card Master Trust
Issuing Entity
Wachovia Card Receivables LLC
Depositor and Transferor
Wachovia Bank, National Association
Sponsor, Servicer and Administrator
Wachovia Card Services, National Association
Originator
WachoviaSeries
$[ ] Class [ ](200[ ]-[ ]) Notes

The issuing entity will issue and sell:	Class [ ](200[ ]-[ ]) Notes

You should consider the discussion under “Risk Factors” beginning on page [7] of the accompanying prospectus before you purchase any notes.

The notes are obligations of the issuing entity only and are not interests in or obligations of Wachovia Bank, National Association, Wachovia Card Services, National Association, Wachovia Card Receivables LLC, any of their affiliates or any other person.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Principal amount Interest rate Interest payment dates Scheduled principal payment date Legal maturity date Expected issuance date Price to public Underwriting discount Proceeds to the issuing entity	$[ ] [[One-month][Three-month] LIBOR plus] [ ]% per annum [15]th day of each [calendar month] beginning [ ], 200[ ] [ ], [ ] [ ], [ ] [ ], [ ] $[ ] (or [ ]%) $[ ] (or [ ]%) $[ ] (or [ ]%)

The Class [ ](200[ ]-[ ]) notes are a tranche of the Class [ ] notes of the WachoviaSeries.
For an example of how the interest rate for the Class [ ](200[ ]-[ ]) notes is determined see “Prospectus Supplement Summary—Interest” in this prospectus supplement.
The assets of the issuing entity include:

•

Credit card receivables that arise in certain consumer revolving credit card accounts owned by Wachovia Card Services, National Association; and

•

The collection account, the excess funding account and any other supplemental accounts, including the interest funding account, the principal funding account [and the Class C reserve account for the benefit of the Class C notes].

The assets of the issuing entity will include in the future additional credit card receivables that arise in consumer revolving credit card accounts owned by Wachovia Card Services, National Association or by one of its affiliates.

Enhancement for the Class [  ](200[  ]-[  ]) notes is provided in the form of outstanding subordinated notes [and [the Class C reserve account], a [derivative agreement][supplemental credit enhancement agreement] between [Wachovia Bank, National Association and [         ]], as described in “Prospectus Supplement Summary—Subordination; Credit Enhancement” in this prospectus supplement.

[The issuing entity [will apply][has applied] to list the Class [  ](200[  ]-[  ]) notes on the [            ] Stock Exchange in accordance with the rules of the [            ] Stock Exchange.]

Neither the Securities and Exchange Commission nor any state securities commission has approved the Class [  ](200[  ]-[  ]) notes or determined that this prospectus supplement or the accompanying prospectus is truthful, accurate or complete.  Any representation to the contrary is a criminal offense.

Underwriters
[Underwriter A]
[Underwriter B]
[Underwriter C]

TABLE OF CONTENTS

Important Notice about Information Presented in this Prospectus Supplement and the

Accompanying Prospectus

S-ii

Transaction Summary

S-iii

Prospectus Supplement Summary

S-1

Securities Offered

S-1

The WachoviaSeries

S-1

Assets of the Issuing Entity

S-1

Interest

S-1

Principal

S-2

Revolving Period

S-3

Nominal Liquidation Amount

S-3

Subordination; Credit Enhancement

S-3

Required Subordinated Amount

S-4

[Class C Reserve Account]

S-5

[Description of any Derivative Agreement/Supplemental Credit Enhancement Agreement]

S-5

Optional Redemption

S-6

Security for the Notes

S-6

Early Amortizatin of Notes

S-7

Events of Default

S-8

Limited Recourse to the Issuing Entity

S- 9

[Stock Exchange Listing]

S- 9

Ratings

S- 10

Federal Income Tax Consequences

S- 10

ERISA Considerations

S- 10

Glossary

S- 12

Use of Proceeds

S- 12

Wachovia Card’s Credit Card Portfolio

S- 12

General

S-12

The Credit Card Receivables

S- 12

Origination

S- 14

Underwriting Procedures and Criteria

S- 15

Maintenance of Credit Card Accounts

S- 16

Servicing of the Credit Card Portfolio

S- 16

Billing and Payments

S- 15

Collection of Delinquent Accounts

S- 18

Delinquency and Loss Experience

S- 19

Recoveries

S- 22

Dilution

S- 22

Interchange

S- 22

Revenue Experience

S- 22

Principal Payment Rates

S- 24

Composition of Trust Portfolio

S- 25

Static Pool Information

S- 26

[Derivative Agreement]

S- 28

[General]

S- 28

[Derivative Agreement Provider]

S- 28

[Supplemental Credit Enhancement]

S- 29

[General]

S- 29

[Enhancement Provider]

S- 29

Underwriting

S- 31

Affiliations and Certain Relationships and Related Transactions

S-32

[[                    ] Listing And General Information]

S- 33

Annex I  Other Outstanding Series, Classes and Tranches

A-1-1

S-i

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the WachoviaSeries notes in two separate documents that progressively provide more detail:

(a) the accompanying prospectus, which provides specific information about the WachoviaSeries notes and general information about each series of notes which may be issued by the Wachovia Card Master Trust, some of which may not apply to the Class [  ](200[  ]-[  ]) notes and

 (b) this prospectus supplement, which will describe the specific terms of the Class [  ](200[  ]-[  ]) notes.

This prospectus supplement may be used to offer and sell the Class [  ](200[  ]-[  ]) notes only if accompanied by the prospectus.

This prospectus supplement may supplement disclosure in the accompanying prospectus. Whenever the information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the Class [  ](200[  ]-[  ]) notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

________________________

S-ii

Transaction Summary

Issuing Entity:	Wachovia Card Master Trust
Depositor and Transferor:	Wachovia Card Receivables LLC
Sponsor, Servicer and Administrator:	Wachovia Bank, National Association
Originator:	Wachovia Card Services, National Association
Owner Trustee:	Wilmington Trust Company
Indenture Trustee:	U.S. Bank National Association
Expected Issuance Date:	[ ], 200[ ]
Annual Servicing Fee:	 2%
Clearance and Settlement:	DTC/Clearstream/Euroclear
Trust Assets:	The receivables originated in VISA® accounts, including recoveries on charged-off receivables and interchange
Notes Offered by this Prospectus Supplement:	Class [ ](200[ ]-[ ])
Principal Amount:	$[ ]
Anticipated Ratings: (Moody’s/Standard & Poor’s/Fitch)	[Aaa/AAA/AAA][A2/A/A][Baa2/BBB/BBB]
Enhancement:	[subordination of [the Class B notes and] the Class C notes][Class C reserve subaccount][and the [derivative agreement][supplemental credit enhancement agreement]]
[Class A Required Subordinated Amount of Class C Notes]:	[ ]% of the adjusted outstanding dollar principal amount of the Class A(200[ ]-[ ]) notes
[Class A Required Subordinated Amount of Class B Notes]:	[ ]% of the adjusted outstanding dollar principal amount of the Class A(200[ ]-[ ]) notes
[Class B Required Subordinated Amount of Class C Notes]:	[ ]% of the adjusted outstanding dollar principal amount of the Class B(200[ ]-[ ]) notes

S-iii

Aggregate Outstanding Dollar Principal Amount of WachoviaSeries notes on Expected Issuance Date (including the Class [ ](200[ ]-[ ]) notes):	$[ ]
Aggregate Outstanding Dollar Principal Amount of Class A notes on Expected Issuance Date [(including the Class [A](200[ ]-[ ]) notes)]:	$[ ]
Aggregate Outstanding Dollar Principal Amount of Class B notes on Expected Issuance Date [(including the Class [B](200[ ]-[ ]) notes)]:	$[ ]
Aggregate Outstanding Dollar Principal Amount of Class C notes on Expected Issuance Date [(including the Class [C](200[ ]-[ ]) notes)]:	$[ ]
Interest Rate:	[[one-month][three-month] LIBOR +] [ ]% p.a.
Interest Accrual Method:	[actual/360][30/360]
Interest Payment Dates:	[monthly][quarterly] on the [15]th (unless the [15]th is not a business day, in which case it will be the next business day)
First Interest Payment Date:	[ ], 200[ ]
Scheduled Principal Payment Date:	[ ], [ ]
Legal Maturity Date:	[ ], [ ]
CUSIP/ISIN/Common Code:	[ ]/[ ]/[ ]

S-iv

Transaction Parties and Documents

Wachovia Card Services, National Association
Originator
Credit Card Receivables
Receivables Purchase Agreement
Wachovia Card Receivables LLC
Depositor and Transferor
Wachovia Bank, National Association
Sponsor / Administrator / Servicer
Credit Card Receivables
Transfer and Servicing Agreement
Wachovia Card Master Trust
Issuing Entity
Owner Trustee
WachoviaSeries Notes
Indenture Trustee/ Collateral Agent
Master Indenture and WachoviaSeries Indenture Supplement
Class A Notes
Class B Notes
Class C Notes
Terms Documents
Noteholders

S-v

Prospectus Supplement Summary

This summary does not contain all the information you may need to make an informed investment decision. You should read this entire prospectus supplement and the accompanying prospectus before you purchase any notes.

Securities Offered

$[                        ] Class [  ](200[  ]-[  ]) notes, which are referred to herein as the “offered notes.”

The offered notes are a tranche of the Class [  ] notes of the WachoviaSeries.

Only the offered notes are being offered through this prospectus supplement and the accompanying prospectus. Other classes and tranches of notes, including other tranches that are included as a part of the offered notes, may be issued by the issuing entity in the future.

The WachoviaSeries

As of the issuance date of the offered notes, the aggregate outstanding dollar principal amount of notes issued under the WachoviaSeries is expected to be $[           ], including the offered notes.

See “Annex I: Other Outstanding Series, Classes and Tranches” to this prospectus supplement for additional information on other outstanding notes issued, or expected to be issued on or prior to the issuance of the offered notes, by the issuing entity.

So long as there is sufficient credit enhancement, additional classes and tranches of notes may be issued on any date without notice to, or the consent of, the holders of any outstanding notes.

Assets of the Issuing Entity

The assets of the issuing entity are currently comprised of credit card receivables that arise in certain consumer revolving credit card accounts owned by Wachovia Card Services, National Association—referred to in this prospectus supplement as “Wachovia Card”—that meet the eligibility criteria for inclusion in the issuing entity.

As of [           ], 200[  ], the total amount of receivables arising in consumer revolving credit card accounts owned by Wachovia Card and included in the issuing entity was $[                    ].

Interest

The offered notes will accrue interest at an annual rate equal to [LIBOR plus] [     ]%[, as determined on the related LIBOR determination date].  [With respect to the first interest period, LIBOR will be determined on [               ], 200[  ] for the period from and including the issuance date through but excluding [               ], 200[  ]].

Each interest period will begin on and include an interest payment date and end on but exclude the next interest payment date. However, the first interest period will begin on and include the issuance date and end on but exclude [                      ], 200[  ], which is the first interest payment date for the offered notes.

Interest on the offered notes will be calculated on the basis of a 360-day year [and the actual number of days in the related period][consisting of twelve 30-day months] and any interest payment will equal the product of:

•

the interest rate of the offered notes for the applicable interest period; times

•

[the actual number of days in the related interest period][30] divided by 360; times

•

the outstanding dollar principal amount of the offered notes as of the close of business on the last interest payment date.

The issuing entity will make interest payments on the offered notes on [             ], 200[  ] and on the [15]th day of each subsequent [month]. Interest payments due on a day that is not a business day in New York, New York, Charlotte, North Carolina, St. Paul, Minnesota, Wilmington, Delaware or [  ] will be made on the following business day.

Principal

The issuing entity expects to pay the stated principal amount of the offered notes in one payment on [                   ], [  ], which is the scheduled principal payment date, and is obligated to do so if funds are available on that date for that purpose. If the stated principal amount of the offered notes is not paid in full on its scheduled principal payment date due to insufficient funds, noteholders will generally not have any remedies against the issuing entity until [                   ], [  ], the legal maturity date of the offered notes.

If the stated principal amount of the offered notes is not paid in full on the scheduled principal payment date, then, subject to the principal payment rules described in “—Subordination; Credit Enhancement,” and “—Required Subordinated Amount,” an early amortization event with respect to the offered notes will occur and principal and interest payments on the offered notes will be made monthly until they are paid in full or their legal maturity date occurs, whichever is earlier. Principal of the offered notes may be paid earlier than the scheduled principal payment date for the offered notes if any early amortization event or an event of default and acceleration occurs with respect to the offered notes.  See “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events” and “—Events of Default” in the accompanying prospectus.

Revolving Period

The revolving period for the offered notes is the period from the issuance date through the beginning of the amortization period or accumulation period.  The accumulation period for the offered notes is scheduled to commence on [                ], [     ].  The accumulation period length for the offered notes may be shortened by the servicer to begin no later than [                  ], [     ].  In addition, the issuing entity may also suspend the start of the accumulation period if it obtains, at its option, a “qualified maturity agreement” that requires a counterparty to deposit into the principal funding subaccount for a tranche of notes on the business day preceding the scheduled principal payment date an amount up to the outstanding principal amount of that tranche.  For a description of when and how the accumulation period may be shortened or suspended, see “The Notes—Revolving Period” in the accompanying prospectus.

Receivables arising in additional accounts may be added to the issuing entity or receivables arising in designated accounts may be removed from the issuing entity at any time.  There is no minimum or maximum amount of additional accounts that may be added during the revolving period for any tranche of notes but all accounts must meet the requirements for addition described in “Sources of Funds to Pay the Notes—Addition of Assets” and “—Removal of Assets” in the accompanying prospectus.

Nominal Liquidation Amount

The initial nominal liquidation amount of the offered notes is $[                         ].

If the nominal liquidation amount of the offered notes is less than the adjusted outstanding dollar principal amount of the offered notes, principal of and interest on the offered notes may not be paid in full.  If the nominal liquidation amount of the offered notes has been reduced, the amount of principal collections and finance charge collections allocated to the notes to pay principal of and interest on the offered notes will be reduced.

For a more detailed discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount” in the accompanying prospectus.

Subordination; Credit Enhancement

[The offered notes generally will not receive interest payments on any interest payment date until the Class A notes [and the Class B notes] have received their full interest payments.]

No payment of principal will be made on any Class B note unless, following the payment, the remaining available subordinated amount of Class B notes is at least equal to the Class A required subordinated amount of Class B notes for the outstanding Class A notes less any usage of the Class A required subordinated amount of Class B notes for those outstanding Class A notes.  Similarly, no payment of principal will be made on any Class C note unless, following the payment, the remaining available subordinated amount of Class C notes is at least equal to the required subordinated amount of Class C notes for the outstanding Class A notes and Class B notes less any usage of the required subordinated amount of Class C notes for those outstanding Class A notes and Class B notes.  However, there are some exceptions to these rules.  See “The Notes— Subordination of Interest and Principal” in the accompanying prospectus.

Required Subordinated Amount

[The Class A required subordinated amount of Class C notes for all outstanding Class A notes is [        ]% of the adjusted outstanding dollar principal amount of all outstanding Class A notes.]  [The Class A required subordinated amount of Class B notes for all outstanding Class A notes is [        ]% of the adjusted outstanding dollar principal amount of all outstanding Class A notes.]

[The Class A required subordinated amount of Class C notes for all outstanding tranches of Class A notes for which the Class A required subordinated amount of Class B notes is greater than zero is at least equal to  [        ]% of the adjusted outstanding dollar principal amount of such Class A notes.]

[The Class B required subordinated amount of Class C notes for the offered notes will be an amount equal to the product of:

(a) the sum of

(1)

a fraction, the numerator of which is equal to the sum of the Class A required subordinated amount of Class C notes for all outstanding tranches of Class A notes for which the Class A required subordinated amount of Class B notes is greater than zero and the denominator of which is equal to the adjusted outstanding dollar principal amount of all outstanding Class B notes, including the offered notes; and

(2)

the product of (x) [     ]% and (y) a fraction, the numerator of which is an amount, not less than zero, equal to the adjusted outstanding dollar principal amount of all outstanding Class B notes, including the offered notes, minus the Class A required subordinated amount of Class B notes for all outstanding tranches of Class A notes for which the Class A required subordinated amount of Class B notes is greater than zero and the denominator of which is equal to the adjusted outstanding dollar principal amount of all outstanding Class B notes, including the offered notes, and

(b) the adjusted outstanding principal amount of the offered notes.]

The percentage and methodology for calculating the required subordinated amount for any tranche of senior notes may change without notice to, or the consent of, any noteholders if each applicable rating agency confirms that the change will not cause a reduction, qualification with negative implications or withdrawal of its then current rating of any outstanding notes and the issuing entity has delivered to each applicable rating agency and the indenture trustee an opinion that the change will not have certain adverse tax consequences for holders of outstanding notes.

The required subordinated amount of subordinated notes of other Class [A][B] notes may be different from the percentage specified for the offered notes.

[Class C Reserve Account]

[The issuing entity will establish a Class C reserve subaccount to provide credit enhancement solely for the holders of the offered notes.  The Class C reserve subaccount initially will not be funded, but will be funded if the three-month average of the excess spread percentage falls below the levels described in the following table or an early amortization event or event of default occurs.]

[The excess spread percentage for a month is determined by subtracting the base rate from the portfolio yield for that month. See “Glossary of Defined Terms” in the prospectus for a description of the base rate and portfolio yield.]

[Funds on deposit in the Class C reserve subaccount will be available to holders of the offered notes to cover shortfalls of interest payable on interest payment dates for the offered notes. Funds on deposit in the Class C reserve subaccount will also be available to holders of the offered notes to cover certain shortfalls in principal. Only the holders of the offered notes will have the benefit of this Class C reserve subaccount. See “Deposit and Application of Funds for WachoviaSeries Notes—Withdrawals from the Class C Reserve Account” in the attached prospectus.]

[The following table indicates the amount required to be on deposit in the Class C reserve subaccount for the offered notes. The amount targeted to be on deposit with respect to any month on the note transfer date in the following month is equal to (i) the funding percentage corresponding to the three-month average excess spread percentage as indicated in the following table, times the initial outstanding dollar principal amount of all notes, excluding any notes that will be paid in full or that will have a nominal liquidation amount of zero on the applicable payment date in the following month, times (ii) the nominal liquidation amount of the offered notes, excluding the amount deposited with respect to the targeted principal deposit amount for that month on the applicable note transfer date for the offered notes in the following month, divided by the nominal liquidation amount of all Class C notes, excluding the amount deposited with respect to the targeted principal deposit amount for that month on the applicable note transfer date for all tranches of Class C notes.]

Three-month average excess spread percentage	Funding percentage
[ ]% to [ ]%	[ ]%
[ ]% to [ ]%	[ ]%
[ ]% to [ ]%	[ ]%
[ ]% to [ ]%	[ ]%
[ ]% to [ ]%	[ ]%
0.00% or less	[ ]%

[The amount targeted to be on deposit in the Class C reserve subaccount will be adjusted monthly to the percentages specified in the table above as the three-month average of the excess spread percentage rises or falls relative to the initial dollar principal amount of all outstanding notes and as the nominal liquidation amount of the offered notes increases and decreases relative to the nominal liquidation amount of other Class C notes. The percentage and methodology for calculating the amount targeted to be on deposit in the Class C reserve subaccount may change without notice to, or the consent of, any noteholders if each rating agency confirms that the change will not cause a ratings downgrade and the issuing entity has delivered to each rating agency and the indenture trustee an opinion that the change will not have certain adverse tax consequences for holders of the outstanding notes.

If an early amortization event or event of default occurs with respect to the offered notes, the targeted Class C reserve subaccount amount will be the initial outstanding dollar principal amount of the offered notes. See “Deposit and Application of Funds for WachoviaSeries Notes—Targeted Deposits to the Class C Reserve Account” in the accompanying prospectus.]

[Description of any Derivative Agreement/Supplemental Credit Enhancement Agreement]

[Summary description of relevant agreement]

Optional Redemption

Wachovia Bank, as servicer for the issuing entity, has the right, but not the obligation, to redeem the offered notes in whole but not in part on any day on or after the day on which the aggregate outstanding principal amount of the offered notes is reduced to less than 10% of their highest outstanding dollar principal amount.  This repurchase option is referred to as a clean-up call.  Wachovia Bank, as servicer for the issuing entity, will not redeem subordinated notes if those notes are required to provide credit enhancement for senior notes.

If Wachovia Bank, as servicer for the issuing entity, elects to redeem the offered notes, it will notify the registered holders at least 30 days prior to the redemption date.  The redemption price of an offered note will equal 100% of the outstanding dollar principal amount of that note, plus accrued but unpaid interest and any additional interest on that note to but excluding the date of redemption.

See “The Notes—Optional Redemption” in the accompanying prospectus.

Security for the Notes

The offered notes will be secured by a security interest in:

•

credit card receivables in accounts designated for inclusion in the issuing entity;

•

any additional credit card receivables that may be included in the issuing entity;

•

the collection account;

•

the excess funding account;

•

the principal funding subaccount for the offered notes;

•

the interest funding subaccount for the offered notes;

•

[the derivative agreement;]

•

[the supplemental credit enhancement agreement;] and

•

[the Class C reserve subaccount for the offered notes.]

However, the offered notes are entitled to the benefits of only that portion of those assets allocated to them under the indenture, the WachoviaSeries indenture supplement and the terms document for the offered notes.

See “Sources of Funds to Pay the Notes—General” in the accompanying prospectus.

 Early Amortization of Notes

If an early amortization event (other than non-payment of those notes on the Scheduled Principal Payment Date) occurs with respect to the offered notes, the issuing entity will be required to repay, to the extent that funds are available for that repayment after giving effect to all allocations and reallocations [and, with respect to subordinated notes, to the extent payment is permitted by the subordination provisions of the senior notes,] the principal of the offered notes before the Scheduled Principal Payment Date of the offered notes. If the early amortization event described in the fifth bullet point in the next paragraph occurs, which relates to the Scheduled Principal Payment Date, the issuing entity will be required to make principal and interest payments on the offered notes monthly until the outstanding dollar principal amount of those notes plus accrued but unpaid interest and any additional interest are paid in full or their legal maturity date specified in this prospectus supplement occurs, whichever is earlier.  The issuing entity will give notice to holders of the affected notes before an early amortization date.

Early amortization events applicable to the offered notes include the following:

•

the transferor fails to designate additional credit card receivables for inclusion in the issuing entity when such action is required;

•

any Servicer Default occurs that would have a material adverse effect on the holders of the offered notes;

•

the ability of Wachovia Card to designate additional credit card receivables for inclusion in the issuing entity is restricted and that restriction causes either (1) the Pool Balance to not equal or exceed the Minimum Pool Balance or (2) the Transferor Amount to not

equal or exceed the Required Transferor Amount, each calculated excluding the credit card receivables arising in any affected consumer revolving credit card account included in the issuing entity and the issuing entity fails to meet those tests for 10 Business Days;

•

the occurrence of an event of default and acceleration of the offered notes notes;

•

the occurrence of the Scheduled Principal Payment Date of the offered notes;

•

the issuing entity becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended; or

•

the insolvency, conservatorship or receivership of the Transferor.

•

for any month, the average of the Excess Spread Percentage for any three consecutive months is less than zero;

•

the transferor fails to make required payments or deposits or violates other covenants or agreements; or

•

any representation or warranty made by the transferor or certain information provided by the transferor is materially incorrect.

These early redemption events are more fully described under “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events” in the accompanying prospectus.

 Events of Default

The offered notes are subject to certain adverse events known as “events of default.”  The events of default include the following:

•

the issuing entity’s failure, for a period of 35 days, to pay interest on the offered notes when that interest becomes due and payable;

•

the issuing entity’s failure to pay the stated principal amount of the offered notes on their legal maturity date;

•

the issuing entity’s default in the performance, or breach, of any other of its covenants or warranties in the indenture, for a period of 90 days after either the indenture trustee or the holders of 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected class or tranche has provided written notice requesting remedy of that breach, and, as a result of that default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 90-day period; and

•

the occurrence of certain events of bankruptcy or insolvency of the issuing entity.

The occurrence of the event of default involving the bankruptcy or insolvency of the issuing entity results in an automatic acceleration of the maturity of the affected notes.  The occurrence of any of the other events of default result in the right of the noteholders of the affected notes to demand acceleration after an affirmative vote by holders of more than 66 2/3% of the outstanding dollar principal amount of the affected notes.  See “The Notes—Events of Default ,”

An event of default with respect to one series, class or tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes.

It is not an event of default if the issuing entity fails to redeem the offered notes prior to the legal maturity date of the offered notes because it does not have sufficient funds available [or if payment of principal of the offered notes, which are a tranche of subordinated notes, is delayed because the offered notes are necessary to provide required subordination for senior notes].

For a description of the rights and remedies of the indenture trustee and the noteholders upon an event of default, see “The Notes—Events of Default Remedies” and “Sources of Funds to Pay the Notes—Sale of Assets.” in the accompanying prospectus.

Limited Recourse to the Issuing Entity

The sole source of payment for principal of and interest on the offered notes is provided by:

•

the portion of the principal collections and finance charge collections allocated to the notes and available to the offered notes after giving effect to any reallocations, payments and deposits for senior notes; and

•

funds in the applicable issuing entity bank accounts for the offered notes.

Noteholders of the offered notes will generally have no recourse to any other assets of the issuing entity— other than shared excess available finance charge collections—or any other person or entity for the payment of principal of or interest on the offered notes.

However, if there is a sale of assets in the issuing entity following an event of default and acceleration with respect to the offered notes or on the legal maturity date for the offered notes, as described in “Sources of Funds to Pay the Notes—Sale of Assets” in the accompanying prospectus, the noteholders of the offered notes will have recourse only to their share of the proceeds of that sale and any amounts then on deposit in the applicable issuing entity bank accounts held for the benefit of and allocated to the offered noteholders.

[Stock Exchange Listing]

[The issuing entity [will apply][has applied] to list the offered notes on the [            ] Stock

Exchange in accordance with its rules. The issuing entity cannot guarantee that the application for the listing will be accepted. You should consult with [                    ], the [            ] listing agent for the offered notes, [address], phone number ([        ]) [                    ], to determine whether the offered notes have been listed on the [            ] Stock Exchange.]

Ratings

The issuing entity will issue the offered notes only if they are rated at least [“[            ]” by Moody’s,] [“[            ]” by Standard & Poor’s] [and “[            ]” by Fitch].

Other tranches of Class [  ] notes may have ratings that are different from the ratings for the offered notes.

A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date.  A rating does not address the likelihood of payment of principal of a note on its scheduled principal payment date.  In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an early amortization event or an event of default.  A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency.

See “Risk Factors—If the ratings of the notes are lowered or withdrawn, their market value could decrease” in the accompanying prospectus.

Federal Income Tax Consequences

McKee Nelson LLP will deliver its opinion that the offered notes will be characterized as debt for United States federal income tax purposes and that the issuing entity will not be classified as an association or publicly traded partnership taxable as a corporation.

By your acceptance of an offered note, you will agree to treat your offered note as debt for federal, state and local income and franchise tax purposes.

See “Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the United States federal income tax consequences of purchasing, owning and disposing of your offered note.

ERISA Considerations

Subject to important considerations described in “ERISA Considerations” in the accompanying prospectus, the offered notes are eligible for acquisition by Benefit Plans, provided the acquisition and holding of such offered notes by Benefit Plans will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or, in the case of Benefit Plans subject to Similar Law (as defined in the accompanying prospectus), will not result in a non-exempt violation of Similar Law.

Prospective Benefit Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code or any Similar Law, the effect of the assets of the issuer being deemed “plan assets” and the applicability of any applicable exemption prior to making an investment in the offered notes.  Each Benefit Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the offered notes is appropriate for the Benefit Plan, also taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

Glossary

This prospectus supplement uses defined terms.  You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page [__] in the accompanying prospectus.

Use of Proceeds

The proceeds from the sale of the notes offered by this prospectus supplement, in the amount of $[                      ] before deduction of issuance expenses, will be paid to the transferor and used by the transferor to purchase [the initial][additional] receivables from Wachovia Card or its affiliates and for the general purposes of the transferor.  The estimated expenses are $[                     ].  Therefore, the proceeds net of issuance expenses will be approximately $[                      ].  Wachovia Card will use the net proceeds for its general corporate purposes.

Wachovia Card’s Credit Card Portfolio

 General

Wachovia Card is a wholly-owned subsidiary of Wachovia Bank. At [           ], [2008], Wachovia Card had assets of approximately $[          ] and stockholders’ equity of approximately $[            ].  At [         ], [2008] and as of the years ended December 31, 2007, December 31, 2006, and December 31, 2005, the [consumer credit card segment] consisted of receivables totaling approximately $[               ], $[               ], $[               ] and $[               ], respectively.  At [         ], [2008] and as of the years ended December 31, 2007, December 31, 2006, and December 31, 2005, the [business purpose credit card segment] consisted of receivables totaling approximately $[               ], $[               ], $[               ] and $[               ], respectively.  [[NOTE TO WACHOVIA --- Are there any other categories/segments of credit card accounts not included in the Trust Portfolio?]]  Accounts relating to the business purpose revolving credit card accounts are not eligible for designation to the Trust Portfolio.

 For more information on Wachovia Card, see “The Originator” in the accompanying prospectus.

The Credit Card Receivables

The credit card receivables arising from accounts designated to the issuing entity as of the date of this prospectus supplement pursuant to the transfer and servicing agreement have been or will be generated from transactions made by holders of selected VISA® 1 consumer revolving credit card accounts.  Wachovia Card may in the future issue MasterCard®, American Express® and/or Discover®2 brand cards and may designate the related accounts and transfer the receivables arising therein to the issuing entity.  VISA licenses its trademark permitting financial institutions to issue credit cards to its customers.  In addition, VISA provides clearing services facilitating exchange of payments among member institutions and networks linking members’ credit authorization systems.

1

VISA® is a registered trademark of VISA USA International.

2

MasterCard®, American Express® and Discover® are registered trademarks of MasterCard International Incorporated, American Express Company and Discover Financial Services, Inc., respectively.

The VISA credit cards are issued by Wachovia Card as part of the worldwide VISA systems, and transactions creating the receivables through the use of these credit cards are processed through the VISA authorization and settlement systems.

VISA credit cards may be used:

•

to purchase merchandise and services,

•

to obtain cash advances from a financial institution, automated teller machine, a check drawn on the account or as overdraft protection, and

•

to consolidate and transfer balances from other credit cards.

Amounts due on accounts for any of these purposes are included as receivables in the issuing entity.

Throughout the term of the issuing entity, the consumer revolving credit card accounts from which the credit card receivables arise will be those Eligible Accounts designated by Wachovia Card to the issuing entity on the cut-off date plus any additional consumer revolving credit card accounts added to the issuing entity on each addition date minus any reconveyed consumer revolving credit card accounts.

The Depositor has the right, subject to certain limitations and conditions described in the transfer and servicing agreement, to designate from time to time additional consumer revolving credit card accounts and to transfer to the issuing entity all receivables arising in those accounts, whether those receivables are then existing or thereafter created.  Any additional accounts designated must be Eligible Accounts as of the date the transferor designates those accounts to have their receivables transferred to the issuing entity and must have been selected in a manner believed by the Depositor not to be materially adverse to the interests of the holders of notes.

Additional accounts that may be designated to have their credit card receivables included in the issuing entity may be selected using different criteria from those used in selecting the accounts already designated to the issuing entity.  Consequently, actual delinquency and loss, yield percentage and principal payment rate experience and FICO score with respect to the additional accounts may be different from the experience described in this prospectus supplement.

Pursuant to the transfer and servicing agreement, the Depositor will have the right to designate certain credit card accounts for removal (i) based on a random selection procedure, (ii) in connection with the cancellation of an affinity, private-label, agent-bank, co-branding or other arrangement with a third party or (iii) in accordance with any other method that will not preclude transfers from being accounted for as sales under generally accepted accounting principles or prevent the transferor from continuing to qualify as a qualifying special purpose entity in accordance with SFAS 140, and to require the indenture trustee or the issuing entity, as applicable, to reconvey all credit card receivables arising in those accounts to the Depositor, whether those receivables are then existing or thereafter created.  In connection with a removal of credit card accounts, the Depositor will represent that no selection procedures believed by the Depositor to be materially adverse to the interests of the noteholders, were utilized in selecting the accounts to be removed.  See “The Credit Card Receivables” and “Sources of Funds to Pay the Notes—Removal of Assets” in the accompanying prospectus.

Origination

Wachovia Card currently originates accounts in the following ways:

•

Direct Mail to Existing Wachovia Bank Customers.  Wachovia Card uses direct mail to solicit credit card customers from the existing customer base of Wachovia Bank, National Association (“Wachovia Bank”) and its affiliates.  Some of these customers initially had credit cards with MBNA America Bank, National Association (“MBNA”), who had provided certain credit card agent banking services for some of Wachovia Bank’s customers.

➢

Agent Bank Relationship – On June 30, 2005 Bank of America National Association announced its intention to purchase MBNA, which allowed Wachovia Bank to terminate its agent bank credit card arrangement with MBNA.  Commensurate with this termination, Wachovia Bank retained certain rights to solicit its customers who had an existing credit card with MBNA.  The Wachovia Bank customers who had credit cards with MBNA were segmented into various categories based on the value of their relationship with Wachovia Bank.  Wachovia Card was allowed to exclusively market its credit card product for a period of 18 months, beginning July 1, 2006, to the segment of that population who generally had a broader overall relationship with Wachovia Bank.  While the exclusive marketing rights have expired, Wachovia Card continues to market its credit card product to this population through its ordinary course of business.  The majority of these prospective customers are pre-screened through a credit bureau report and if approved are conditionally offered by mail a credit card without having to complete a detailed application; some of these prospects will be contacted through an outbound calling campaign as well.  Other prospects are mailed invitations to apply for a credit card with a more comprehensive application.

➢

Non Agent Bank Relationship - Credit Card prospect lists are assembled based on data obtained from the prospect during the course of the prospect’s relationship with Wachovia Bank and its affiliates.  The majority of prospects are pre-screened through a credit bureau report and if approved are conditionally offered by mail a credit card without having to complete a detailed application.  Other prospects are mailed invitations to apply for a credit card with a more comprehensive application.

•

Cross-Sell Program.  Applicants for demand deposit accounts and certain types of loans from Wachovia Bank are pre-screened for a credit card during the application process.  Customer application data is submitted for credit bureau screening at the time of application.  If a customer is approved, the branch banker offers the customer a specific Wachovia Card credit card product with the noted credit line and periodic rate.  A follow-up mailing is sent to customers who decline or defer the offer.

•

Invitation to Apply and Branch Applications.  Wachovia Card makes applications for VISA accounts available at all Wachovia Bank and Wachovia Bank of Delaware, N.A. branches and online at www.wachovia.com.  Customers must authenticate that they are a customer before applying online.  In addition, applicants can also apply over the phone.

•

Employees.  Wachovia Card offers credit cards to its employees and employees of Wachovia Bank and its other affiliates.  Employee held cards represent 2% of the total number of cards issued by Wachovia Card.  Employee cards are granted based on underwriting criteria that are similar but not identical to that used for non-employees, except that the periodic rate charged on employee cards is 1% below the non-employee rate for purchases and cash advances on the equivalent non-employee product.  Employee cardholder agreements provide that upon termination of employment (other than retirement), the rate on the former employee’s card will revert to the normal product rate in effect at that time.

Underwriting Procedures and Criteria

For pre-approved applications, Wachovia Card obtains a list of credit card prospects from Wachovia Bank’s internal database of existing customers.  Credit bureau and relationship information is then appended and utilized to generate the mail population.  The credit bureau information contains the FICO bankcard score, credit bureau proprietary bankruptcy score, payment history and other information such as judgments and liens.  The mail population consists of those prospects that pass internal and credit bureau thresholds.  Credit limits for pre-screened applications are listed on the application as “up to” and are based upon the credit bureau attributes, Wachovia relationship data and self-reported income in some cases.  For pre-screened prospects who hold a MBNA credit card (as described above), the Wachovia line amount matches the MBNA credit card line amount if the customer passes certain credit bureau and relationship criteria.  Once a pre-screened prospect applies, a full credit bureau is pulled and is compared to the original prescreen credit bureau criteria.  Based upon this comparison, the application is either approved for the “up to” line amount if the prospect has remained constant in the credit bureau file, declined because of a deterioration in the credit bureau file and score attributes or offered a line amount less than the “up to” line offer on the application if there is some but not substantial deterioration in the credit bureau attributes.

For the Cross-Sell and Invitation to Apply channels, Wachovia Card utilizes a decision tree methodology which incorporates credit bureau attributes and scores, relationship information and application information.  The decision tree methodology determines the approve/decline decision, the line amount, the pricing and the card type (Signature, Platinum, etc.).

Wachovia Card is in the process of developing and installing custom origination scorecards which will incorporate information from the credit bureaus, the Wachovia relationship and the application, and will utilize performance factors of existing accounts in the portfolio.  The first version of this scorecard is referred to as an “EPD” (early payment default) model and a model is being built for each major channel: Direct mail, Cross-Sell and Invitation-to-Apply.  The Cross-Sell EPD model was installed in March 2008 and is being used in conjunction with the FICO bankcard score and binary criteria such as current delinquencies and bankruptcy.

The credit evaluation practices of Wachovia Card may change from time to time in accordance with Wachovia Card’s business judgment and applicable law.

Maintenance of Credit Card Accounts

Each cardholder is subject to an agreement with Wachovia Card governing the terms and conditions of the related VISA consumer revolving credit card account.  However, regardless of origination channel, each account is subject to a systematic evaluation of payment and behavioral information which may result in periodic modifications to the terms of that account.

In each cardholder agreement, Wachovia Card has reserved the right:

•

to add to, change or terminate any terms, conditions, services or features of each VISA credit card account at any time, including increasing or decreasing periodic finance charges, other charges, fees, credit limits or minimum payment terms, and

•

to sell or transfer the accounts and/or any amounts owed on such accounts to another creditor.

The agreement with each cardholder provides that, subject to applicable law, after notice to a cardholder of any new or changed terms, those new or changed terms will become effective at the time stated in that notice and will apply to all outstanding unpaid indebtedness and any new transactions.  The cardholder can avoid certain changes in terms by giving timely written notification to Wachovia Card and not using the credit card account.

Servicing of the Credit Card Portfolio

Billing and Payments

Wachovia Bank is the servicer for Wachovia Card’s credit card accounts.  A billing statement is sent to each cardholder at the end of each monthly billing cycle for which the account has a debit or credit balance of more than one dollar or a finance charge has been imposed.

Generally, the minimum payment due each month on each account is equal to the largest of the following:

•

$5; or

•

the sum of (1) 1% of the total balance of all charges, cash advances, balance transfers and any other balances outstanding at the end of the related billing period, plus (2) total billed periodic rate finance charges, plus (3) any late fees, product fees or any other fees due in respect of the account.

As part of the minimum payment due, any amount past due and any amount over the credit limit will also be added.

If applicable, accounts are assessed transaction finance charges equal to 3% of the amount of the transaction for cash advances, convenience checks, money orders, wire transfers, or other quasi-cash items.  If applicable, accounts are assessed transaction finance charges equal to 3% of balance transfers, generally with a minimum of $10 and a cap of $75.  The finance charge rate assessed to balance transfers varies depending upon the marketing program.  A fee of 1% of the U.S. purchase amount may be assessed to purchase transactions made outside of the United States.

 Wachovia Bank may assess a late payment fee, generally ranging from $15 to $39 depending upon the balance outstanding, if it does not receive the minimum payment by the payment due date shown on the monthly billing statement.  The due date shown on the monthly billing statement will be a date at least 25 days after the closing date of the previous monthly billing statement.  Late payment fees will generally be waived for the first occurrence of a late payment on a rolling twelve month basis.  Wachovia Bank may assess a return payment fee of $20 for each payment check or electronic payment that is dishonored; and an overlimit fee of $20 if an account balance exceeds the credit limit.  The overlimit fee will generally be waived for the first occurrence of an overlimit fee in a rolling twelve month basis.

Wachovia Card offers fixed-rate and variable-rate terms on its credit card accounts with the majority of the portfolio at a variable rate.  Generally the variable rates range from 1.99% to 11.99% above the prime rate as published from time to time in The Wall Street Journal.  Wachovia Card also offers temporary promotional rates and, under certain circumstances, the periodic finance charges on a limited number of accounts may be less than those generally assessed by Wachovia Card.  Wachovia Card may change the rate on any consumer revolving credit card account at any time with prior notice to the cardholder.

Generally, penalty interest rates may be assessed for those accounts which have three or more late payments in a 12-month period.  Penalty interest rates may also be assessed for those accounts which miss two consecutive payments.  Penalty interest rates remain in effect until six consecutive on-time payments are made.  At that point, affected accounts are returned to their contractual interest rates.

The finance charges on purchases, which are assessed monthly, are calculated by multiplying the account’s average daily purchase balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle. Finance charges are calculated on purchases from the date of the purchase or the first day of the billing cycle in which the purchase is posted to the account, whichever is later.  Monthly periodic finance charges are generally not assessed on new purchases if, for each billing cycle, all balances shown on the previous billing statement are paid by the due date, which is generally at least 20 days after the billing date.  Monthly periodic finance charges are not assessed in most circumstances on previous purchases if all balances shown on the two previous billing statements are paid by their respective due dates.

The finance charges on cash advances (including balance transfers), which are assessed monthly, are calculated by multiplying the account’s average cash advance balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle.  Finance charges are calculated on cash advances (including balance transfers) from the date of the transaction.  Currently, Wachovia Bank generally treats the day on which a cash advance check is deposited or cashed as the transaction date for such check.

Cardholder payments are processed and applied generally first, to fees owed, then to accrued finance charges and then to principal balances from lowest periodic rate to highest.

Collection of Delinquent Accounts

Wachovia Bank considers an account to be delinquent if the minimum monthly payment due on the account is not received by Wachovia Bank by the closing date shown on the statement.  An account that is not already delinquent is not classified as delinquent if at least the required minimum payment is received by the next billing date.  Efforts to collect delinquent credit card receivables are made by Wachovia Bank’s collection department personnel, collection agencies and attorneys retained by Wachovia Bank.  Wachovia Bank determines the timing of collection activity based upon credit risk factors, customer segment (wealth, student, etc.) and outstanding balance.  Wachovia Bank includes a request for payment of overdue amounts on billing statements.  Generally, collection personnel initiate telephone contact with cardholders whose credit card accounts have become one cycle or more delinquent or are significantly overlimit.  If Wachovia is unable to locate the cardholder, the account may be researched internally or sent to a specialized “skip” agency to locate and collect the delinquent dollars.  Wachovia Bank and Wachovia Card’s policies are intended to be compliant with regulations established by the Federal Financial Institution Examination Council.

Wachovia Bank generally charges off an account at the end of the billing cycle in which that credit card account becomes 180 days contractually past due unless a payment has been received in an amount sufficient to bring the credit card account into a different delinquency category or to bring the credit card account current.  The servicing and charge-off policies and collection practices of Wachovia Bank may change from time to time in accordance with Wachovia Bank’s business judgment and applicable law.  Once an account is charged-off, recovery efforts are continued through an internal collections group, outside collection agencies, outside attorneys or specialized agencies such as those specializing in estate recovery for deceased cardholders.  If Wachovia Bank receives notice that a cardholder is the subject of a bankruptcy proceeding, Wachovia Bank generally charges off that cardholder’s account within 60 days after receipt of such notice.  Deceased cardholders are generally charged-off within 60 days of receipt of the death certificate.  Any charged-off accounts in the Trust Portfolio will be automatically removed from the Trust Portfolio.

Wachovia Bank has a policy of restoring or “reaging” a delinquent consumer’s revolving credit card account to current status generally when the cardholder has made three consecutive minimum monthly payments and thus demonstrates a renewed willingness and ability to repay the account according to its terms and the account is at least nine months old.  A credit card account generally may be reaged no more frequently than once in twelve months and no more than twice in five years.

Charging privileges are restricted generally from one to 45 days after delinquency based upon the credit risk profile of the account.  In most cases, an account is closed no later than 90 days after contractual delinquency.

Wachovia Bank also offers restructured loan and settlement programs to certain delinquent cardholders who have experienced temporary financial setbacks.  In addition, third-party consumer credit counseling services, with which Wachovia Bank has no affiliation, provide external debt management programs, which those cardholders may elect to use.

Delinquency and Loss Experience

The following tables describe the delinquency and loss experience for each of the periods shown for the Trust Portfolio and include all receivables included in the Trust Portfolio as of the date specified in the tables.  There can be no assurance that the delinquency and loss experience for the Trust Portfolio will be similar to the historical experience set forth below because, among other things, economic and financial conditions affecting the ability of cardholders to make payments may be different from those that have prevailed during the periods reflected below.  Additionally, loss and delinquency percentages for the Trust Portfolio may be reduced as a result of the addition of newly originated receivables which generally have lower delinquency and loss levels in early periods than they do in later periods as the related accounts become more seasoned.  The addition of these receivables to the Trust Portfolio increases the outstanding receivables balance for the Trust Portfolio which is the denominator used to calculate the percentages set forth below.    For more information on historic delinquencies and losses for the Trust Portfolio, see the information referenced in “—Static Pool Information” in this prospectus supplement.

Delinquency Experience
Trust Portfolio
(dollars in thousands)

As of [ ],
200[ ]
	Number of Accounts	Dollar Amount(1)	Percentage of Total Receivables
Pool Balance
Number of Days Delinquent:
30-59 days
60-89 days
90-119 days
120-149 days
150-179 days
180 or more days
Total

As of [ ],
	200[ ]			200[ ]
	Number of Accounts	Dollar Amount(1)	Percentage of Total Receivables	Number of Accounts	Dollar Amount(1)	Percentage of Total Receivables
Pool Balance
Number of Days Delinquent:
30-59 days
60-89 days
90-119 days
120-149 days
150-179 days
180 or more days
Total

As of [ ],
	200[ ]			200[ ]
	Number of Accounts	Dollar Amount(1)	Percentage of Total Receivables	Number of Accounts	Dollar Amount(1)	Percentage of Total Receivables
Pool Balance
Number of Days Delinquent:
30-59 days
60-89 days
90-119 days
120-149 days
150-179 days
180 or more days
Total

___________________

(1)

The dollar amount reflected includes all principal, finance charge and fee amounts due from cardholders as of the date specified.

As of [          ], 200[ ], the total credit card receivables in the issuing entity that were delinquent as a percentage of receivables outstanding was less than 20%.   The total credit card receivables in the issuing entity that were delinquent as a percentage of receivables outstanding [increased][decreased] from [      ]% at December 31, 200[  ] to [      ]% at December 31, 200[  ],

[increased][decreased] at December 31, 200[  ] increased to [      ]% at December 31, 200[  ], and [increased][decreased] to [      ]% for the [     ] months ended [         ], 200[  ].

Loss Experience
Trust Portfolio
(dollars in thousands)

Year Ended December 31,
	[ ] Months Ended [ ], 200[ ]	200[ ]	200[ ]	200[ ]	200[ ]
Average Principal Receivables Outstanding
Gross Losses(1)
Recoveries(2)
Net Losses(3)
Net Losses as a percentage of Average Principal Receivables Outstanding

______________

(1)

Gross Losses are charge-offs of principal receivables. Gross Losses do not include the amount of any reductions in principal receivables due to fraud, returned goods or customer disputes, the amount of which instead results in the reduction of the Transferor Amount. The number of accounts experiencing a loss for the [  ] months ended [       ], 200[  ] was [        ].

(2)

Recoveries are amounts received on previously charged-off receivables. Recoveries as a percentage of Gross Losses for the [  ] months ended [       ], 200[  ] were [       ]% and for each of the years ended December 31, 200[  ], 200[  ], 200[  ] and 200[  ] were [       ]%, [       ]%, [       ]% and [       ]%, respectively.

(3)

Net Losses are Gross Losses minus Recoveries. Net Losses do not include any reductions in principal receivables due to fraud, returned goods or customer disputes, the amount of which instead results in the reduction of the Transferor Amount. Net Losses as a percentage of Gross Losses for the [       ] months ended [         ], 200[  ] were [       ]% and for each of the years ended December 31, 200[  ], 200[  ], 200[  ] and 200[  ] were [       ]%, [       ]%, [       ]%  and [       ]%, respectively.

[(4)

Annualized.]

The Net Loss percentage for the issuing entity [increased][decreased] from [     ]% for 200[  ] to [     ]% for 200[  ], [increased][decreased] to [     ]% for 200[  ], [increased][decreased] to [     ]% for 200[  ] and [increased][decreased] to [     ]% for the [     ] months ended [         ], 200[  ].

The delinquency and net loss percentages for the Trust Portfolio at any time reflect, among other factors, the quality of the related credit card loans in the Trust Portfolio, the average seasoning of the related consumer revolving credit card accounts in the Trust Portfolio, the success of Wachovia Bank’s collection efforts and general economic conditions.

The Trust Portfolio is relatively unseasoned.  Accordingly, the delinquency and loss percentages are likely to rise over time because a large percentage of the receivables are too new to be charged-off or be delinquent. Future charge-offs in the Trust Portfolio and overall credit quality for the Trust Portfolio are subject to uncertainties which may cause actual results to differ from current and historical performance. These uncertainties could include the direction and level of credit card loan delinquencies, changes in consumer behavior, bankruptcy trends and changes in the bankruptcy law, portfolio seasoning, interest rate movements, and portfolio mix, among others. Significant deterioration in the general economy could materially change the performance of the Trust Portfolio.

Recoveries

The servicer is required, pursuant to the terms of the transfer and servicing agreement, to transfer to the issuing entity all recoveries on charged-off accounts received each month. The amounts described in the preceding sentence are called “Recoveries.”

Collections of Recoveries will be generally treated as Principal Collections, except that to the extent the amount of Recoveries received by the issuing entity with respect to any month exceeds the aggregate amount of principal receivables (other than ineligible credit card receivables) in Defaulted Accounts that became Defaulted Accounts in that month, the amount of that excess will be treated as Finance Charge Collections.

Dilution

The servicer will adjust the amount of any principal receivable as a result of transactions in respect of any principal receivable which was discovered as having been created through a fraudulent or counterfeit charge or because of transactions occurring in respect of a rebate or refund to a cardholder, or because that principal receivable was created in respect of merchandise which was refused or returned by a cardholder. This is called a “credit adjustment” or “dilution.” To the extent that the servicer adjusts the amount of any principal receivable as a result of dilution, the Transferor Amount will be reduced by the amount of the adjustment.

Interchange

Creditors participating in the VISA association receive certain fees, known as “Interchange,” as partial compensation for taking credit risk, absorbing fraud losses and funding credit card receivables for a limited period before initial billing.  Interchange is a transfer pricing mechanism between the issuing bank and the acquiring bank.  The rates are established by VISA and vary depending upon the issuer product type (Signature Preferred, Signature, Traditional Rewards and Traditional), the type of merchant and the size of the transaction.  Interchange is collected by VISA and transferred to the issuing bank.  VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards.

In connection with the amount of Interchange generated by principal receivables arising in credit card accounts in the issuing entity, Wachovia Card will, with respect to each month, pay to the servicer, for inclusion as collections of finance charge receivables, an amount determined by Wachovia Card, in its sole discretion, to be reasonably representative of the amount of interchange generated by the receivables arising in the accounts.  This amount—referred to herein as the “Interchange Amount”—will be in addition to the amount of collections of principal receivables and the amount of collections of finance charge receivables otherwise allocated to the issuing entity.

Revenue Experience

The revenue experience for the issuing entity for the [     ] months ended [          ], 200[  ] and for each of the years ended December 31, 200[  ], 200[  ], 200[  ] and 200[  ] is described in the following table.

The revenue experience for the issuing entity in the following table is calculated on a cash basis. Finance charges, fees and interchange are comprised of monthly periodic finance charges, annual membership fees and other credit card fees and interchange amounts.

Revenue Experience
Trust Portfolio
(dollars in thousands)

Year Ended December 31,
	[ ] Months Ended [ ], 200[ ]	200[ ]	200[ ]	200[ ]	200[ ]
Finance Charges, Fees and Interchange
Yield from Finance Charges, Fees and Interchange(1)

_________________

(1)

Yield from Finance Charges, Fees and Interchange is the result of dividing finance charges, fees and interchange amounts by the Pool Balance for the periods indicated.

The revenue experience will be affected by numerous factors, including the monthly periodic finance charges on the credit card receivables, other fees and interchange amounts, changes in the delinquency and loss rates on the credit card receivables, the percentage of revolving credit card accounts bearing finance charges at promotional rates, changes in the level of delinquencies on the credit card receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges, which may in turn be caused by a variety of factors, including seasonal variations, the availability of other sources of credit and general economic conditions.  Accordingly, revenue experience will be affected by future changes in the types of charges and fees assessed by Wachovia Card on the consumer revolving credit card accounts and on the types of additional revolving credit card accounts added to the issuing entity from time to time.  See “Risk Factors” in the accompanying prospectus.

The revenue experience from periodic finance charges and fees—other than annual fees—depends in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay account balances over several months—as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases—and upon other credit card related services for which the cardholder pays a fee.

Principal Payment Rates

The following table sets forth the highest and lowest cardholder monthly principal payment rates for the Trust Portfolio during any month in the periods shown and the average of the cardholder monthly principal payment rates for all months in the periods shown.  The cardholder monthly principal payment rate for each month and the Trust Portfolio is calculated as a percentage of the Pool Balance as of the first day of that month, subject to adjustment for additions and removals of assets that occur in that month.  Payment rates shown in the table are based on amounts which are deemed payments of principal receivables with respect to the revolving credit card accounts.

Cardholder Monthly Principal Payment Rates
Trust Portfolio

Year Ended December 31,
Pool Balance Principal Payment Rate	[ ] Months Ended [ ], 200[ ]	200[ ]	200[ ]	200[ ]	200[ ]
Lowest Month
Highest Month
Monthly Average

The amount of collections of credit card receivables may vary from month to month due to seasonal variations, general economic conditions, payment habits of individual cardholders and number of collection days.  Wachovia Card cannot assure you that the cardholder monthly principal payment rates in the future will be similar to the historical experience above.

Composition of Trust Portfolio

As of [              ], 200[  ]:

•

the Trust Portfolio included $[                         ] in total receivables;

•

the accounts in the issuing entity had an average total receivables balance of $[      ], including accounts with a zero balance and an average credit limit of $[              ];

•

the percentage of the aggregate total receivables balance in the Trust Portfolio to the aggregate total credit limit was [     ]%;

•

the average age of the accounts, the receivables of which are in the Trust Portfolio, was approximately [     ] months;

•

for the [            ] 200[  ] monthly period, [     ]% of the accounts in the issuing entity received the minimum payment due and [     ]% of the accounts in the issuing entity received a full balance payment; and

•

of the accounts in the issuing entity, approximately [     ]% related to cardholders with billing addresses in [            ], [     ]% in [            ], [     ]% in [            ], [     ]% in [            ] and [     ]% in [            ]; no other single state accounts for more than 5% of the accounts in the issuing entity.  Since the largest number of accountholders (based on billing addresses) whose accounts were included in the issuing entity were in [            ], [            ], [            ], [            ] and [            ], adverse economic conditions affecting accountholders residing in these areas could affect timely payment by the related accountholders of amounts due on the accounts and, accordingly, the actual rates of delinquencies and losses with respect to the issuing entity.

The following tables summarize the Trust Portfolio by various criteria as of [            ], 200[  ].  Receivables in the following tables include principal, finance charge and fee receivables held directly by the issuing entity.  Because the composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the receivables in the issuing entity at any future time.

Composition by Account Balance
Trust Portfolio

Account Balance Range	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
Credit Balance
No Balance
$0.01 to $5,000.00
$5,000.01 to $10,000.00
$10,000.01 to $15,000.00
$15,000.01 to $20,000.00
$20,000.01 to $25,000.00
$25,000.01 to $50,000.00
$50,000.00 or More
Total

Composition by Credit Limit
Trust Portfolio

Credit Limit Range	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
$0.01 to $5,000.00
$5,000.01 to $10,000.00
$10,000.01 to $15,000.00
$15,000.01 to $20,000.00
$20,000.01 to $25,000.00
$25,000.01 to $50,000.00
$50,000.00 or More
Total

Composition by Period of Delinquency
Trust Portfolio

Payment Status (Days Contractually Delinquent)	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
Not Delinquent
Current to 29 Days
30 to 59 Days
60 to 89 Days
90 to 119 Days
120 to 149 Days
150 to 179 Days
180 or More Days
Total

Composition by Account Age
Trust Portfolio

Age Range	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
Less than or equal to 6 Months
Over 6 Months to 12 Months
Over 12 Months to 24 Months
Over 24 Months to 36 Months
Over 36 Months to 48 Months
Over 48 Months to 60 Months
Over 60 Months to 120 Months
Over 120 Months
Total

Geographic Concentration

States	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
[___]
[___]
[___]
[___]
[___]
[___]
[___]
Other
Total

The following table summarizes the Trust Portfolio by FICO score.  A FICO score is a measurement determined and published by Fair, Isaac & Company using information collected by the major credit bureaus to assess an individual’s credit risk.  A FICO score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  FICO scores are based on independent third party information ..  Wachovia Card does not calculate FICO scores and does not have access to the information used by the credit bureaus to calculate the FICO scores they provided to Wachovia Card.  FICO scores may vary by credit bureau depending on credit history available at each bureau.  FICO scores provided by each credit bureau may also vary depending on which version of FICO is used.  FICO scores range from approximately 350 to approximately 850.  A FICO score purports to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  FICO scores were not developed specifically for use in connection with credit card accounts, but for consumer loans in general.  Therefore, FICO scores do not take into consideration the effect of credit card account characteristics on the probability of repayment by the borrower.  Although FICO scores are generally accepted as having a good ability to rank-order the risk of a wide variety of types of consumer loans, they should not be used to draw inferences about the performance of any individual credit card account or set of accounts.  Wachovia Card has not made, nor will it make, any representation as to the actual performance of the receivables arising in any credit card account or that a particular credit score should be relied upon as a basis for an expectation that the cardholder will repay the receivables arising in any credit card account in accordance with the terms of that account.

The FICO scores set forth below are bankcard specific scores.  Because the composition of the Trust Portfolios is expected to change over time, there can be no assurance that the FICO score distribution for the Trust Portfolio in future periods will be similar to the information set forth below.  In addition, FICO scores may change over time, depending on the conduct of the cardholder and changes in credit score technology.

Trust Portfolio
FICO® Scores

As of [ ], 200[ ]
FICO Score Range	Amount of Receivables	Percentage of Total Amount of Receivables
No FICO Score
Less Than 600
600 to 659
660 to 719
720 and Above
Total

Static Pool Information

Static pool information regarding the issuing entity can be found at http://[               ].   Static Pool information will consist of net losses, delinquencies, yield, payment rate, percentage of accounts making minimum payments and percentage of accounts making full payments for the issuing entity.  A copy of the information contained on the Web site as of the date of this prospectus supplement may be obtained by any person free of charge upon request to: Wachovia Card Services, National Association, [                                      ]; ([     ]) [                  ].

[All static pool information regarding the performance of the issuing entity on such Web site for periods prior to [_________], 200[_] will not form a part of this prospectus supplement, the accompanying prospectus or the registration statement relating to the offered notes.]

[Derivative Agreement]

[General]

[Type of Derivative Agreement]

[Disclosure of the material terms of the instrument]

[Disclosure of any limits on the timing or amount of payments or any conditions to payments under the derivative agreement]

[Provisions regarding substitution of the instrument]

The agreement relating to [type of derivative instrument] has been filed as an exhibit to the registration statement.

[Derivative Agreement Provider]

[Name of the counterparty]

[Organizational form of the company]

[General character of the counterparty’s business]

[Disclosure as to whether the resulting significance percentage is less than 10%, at least 10% but less than 20%, or 20% or more]

[If the significance percentage is at least 10%, but less than 20%, selected financial data required by Item 301 of Regulation S-K will be provided]

[If the significance percentage is 20% or more, audited financial statements meeting the requirements of Regulation S-X will be provided]

[Supplemental Credit Enhancement]

[General]

[Type of Supplemental Credit Enhancement Agreement]

[Material terms of the agreement to provide such enhancement or support]

[Any limits on the timing or amount of the enhancement]

[Any conditions that must be met before the enhancement can be accessed]

[Provisions regarding substitution of enhancement]

The agreement relating to the material enhancement or support has been filed as an exhibit to the registration statement

[Enhancement Provider]

[Name of enhancement provider]

[Description of enhancement provider]

[Organizational from of enhancement provider]

[General character of the business of enhancement provider]

[Disclosure as to whether the enhancement provider is liable or contingently liable to provide payments representing 20% or more of the cash flow supporting the Class [    ](200[  ]- [  ]) notes]

If liable or contingently liable to provide payments representing 20% or more of the cash flow supporting the Class [   ](200[  ]-[    ]) notes, audited financial statements meeting the requirements of Regulation S-X will be provided]

Underwriting

Subject to the terms and conditions of the underwriting agreement for the offered notes, the issuing entity has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the offered notes opposite its name:

Underwriters	Principal Amount
[ ]	$[ ]
[ ]	[ ]
[ ]	[ ]
Total	$[ ]

The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $[                         ] aggregate principal amount of the offered notes if any of the offered notes are not purchased.

The underwriters have advised the issuing entity that the several underwriters propose initially to offer the offered notes to the public at the public offering price on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of [       ]% of the principal amount of the offered notes.  The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of [       ]% of the principal amount.

After the public offering, the public offering price and other selling terms may be changed by the underwriters.

Each underwriter of the offered notes has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell any notes to persons in the United Kingdom except to qualified investors under section 86 of the Financial Services and Markets Act 2000 (the “FSMA”) or except in circumstances which would not result in an offer to the public in the United Kingdom within the meaning of FSMA;

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom; and

•

it has only communicated or caused to be communicated and it will only communicate or cause to be communicated in the United Kingdom any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes if it is not authorized to do so under the FSMA, in circumstances in which section 21(1) of the FSMA does not apply to the recipient.

In connection with the sale of the offered notes, the underwriters may engage in:

•

over-allotments, in which members of the syndicate selling the offered notes sell more notes than the issuing entity actually sold to the syndicate, creating a syndicate short position;

•

stabilizing transactions, in which purchases and sales of the offered notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•

syndicate covering transactions, in which members of the selling syndicate purchase the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•

penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the offered notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered notes to be higher than it would otherwise be.  These transactions, if commenced, may be discontinued at any time.

The depositor will indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities.

The issuing entity will receive proceeds of approximately $[                    ] from the sale of the offered notes.  This amount represents [                    ]% of the principal amount of those notes.  The issuing entity will receive this amount net of the underwriting discount of $[             ].  The underwriting discount represents [           ]% of the principal amount of those notes.  Additional issuance expenses are estimated to be $[                    ].  The issuing entity will pay these proceeds to the transferor which will use the proceeds as described in “Use of Proceeds.”

[One of the underwriters, [           ], is an affiliate of the depositor, the servicer, the issuing entity, the sponsor and the originator.]

 Affiliations and Certain Relationships and Related Transactions

The sponsor, the servicer, the originator, the depositor and the issuing entity are affiliated entities and the ultimate parent of each is Wachovia Corporation.  There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the sponsor, the servicer, the originator, the depositor or the issuing entity that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.  There is no such material business relationship, arrangement or other understanding between any of the sponsor, the servicer, the originator, the depositor or the issuing entity, on the one hand, and the indenture trustee or the owner trustee, on the other hand.

[[                    ] Listing And General Information]

[Application [will be][has been] made to list the offered notes on the [            ] Stock Exchange. We cannot guarantee that the application for the listing will be accepted. You should consult with [            ] listing agent for the offered notes, [address], phone number ([     ]) [            ], to determine whether or not the offered notes are listed on the [            ] Stock Exchange.

The issuing entity will appoint a paying agent in [            ] for so long as the offered notes are outstanding. The name and address of the paying agent in [            ] are set forth at the end of this prospectus supplement. If definitive offered notes are issued, the [            ] paying agent also will act as co-transfer agent and co-registrar with respect to the definitive offered notes, and transfers of the definitive offered notes may be made through the facilities of such co-transfer agent. In addition, upon maturity or final payment, definitive offered notes may be presented for payment at the offices of such paying agent in [            ] up to two years after maturity or final payment.

The indenture trustee will make available free of charge for review at the main office of the listing agent for the issuing entity in [            ], [            ], the information set forth in the statement, reports or other documents described in “The Notes—Reports” and “Where You Can Find More Information” in the accompanying prospectus.

In connection with the listing application, copies of the Articles of Association and By-laws of Wachovia Bank will be made available free of charge at the offices of [            ], the [            ] listing agent for the offered notes. Once the offered notes have been listed, trading of the offered notes may be effected on the [            ] Stock Exchange. The offered notes have been accepted for clearance through the facilities of DTC, Clearstream Banking and Euroclear. The ISIN number for the offered notes is [            ]. The Common Code number  for the offered notes is [            ].

The transactions described in this prospectus supplement were authorized by resolutions adopted by Wachovia Card’s Board of Directors on [            ], 200[  ] and will be approved by resolutions adopted by Wachovia Card’s Board of Directors as of the date of issuance of the offered notes.

The issuing entity has no assets other than those described in this prospectus supplement and the accompanying prospectus. Except as disclosed in this prospectus supplement and the accompanying prospectus, since [                    ], 200[  ], there has been no material adverse change in the condition of the issuing entity, Wachovia Bank or Wachovia Card that is material to the issuance of the offered notes.

Copies of the trust agreement, the indenture, the documents described under “Where You Can Find More Information” in the accompanying prospectus and the reports on the notes referred to in “The Notes—Reports” in the accompanying prospectus will be available at the office of the listing agent in [            ]. Financial information regarding Wachovia Bank and Wachovia Card is included in the consolidated audited financial statements of Wachovia

Corporation in Wachovia Corporation’s Annual Report for the fiscal year ended December 31, 200[  ], which documents are also available without charge at the office of the listing agent in [            ]. The issuing entity does not prepare financial statements.

The indenture trustee will publish or cause to be published in a daily newspaper in [            ] (expected to be the [            ]) or on the website of the [             ] Stock Exchange ([             ]), as long as the rules of the [            ] Stock Exchange so require, all notices other than notices with respect to changes in interest rates. In the event that definitive notes are issued, notices to holders of the offered notes will be published in a daily newspaper in [            ] (expected to be the [            ]) or on the website of the [             ] Stock Exchange ([             ]) and given by mail to the addresses of such holders as they appear in the note register.

Wachovia Bank has taken all reasonable care to ensure that the information contained in this prospectus supplement and the accompanying prospectus in relation to the issuing entity and the offered notes is true and correct in all material respects and that in relation to the issuing entity and the offered notes there are no facts the omission of which would make misleading any statement in this prospectus supplement or in the accompanying prospectus, whether fact or opinion. Wachovia Bank accepts responsibility accordingly. In addition, no person is authorized to give any information or to make any representation not contained in this prospectus supplement or in the accompanying prospectus and, if given or made, such information or representation must not be relied upon.]

Annex I

Other Outstanding Series, Classes and Tranches

The information provided in this Annex I is an integral part of the prospectus supplement.

WachoviaSeries
Class A	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date

WachoviaSeries
Class B	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date

WachoviaSeries
Class C	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date

A-1-1

Base

Prospectus dated September 10, 2008

Wachovia Card Master Trust
Issuing Entity

Wachovia Card Receivables LLC
Depositor and Transferor

Wachovia Bank, National Association
Sponsor, Servicer and Administrator

Wachovia Card Services, National Association
Originator

The issuing entity—

•

may periodically issue notes in one or more series, classes or tranches;

•

will own credit card receivables that arise in consumer revolving credit card accounts owned by Wachovia Card Services, National Association or by one of its affiliates; and

•

may own other property described in this prospectus and in the accompanying prospectus supplement.

The notes—

•

will be secured by the issuing entity’s assets and will be paid solely from proceeds of the issuing entity’s assets;

•

to be offered with this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating agency; and

•

will be issued as part of a designated tranche within a class of the WachoviaSeries.

You should consider the discussion under “Risk Factors” beginning on page 7 of this prospectus before you purchase any notes.

The notes are obligations of the issuing entity only and are not interests in or obligations of Wachovia Bank, National Association, Wachovia Card Receivables LLC, Wachovia Card Services, National Association, any of their affiliates or any other person.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus or the accompanying prospectus supplement is truthful, accurate or complete.  Any representation to the contrary is a criminal offense.

Table of Contents

Prospectus Summary

1

The Issuing Entity

1

The Depositor and Transferor

1

The Sponsor, Servicer and Administrator

1

The Originator

1

The Indenture Trustee

1

The Owner Trustee

1

Assets of the Issuing Entity

2

Securities Offered

2

Series, Classes and Tranches of Notes

2

Transferor Amount

3

Required Transferor Amount

3

Minimum Pool Balance

3

Risk Factors

4

Servicing Fee

3

Flow of Funds

4

Subordination

6

Limit on Repayment of All Notes

7

Redemption and Early Amortization of Notes

7

Events of Default

8

Events of Default Remedies

8

Limited Recourse to the Issuing Entity; Security for the Notes

9

Denominations

9

Record Date

9

Risk Factors

10

Glossary

21

The Issuing Entity

18

General

21

The Trust Agreement

22

Issuing Entity Covenants

23

Bankruptcy Considerations

23

The Owner Trustee

23

The Administrator

24

The Sponsor and the Servicer

24

General Securitization History

25

Servicing Experience

25

The Originator

26

General

26

Business Strategy

27

Products and Services

27

Originations on FIA Platform

27

The Depositor, the Transferor and the Receivables Purchase Agreement

28

The Depositor and the Transferor

28

Receivables Purchase Agreement

28

The Indenture Trustee

31

i

General

31

The Indenture Trustee

31

Servicing of the Receivables

33

General

33

Servicing Compensation and Payment of Expenses

34

Certain Matters Regarding the Servicer

34

Resignation and Removal of the Servicer; Servicer Default

35

Outsourcing of Servicing

36

Evidence as to Compliance

37

Fees and Expenses

37

The Notes

38

General

38

Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount

39

Interest

41

Principal

42

Subordination of Interest and Principal

43

Required Subordinated Amount

43

Revolving Period

45

Redemption and Early Amortization of Notes; Early Amortization Events

45

Events of Default

47

Events of Default Remedies

48

Final Payment of the Notes

49

Issuances of New Series, Classes and Tranches of Notes

50

Payments on Notes; Paying Agent

51

Record Date

52

Addresses for Notices

52

List of Noteholders

52

Voting

52

Issuing Entity’s Annual Compliance Statement

52

Indenture Trustee’s Annual Report

52

Reports

53

Governing Law

53

Form, Exchange and Registration and Transfer of Notes

53

Book-Entry Notes

54

The Depository Trust Company

55

Clearstream Banking

56

Euroclear System

56

Distributions on Book-Entry Notes

56

Global Clearance and Settlement Procedures

57

Definitive Notes

57

Replacement of Notes

58

Amendments to the Indenture and Indenture Supplements

58

Tax Opinions for Amendments

60

Limited Recourse to the Issuing Entity; Security for the Notes

60

Sources of Funds to Pay the Notes

61

General

61

Allocation of Funds in the Issuing Entity

61

Transferor Amount

62

Minimum Pool Balance

63

Allocations of Amounts to the Excess Funding Account and Allocations of Amounts on Deposit in the

Excess Funding Account

64

Addition of Assets

64

Removal of Assets

65

Issuing Entity Bank Accounts

66

Derivative Agreements

66

Supplemental Credit Enhancement Agreements

67

Transferor Representations and Warranties

67

Sale of Assets

69

Deposit and Application of Funds for WachoviaSeries Notes

70

Available Finance Charge Collections

71

Application of Available Finance Charge Collections

71

Targeted Deposits of Available Finance Charge Collections to the Interest Funding Account

72

Allocation to Interest Funding Subaccounts

73

Payments Received Under Derivative Agreements for Interest in Foreign Currencies

73

Allocations of Reductions from Charge-Offs

73

Allocations of Reimbursements of Nominal Liquidation Amount Deficits

74

Application of Available Principal Collections

75

Reductions to the Nominal Liquidation Amount of Subordinated WachoviaSeries Notes from

Reallocations of Available Principal Collections

77

Limit on Allocations of Available Principal Collections and Available Finance Charge Collections to

Tranches of Notes

78

Targeted Deposits of Available Principal Collections to the Principal Funding Account

78

Allocation to Principal Funding Subaccounts

80

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayment of

all Tranches

81

Payments Received under Derivative Agreements for Principal

81

Payments Received from Supplemental Credit Enhancement Providers for Principal

82

Deposits of Withdrawals from the Class C Reserve Account to the Principal Funding Account

82

Withdrawals from Interest Funding Subaccounts

82

Withdrawals from Principal Funding Account

83

Targeted Deposits to the Class C Reserve Account

84

Withdrawals from the Class C Reserve Account

84

Pro Rata Payments Within a Tranche of Notes

84

Shared Excess Available Finance Charge Collections

84

Shared Excess Available Principal Collections

85

Segregated Finance Charge Collections

85

Material Legal Aspects of the Credit Card Receivables

85

Transfer of Credit Card Receivables

85

Certain Matters Relating to Conservatorship or Receivership

88

Certain Regulatory Matters

88

Consumer Protection Laws

89

Litigation Affecting the Credit Card Industry

90

Federal Income Tax Consequences

91

Federal Income Tax Opinions

92

Consequences to U.S. Note Owners

92

Possible Alternative Characterizations

93

Consequences to Non-U.S. Note Owners

93

Information Reporting and Backup Withholding

94

ERISA Considerations

95

General

95

Purchases of the Offered Notes

96

Tax Consequences to Plans

97

Plan of Distribution

97

Legal Matters

98

Where You Can Find More Information

98

Incorporation of Certain Documents by Reference

99

Forward-Looking Statements

99

Glossary of Defined Terms

97

Important Notice about Information Presented in this
Prospectus and the Accompanying Prospectus Supplement

We provide information to you about the notes in two separate documents that progressively provide more detail: (1) this prospectus, which provides specific information about the WachoviaSeries notes and general information about all of the notes that may be issued by the issuing entity, some of which may not apply to a particular tranche of notes, and (2) the accompanying prospectus supplement, which will describe the specific terms of the offered tranche of notes, including:

•

the timing of interest and principal payments;

•

financial and other information about the issuing entity’s assets;

•

information about enhancement for your tranche of  notes;

•

the ratings for your tranche of notes; and

•

the method for selling your tranche of notes.

This prospectus may be used to offer and sell any tranche of WachoviaSeries notes only if accompanied by the prospectus supplement for that tranche.

 With respect to a particular tranche of WachoviaSeries notes , whenever the information in the accompanying prospectus supplement is more specific than the information in this prospectus , you should rely on the information in the accompanying prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering the notes in any state where the offer is not permitted.  We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions.  The Table of Contents in this prospectus and in the accompanying prospectus supplement provide the pages on which these captions are located.

______________________

v

Prospectus Summary

This summary does not contain all the information you may need to make an informed investment decision.  You should read this entire prospectus and any supplement to this prospectus before you purchase any notes.  The accompanying supplement to this prospectus may supplement disclosure in this prospectus.

The Issuing Entity

Wachovia Card Master Trust, a Delaware statutory trust, is the issuing entity for the notes and is also referred to in this prospectus as the “issuing entity.”  The address of the issuing entity is in care of Wilmington Trust Company, as owner trustee, 1100 North Market Street, Wilmington, Delaware 19890.  Its telephone number is (302) 651-1000.  See “The Issuing Entity.”

The Depositor and Transferor

Wachovia Card Receivables LLC, a Delaware limited liability company formed on December 19, 2007, is the depositor and the transferor of the credit card receivables to the issuing entity.  The depositor was organized for the purposes of engaging in the type of transactions described herein and any activities incidental to and necessary or convenient for the accomplishment of such purposes.  The depositor’s principal place of business is 301 South College Street, Suite L, Charlotte, North Carolina 28288.  Its telephone number is (704) 383-9668.  The depositor is a wholly-owned subsidiary of Wachovia Card Services, National Association.  It is referred to in this prospectus as the depositor or the transferor.  See “The Depositor, the Transferor and the Receivables Purchase Agreement.”

The Sponsor, Servicer and Administrator

Wachovia Bank, National Association is the sponsor of the issuing entity and is referred to in this prospectus as “Wachovia Bank.”  Wachovia Bank will also be the servicer of all credit card receivables transferred to the issuing entity and will provide all administrative services on behalf of the issuing entity.

The Originator

Wachovia Card Services, National Association is the originator of the credit card receivables to be sold to the depositor and transferred to the issuing entity and is referred to in this prospectus as “Wachovia Card.”

The Indenture Trustee

U.S. Bank National Association is the indenture trustee under the indenture.

Under the terms of the indenture, the role of the indenture trustee is limited.  See “The Indenture Trustee.”

The Owner Trustee

Wilmington Trust Company, a Delaware banking corporation, is the owner trustee of the issuing entity.  Under the terms of the trust agreement, the role of the owner trustee is limited.  See “The Issuing Entity—Owner Trustee.”

Assets of the Issuing Entity

The assets of the issuing entity may include:

•

credit card receivables that arise in consumer revolving credit card accounts owned by Wachovia Card or by one of its affiliates;

•

issuing entity bank accounts, including any supplemental accounts;

•

with respect to some notes, the benefits of one or more derivative agreements; and

•

with respect to some notes, the benefits of one or more forms of supplemental credit enhancement agreements.

For a description of the current and potential assets of the issuing entity, see “The Issuing Entity—General.”

Consumer revolving credit card accounts owned by Wachovia Card have been designated to have their credit card receivables sold to the depositor under a receivables purchase agreement.  The depositor has in turn designated those accounts and has sold the receivables generated on those accounts to the issuing entity under the transfer and servicing agreement.  The receivables that are sold by Wachovia Card to the depositor and transferred by the depositor to the issuing entity include receivables that exist at the time the account is designated to the issuing entity and new receivables generated after the account has been designated and for so long as it continues to be designated to the issuing entity.  For a description of Wachovia Card’s consumer revolving credit card accounts, see “Wachovia Card’s Credit Card Portfolio” in the accompanying prospectus supplement.

The composition of the issuing entity’s assets will likely change over time due to:

•

the designation of additional consumer revolving credit card accounts to have their credit card receivables included in the issuing entity;

•

the removal of accounts from the issuing entity under certain limited circumstances; and

•

changes in the composition of the credit card receivables in the issuing entity, as applicable.

See “Sources of Funds to Pay the Notes—Addition of Assets” and “—Removal of Assets.”

Securities Offered

The issuing entity is offering notes.  The notes will be issued pursuant to an indenture between the issuing entity and the indenture trustee and an indenture supplement for each series between the issuing entity and the indenture trustee.

Series, Classes and Tranches of Notes

All notes offered by this prospectus and the accompanying prospectus supplement will be part of the WachoviaSeries.  The prospectus supplement for a particular issuance of WachoviaSeries notes will designate the class and tranche those WachoviaSeries notes are a part of.

Each tranche of notes has a stated principal amount, an outstanding dollar principal amount and a nominal liquidation amount.  See “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

Tranches of notes within a class of WachoviaSeries notes may be issued on different dates and have different stated principal amounts, interest rates, interest payment dates, scheduled principal payment dates, legal maturity dates and other varying characteristics as described, if applicable, in the accompanying prospectus supplement.

The scheduled principal payment dates and the legal maturity dates of the tranches of senior and subordinated notes will in most cases be different.  Some tranches of subordinated notes may have scheduled principal payment dates and legal maturity dates earlier than some or all of the tranches of senior notes.  However, tranches of subordinated notes will not be repaid before their legal maturity dates unless, after payment of those tranches of subordinated notes, the remaining tranches of subordinated notes provide the required enhancement for the senior notes.  In addition, tranches of senior notes will not be issued unless after issuance there are enough outstanding subordinated notes to provide the required subordinated amount for those tranches of senior notes.  See “The Notes—Issuances of New Series, Classes and Tranches of Notes.”

Other series of notes may be issued by the issuing entity in the future.  Any additional series of notes will be secured by the assets in the issuing entity.

Transferor Amount

The interest in the issuing entity not securing any series, class or tranche of notes is the “transferor amount.”  The interest representing the transferor amount will be in the form of a transferor certificate or in an uncertificated form initially held by the depositor ..  The depositor may, however, sell or participate all or a portion of its interest in the transferor amount subject to certain conditions as described under “Sources of Funds to Pay the Notes—Transferor Amount” .  The transferor amount does not provide credit enhancement to any notes.

The transferor amount will increase or decrease based on a variety of factors including:

•

increases and decreases in the principal amount of the assets included in the issuing entity without a corresponding increase or decrease in the nominal liquidation amount of any notes;

•

changes in the amount of principal receivables included in the issuing entity;

•

the issuance of a new series, class or tranche of notes by the issuing entity, assuming there is not a corresponding increase in the principal amount of the assets included in the issuing entity; and

•

reductions in the nominal liquidation amount of any series, class or tranche of notes due to payments of principal on those notes or a deposit to the principal funding account with respect to those notes.

Required Transferor Amount

The issuing entity has a minimum transferor amount requirement called the “required transferor amount.”  The required transferor amount for any month will equal the product of the amount of principal receivables in the issuing entity as of the close of business on the last day of that month and the required transferor amount percentage.  The required transferor amount percentage is currently [   ]%.

If, for any month, the transferor amount is less than the required transferor amount, the transferor will be required to transfer additional credit card receivables to the issuing entity.

If the transferor is unable to transfer additional credit card receivables when required to do so, an early amortization event will occur with respect to the notes.

See “Sources of Funds to Pay the Notes—Transferor Amount” and “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events.”

Minimum Pool Balance

In addition to the required transferor amount requirement, the issuing entity has a minimum pool balance requirement.  The minimum pool balance for any month will equal the sum of (1) for all notes in their revolving period, the sum of the nominal liquidation amounts of those notes as of the close of business on the last day of that month and (2) for all notes in their amortization period, the sum of the nominal liquidation amounts of those notes as of the close of business as of the last day of the most recent revolving period for each of those notes, excluding any notes that will be paid in full or that will have a nominal liquidation amount of zero on their applicable payment date in the following month.

If, for any month, the pool balance is less than the minimum pool balance, the transferor will be required to transfer additional credit card receivables to the issuing entity as described in “Sources of Funds to Pay the Notes—Addition of Assets.”

If the transferor is unable to transfer additional credit card receivables when required to do so, an early amortization event will occur with respect to the notes.  See “Sources of Funds to Pay the Notes—Minimum Pool Balance” and “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events.”

Risk Factors

Investment in the notes involves risks.  You should consider carefully the risk factors beginning on page 7 in this prospectus and any risk factors disclosed in the accompanying prospectus supplement.

Servicing Fee

As compensation for its servicing activities and as reimbursement for any expenses incurred by it as servicer for the issuing entity, Wachovia Bank is entitled to receive a servicing fee for each month equal to one-twelfth of the product of 2% and the average principal balance of the receivables in the issuing entity.  The servicer will be responsible for payment of the fees and expenses of the owner trustee and the indenture trustee.

The portion of the servicing fee allocated to the noteholders will be paid from available finance charge collections after they have been applied to make deposits for payments of interest on the notes and certain payments on derivative agreements, if any, as described in “Deposit and Application of Funds for WachoviaSeries Notes—Application of Available Finance Charge Collections.”

See “Servicing of Receivables—Servicing Compensation and Payment of Expenses.”

Flow of Funds

Finance charge collections and other amounts allocated to the WachoviaSeries will generally be applied each month to make the following payments, deposits or allocations in the following priority:

Principal collections and other amounts allocated to the WachoviaSeries other than finance charge collections will generally be applied each month to make the following payments, deposits or allocations in the following priority:

Subordination

The payment of principal of and interest on subordinated notes will be subordinated to the payment of principal of and interest on senior notes, respectively.

Principal collections allocated to subordinated notes may be reallocated to pay interest on senior notes or the portion of the servicing fee allocable to senior notes.  These reallocations will reduce the nominal liquidation amount of the subordinated notes.  In addition, the nominal liquidation amount of the subordinated notes will generally be reduced for charge-offs resulting from any uncovered default amount allocated to the notes prior to any reductions in the nominal liquidation amount of the senior notes.  Charge-offs resulting from any uncovered default amount allocated to the notes will initially be allocated to each tranche pro rata based upon each tranche’s nominal liquidation amount.  These charge-offs will then be reallocated from tranches of senior notes to tranches of subordinated notes to the extent credit enhancement in the form of subordination is still available to those tranches of senior notes.

In addition, principal collections allocated to the notes will first be used to fund targeted deposits to the principal funding subaccounts of senior notes before being applied to the principal funding subaccounts of subordinated notes.

A tranche of subordinated notes that reaches its scheduled principal payment date, or that has an early amortization event, event of default and acceleration, or an optional redemption, will not be paid to the extent that that tranche is necessary to provide the required subordination for tranches of senior notes.  If a tranche of subordinated notes cannot be paid because of the subordination provisions of the senior notes, prefunding of the principal funding subaccounts for tranches of senior notes will begin as described in this prospectus.  After that time, that tranche of subordinated notes will be paid only to the extent that:

•

the principal funding subaccounts for the tranches of senior notes are prefunded to an appropriate level such that none of the tranches of subordinated notes that have reached their scheduled principal payment date are necessary to provide the required subordination; or

•

new tranches of subordinated notes are issued or other forms of credit enhancement exist so that the tranches of subordinated notes that have reached their scheduled principal payment date are no longer necessary to provide the required subordination; or

•

enough tranches of senior notes are repaid so that the tranches of subordinated notes that have reached their scheduled principal payment date are no longer necessary to provide the required subordination; or

•

the tranches of subordinated notes reach their legal maturity date.

On the legal maturity date of a tranche of notes, principal collections, if any, allocated to that tranche and proceeds from any sale of credit card receivables will be paid to the noteholders of that tranche, even if that payment would reduce the amount of available subordination below the required subordination for the senior notes.

Limit on Repayment of All Notes

You may not receive full repayment of your notes if:

•

the nominal liquidation amount of your tranche of notes has been reduced by charge-offs due to any uncovered default amount or as a result of reallocations of principal collections to pay interest on senior notes or the portion of the servicing fee allocable to those senior notes, and those amounts have not been reimbursed from finance charge collections allocated to your tranche of notes; or

•

credit card receivables are sold (1) following an event of default and acceleration or (2) on the legal maturity date and the proceeds from the sale of those assets, plus any funds on deposit in the applicable subaccounts allocated to your tranche of notes, and any other amounts available to your notes, are insufficient to provide full repayment of your notes.

Redemption and Early Amortization of Notes

Under certain circumstances Wachovia Bank, as the servicer for the issuing entity, may redeem the notes of any tranche before the applicable scheduled principal payment date.  Either this prospectus or the accompanying prospectus supplement will indicate the terms and circumstances of that redemption.

In addition, the issuing entity is required to repay any note upon the occurrence of an early amortization event with respect to that note, but only to the extent funds are available for repayment after giving effect to all allocations and reallocations and, in the case of tranches of subordinated notes, only to the extent that payment is permitted by the subordination provisions of the senior notes.

For a discussion of early amortization events, see “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events.”

Events of Default

The documents that govern the terms and conditions of the notes include a list of adverse events known as “events of default.”  Some events of default result in an automatic acceleration of the affected series, class or tranche of notes, and others result in the right of the noteholders of the affected series, class or tranche of notes to demand acceleration after an affirmative vote by holders of more than 66 2/3%  of the outstanding dollar principal amount of the notes of the affected series, class or tranche.

For a discussion of events of default see “The Notes—Events of Default.”

An event of default with respect to one series, class or tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes.

It is not an event of default if the issuing entity fails to redeem a series, class or tranche of notes prior to the legal maturity date for those notes because it does not have sufficient funds available or if payment of principal of a class or tranche of subordinated notes is delayed because that class or tranche is necessary to provide required subordination for senior notes.

Events of Default Remedies

After an event of default and acceleration of a tranche of notes, funds on deposit in the applicable issuing entity bank accounts for the affected notes will be applied to pay principal of and interest on those notes.  Then, in each following month, available principal collections and available finance charge collections allocated to those notes will be deposited into the applicable issuing entity bank account and applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full or the legal maturity date of those notes.  However, subordinated notes will receive payment of principal prior to their legal maturity date only if, and to the extent that, funds are available for that payment and, after giving effect to that payment, the required subordination will be maintained for senior notes.

If an event of default of a tranche of notes occurs and that tranche is accelerated, the indenture trustee may, and at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of the affected tranche will, direct the indenture trustee to sell assets.  However, this sale of assets may occur only if:

•

the conditions specified in this prospectus are satisfied and only to the extent that payments are permitted by the subordination provisions of the senior notes; or

•

the legal maturity date of the affected tranche of notes has occurred.

None of the transferor, the sponsor, any affiliate of the transferor or sponsor or any agent of the transferor or sponsor will be permitted to bid in connection with any sale of assets or to participate in any vote with respect to that sale; provided, that the transferor, the sponsor or any affiliate of the transferor or sponsor may be permitted to purchase sale assets for a price equal to the highest bid for such assets.

The holders of the accelerated tranche of notes will be paid their allocable share of the proceeds of a sale of these assets and amounts previously deposited in issuing entity bank accounts for each series, class or tranche of accelerated notes.  Upon the sale of those assets and payment of the proceeds from the sale, the nominal liquidation amount of the accelerated tranche of notes will be reduced to zero.  See “Sources of Funds to Pay the Notes—Sale of Assets.”

Limited Recourse to the Issuing Entity; Security for the Notes

Each tranche of notes is secured by a security interest in the assets of the issuing entity that are allocated to it under the indenture, the WachoviaSeries indenture supplement and the applicable terms document and any derivative agreement or any supplemental credit enhancement agreement.

The sole source of payment for principal of or interest on a tranche of notes is provided by:

•

the portion of collections of principal receivables and finance charge receivables received by the issuing entity under the credit card receivables and available to that tranche of notes after giving effect to any reallocations, payments and deposits;

•

funds in the applicable issuing entity bank accounts for that tranche of notes;

•

payments received under any applicable derivative agreement for that tranche of notes; and

•

payments received under any applicable supplemental credit enhancement agreement.

A noteholder will generally have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on that noteholder’s tranche of notes.

If there is a sale of assets included in the issuing entity (1) following an event of default and acceleration, or (2) on the applicable legal maturity date, as described in “Sources of Funds to Pay the Notes—Sale of Assets,” following that sale the affected noteholders generally will have recourse only to their share of the proceeds of that sale, investment earnings on the proceeds of that sale and any funds previously deposited in any applicable issuing entity bank account for those noteholders.

Denominations

The notes offered by this prospectus will be issued in denominations of $1,000 or in an amount otherwise specified in the accompanying prospectus supplement and multiples of $1,000 in excess of that amount.

Record Date

The record date for payment of the notes will be the last day of the month before the related interest payment date or principal payment date, as applicable.

Risk Factors

The risk factors disclosed in this section of the prospectus describe the principal risk factors of an investment in the notes.

Some liens may be given priority over your notes which could cause your receipt of payments to be delayed or reduced.

Wachovia Card has represented and warranted that its transfer of credit card receivables to the depositor is an absolute sale of those credit card receivables.  The depositor represents and warrants that its transfer of credit card receivables to the issuing entity is either a complete transfer and assignment to the issuing entity of all of its right, title and interest in and to the related credit card receivables, or the grant to the issuing entity of a security interest in the credit card receivables.  While a court could conclude that Wachovia Card or the depositor still owns the credit card receivables, Wachovia Card has taken steps to give the depositor, and the depositor has taken steps to give the indenture trustee, on behalf of the noteholders, a “first priority perfected security interest” in the credit card receivables.

If a court concludes that the transfer of credit card receivables to the issuing entity is only a grant by the depositor of a security interest or the transfer of credit card receivables to the depositor is only a grant by Wachovia Card of a security interest in those credit card receivables, then a tax or government lien, or other lien, imposed under applicable state or federal law without the consent of Wachovia Card on Wachovia Card’s property or the depositor on the depositor’s property, as applicable, arising before new credit card receivables come into existence may be senior to the issuing entity’s interest in those credit card receivables. Also, if Wachovia Card becomes insolvent or the Federal Deposit Insurance Corporation—referred to in this prospectus as the “FDIC”—is appointed conservator or receiver of Wachovia Card, the FDIC’s administrative expenses might be paid from collections on the credit card receivables before the issuing entity received any payments.  In addition, if insolvency proceedings are commenced by or against Wachovia Bank, as servicer of the credit card receivables, or if certain time periods elapse, the issuing entity may not have a first priority perfected security interest in collections commingled and used for the benefit of Wachovia Bank, as servicer.  If these events occur, payments to you could be delayed or reduced.  See “Material Legal Aspects of the Credit Card Receivables—Transfer of Credit Card Receivables.”

If a conservator or receiver is appointed for Wachovia Card or Wachovia Bank, delays or reductions in payment of your notes could occur.

Wachovia Card is chartered as a limited purpose national banking association engaged exclusively in the activities of a national credit card bank and is subject to regulation and supervision by the Office of the Comptroller of the Currency—referred to herein as the “OCC”.  Wachovia Bank is chartered as a national banking association and is also subject to regulation and supervision by the OCC.  If either Wachovia Card or Wachovia Bank becomes insolvent, is in an unsound condition or engages in certain violations of its bylaws or regulations, or if other similar circumstances occur, the Comptroller of the Currency is authorized to appoint the FDIC as conservator or receiver.  If the FDIC is appointed as conservator or receiver for either Wachovia Card or Wachovia Bank, payments of principal of and interest on a class or tranche of notes could be delayed or reduced.

The FDIC, as conservator or receiver for Wachovia Card, is authorized to repudiate any contract of Wachovia Card.  This authority may permit the FDIC to repudiate the transfers of credit card receivables to the depositor (including the grant to the depositor of a security interest in the transferred credit card receivables).  Under an FDIC regulation, however, the FDIC, as conservator or receiver, will not use its repudiation authority to reclaim, recover or recharacterize financial assets, such as the credit card receivables, transferred by a bank if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. Wachovia Card believes that this FDIC regulation applies to the transfer of credit card receivables to the depositor under the receivables purchase agreement and that the conditions of the regulation have been satisfied.

If the FDIC as conservator or receiver nevertheless repudiated Wachovia Card’s transfer of credit card receivables, the FDIC would be required to pay “actual direct compensatory damages” measured as of the date of conservatorship or receivership.  These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation.  The FDIC could delay its decision to repudiate Wachovia Card’s transfer of credit card receivables for a reasonable period following its appointment as conservator or receiver for Wachovia Card.

Even if the FDIC did not repudiate the transfer of credit card receivables, the FDIC, as conservator or receiver, could:

•

require the indenture trustee to go through an administrative claims procedure to establish its right to payments collected on the credit card receivables;

•

request a stay of any judicial action or proceeding with respect to the issuing entity’s claims against Wachovia Card; or

•

repudiate without compensation and refuse to perform Wachovia Card’s ongoing obligations under the receivables purchase agreement, such as the duty to transfer additional credit card receivables to the depositor.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC as conservator or receiver and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

If the FDIC were appointed as conservator or receiver of Wachovia Card or Wachovia Bank, then under the terms of the indenture, an early amortization event would occur for all outstanding series of notes.  If the issuing entity’s assets included credit card receivables at this time, new principal receivables would not be transferred to the issuing entity.  An early amortization event with respect to your notes could result in an acceleration of or reduction in payments on your notes as described in “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events.”  Regardless of any decision made by the FDIC or any ruling made by a court, the fact that Wachovia Card or Wachovia Bank has entered conservatorship or receivership or that a bankruptcy case has been commenced by or against the transferor or the issuing entity could have an adverse effect on the liquidity and value of the notes.

The FDIC as conservator or receiver may have the power:

•

regardless of the terms of the trust agreement, the transfer and servicing agreement, the indenture or the WachoviaSeries indenture supplement (collectively, the “master trust agreements”) or the instructions of those authorized to direct the indenture trustee’s actions, (1) to prevent the beginning of an early amortization period, (2) to prevent the early sale of the credit card receivables or (3) to require new principal receivables to continue being transferred to the issuing entity; or

•

regardless of the terms of the master trust agreements or the instructions of the noteholders, (1) to require the early sale of the credit card receivables or (2) to prohibit the continued transfer of principal receivables to the issuing entity.

The FDIC, as conservator or receiver for Wachovia Bank, is authorized to repudiate any contract of Wachovia Bank.  The FDIC, as conservator or receiver, could:

•

request a stay of any judicial action or proceeding with respect to the issuing entity’s claims against Wachovia Bank; or

•

repudiate without compensation and refuse to perform Wachovia Bank’s ongoing obligations under the transfer and servicing agreement, such as the duty to collect payments or otherwise service the credit card receivables or to provide administrative services to the issuing entity.

In addition, the FDIC, as conservator or receiver, may have the power to (i) prevent the indenture trustee or the noteholders from appointing a new servicer under the master trust agreements, (ii) authorize Wachovia Bank to stop servicing the credit card receivables or (iii) increase the amount or the priority of the servicing fee due to Wachovia Bank or otherwise alter the terms under which Wachovia Bank services the receivables or manages the issuing entity.

In the receivership of a national bank, a court recently held that certain of the rights and powers of the FDIC as receiver extended to a statutory trust formed by that national bank in connection with a securitization of credit card receivables.  If either Wachovia Card or Wachovia Bank were to enter conservatorship or receivership, the FDIC could argue that its rights and powers as receiver extend to the issuing entity.  If the FDIC were to take this position and seek to repudiate or otherwise affect the rights of noteholders under any transaction document, losses to you could result.

Legislation enacted on October 13, 2006 provides that, with certain exceptions, during the 45 day period beginning on the date of the appointment of the FDIC as conservator for a bank or the 90 day period beginning on the date of the appointment of the FDIC as receiver for a bank, no person may, without the consent of the FDIC as conservator or receiver, exercise any right or power to terminate, accelerate, or declare a default under any contract to which the bank is a party, or to obtain possession of or exercise control over any property of the bank or affect the contractual rights of the bank, provided that (among other exceptions) this requirement does not permit the FDIC as conservator or receiver to fail to comply with otherwise enforceable provisions of any such contract. This legislation arguably could be interpreted to prohibit the indenture trustee, noteholders or other persons from taking certain actions to implement contractual provisions, such as the early amortization provisions of the indenture.  Such interpretation, whether or not ultimately sustained, could lead to a delay and reduction in payments on your notes.

Regulatory action could cause delays or reductions in payment of your notes to occur.

Federal banking agencies have broad enforcement powers over Wachovia Bank and Wachovia Card.  If the appropriate banking agency were to find that any agreement or contract, including a securitization agreement, of Wachovia Bank, Wachovia Card, any of their affiliates or the issuing entity, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice, violates any law, rule, regulation, or written condition or agreement applicable to Wachovia Bank, Wachovia Card or any of their affiliates or would adversely affect the safety and soundness of Wachovia Bank, Wachovia Card or any of their affiliates, that banking agency has the power to order Wachovia Bank, Wachovia Card or their affiliates, as applicable, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as such agency determines to be appropriate. If an appropriate banking agency did reach such a conclusion, and ordered Wachovia Bank, Wachovia Card or the related affiliate, as applicable,  to rescind or amend the securitization agreements, payments to you could be delayed or reduced, and Wachovia Bank, Wachovia Card or the related affiliate, as applicable, may not be liable to you for contractual damages for complying with such an order and you may not have any legal recourse against the appropriate banking agency.  See “Material Legal Aspects of the Credit Card Receivables—Certain Regulatory Matters.”

Changes to consumer protection laws may impede collection efforts or alter timing and amount of collections which may result in acceleration of or reduction in payments on your notes.

Credit card receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors of those credit card receivables.

Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card receivables.  Congress and the states could further regulate the credit card and consumer credit industry in ways that make it more difficult for Wachovia Bank, as servicer, to collect payments on the credit card receivables or that reduce the finance charges and other fees that Wachovia Card can charge on consumer revolving credit card account balances, resulting in reduced collections.  For example, if Wachovia Card were required to reduce its finance charges and other fees, resulting in a corresponding decrease in the effective yield of Wachovia Card’s consumer revolving credit card accounts, this could lead to an early amortization event and could result in an acceleration of payment or reduced payments on your notes.  See “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events” and “Material Legal Aspects of the Credit Card Receivables—Consumer Protection Laws.”

Competition in the credit card industry may result in a decline in ability to generate new credit card receivables.  This may result in the payment of principal earlier or later than the scheduled principal payment date.

The credit card industry is highly competitive.  As new credit card companies enter the market and companies try to expand their market share, effective advertising, target marketing and pricing strategies grow in importance.  Wachovia Card’s ability to compete in this environment will affect its ability to generate new credit card receivables and might also affect payment patterns on the credit card receivables.  If the rate at which Wachovia Card generates new credit card receivables declines significantly, Wachovia Card might be unable to transfer additional credit card receivables to the depositor for transfer to the  issuing entity and an early amortization event could occur, resulting in payment of principal sooner than expected.  If the rate at which Wachovia Card generates new credit card receivables decreases significantly at a time when noteholders are scheduled to receive principal, noteholders might receive principal more slowly than planned.

Payment patterns of cardholders may not be consistent over time and variations in these payment patterns may result in reduced payment of principal or receipt of payment of principal earlier or later than expected.

Collections of principal receivables available to pay the notes on any principal payment date or to make deposits into an issuing entity bank account will depend on many factors, including:

•

the rate of repayment of credit card balances by cardholders, which may be slower or faster than expected which may cause payment on the notes to be earlier or later than expected;

•

the extent of credit card usage by cardholders, and the creation of additional credit card receivables; and

•

the rate of default by cardholders.

Changes in payment patterns and credit card usage result from a variety of economic, competitive, social and legal factors.  Economic factors include the rate of inflation, unemployment levels and relative interest rates.  The availability of incentive or other award programs may also affect cardholders’ actions.  Social factors include consumer confidence levels and the public’s attitude about incurring debt and the consequences of personal bankruptcy.  Wachovia Bank cannot predict how these or other factors will affect repayment patterns or card usage and, consequently, the timing and amount of payments on the notes.

Class A notes and Class B notes can lose the benefit of subordination and subordinated notes may not be fully prefunded on their scheduled principal payment date,  under some circumstances resulting in delayed or reduced payments to you.

Subordinated notes may have scheduled principal payment dates and legal maturity dates earlier than some or all of the senior notes.

If subordinated notes reach their scheduled principal payment date at a time when they are needed to provide the required subordination for the senior notes and the issuing entity is unable to issue additional subordinated notes or obtain acceptable alternative forms of credit enhancement, prefunding of the senior notes will begin and those subordinated notes may not be paid on their scheduled principal payment date.  The principal funding subaccounts of the senior notes will be prefunded with principal collections available for that purpose up to the amount necessary to permit the payment of those subordinated notes while maintaining the required subordination for the senior notes.  See “Deposit and Application of Funds for WachoviaSeries Notes—Targeted Deposits of Available Principal Collections to the Principal Funding Account.”

Subordinated notes which have reached their scheduled principal payment date will not be paid until the remaining subordinated notes provide the required subordination for the senior notes, which payment may be delayed further as other subordinated notes reach their scheduled principal payment date.  The subordinated notes will be paid on their legal maturity date, to the extent that any funds are available from proceeds of the sale of assets, amounts on deposit in applicable issuing entity bank accounts, payments from applicable derivative agreements or supplemental credit enhancement agreements, whether or not the senior notes have been fully prefunded.

If the rate of repayment of principal on the assets in the issuing entity were to decline during the prefunding period for the senior notes, then the principal funding subaccounts of the senior notes may not be fully prefunded before the legal maturity date of the subordinated notes.  In that event and only to the extent not fully prefunded, the senior notes would not have the required subordination as of the legal maturity date of those subordinated notes unless additional subordinated notes were issued or a sufficient amount of senior notes would have matured so that the remaining outstanding subordinated notes are sufficient to provide the necessary subordination.

The tables in “Wachovia Card’s Credit Card Portfolio—Principal Payment Rates” in the accompanying prospectus supplement will show the highest and lowest cardholder monthly principal payment rates for the trust portfolio during the periods shown in that table.  Principal payment rates for the issuing entity may change due to a variety of factors including economic, social, legal and regulatory factors and changes in the terms of the consumer revolving credit card accounts by Wachovia Card. Accordingly, the principal payment rate for the issuing entity may change due to these factors as well as due to the inclusion in the issuing entity of credit card receivables with different characteristics than those currently included.  There can be no assurance that the principal payment rate for the issuing entity will remain in the range shown in those tables in the future.

Allocations of the default amount and reallocation of principal collections could result in a reduction in payment on the notes.

Wachovia Bank, as servicer of the credit card receivables in the issuing entity, will write off credit card receivables arising in consumer revolving credit card accounts if those credit card receivables become uncollectible.  The notes will be allocated a portion of the default amount for credit card receivables included in the issuing entity.  In addition, if you hold a subordinated note, principal collections allocated to your notes may be reallocated to pay interest on senior notes or to pay the portion of the servicing fee allocable to senior notes.  You may not receive full repayment of your notes and full payment of interest due if the nominal liquidation amount of your notes has been reduced by charge-offs resulting from any uncovered default amount or as a result of reallocations of principal collections to pay interest on senior notes or the portion of the servicing fee allocable to senior notes, and those amounts have not been reimbursed from finance charge collections allocated to the WachoviaSeries.  For a discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

The note interest rate and the credit card receivables interest rate may re-set at different times or fluctuate differently, resulting in a delay or reduction in payments on the notes.

Some consumer revolving credit card accounts may have finance charges set at a variable rate based on a designated index (for example, the prime rate).  A tranche of notes may bear interest either at a fixed rate or at a floating rate based on a different index.  The variable rate for a consumer revolving credit card account may re-set at a point in time when the applicable floating rate index for a tranche of notes has not re-set.  If so, the rate charged on the consumer revolving credit card accounts may decline, and finance charge collections may be reduced without a corresponding reduction in the amounts payable as interest on the notes and other amounts paid from finance charge collections allocated to that tranche of notes.  This could result in delayed or reduced principal and interest payments to you.

Issuance of additional notes by the issuing entity may affect the timing and amount of payments to you.

The issuing entity expects to issue new notes of any series, class or tranche from time to time.  New notes may be issued by the issuing entity without notice to existing noteholders and without their consent, and may have different terms from outstanding notes.  For a description of the conditions that must be met before the issuing entity can issue new notes, see “The Notes—Issuances of New Series, Classes and Tranches of Notes.”

The issuance of new notes could adversely affect the timing and amount of payments on outstanding notes.  For example, some notes issued after your tranche of notes may have a higher interest rate than your tranche of notes.  This could result in a reduction in the finance charge collections used to pay interest on your notes.  Also, when new notes are issued, the voting rights of your notes will be diluted.  See “—You may have limited or no ability to control actions under the indenture.”

The composition of the issuing entity may change.  This may decrease the credit quality of the assets securing the notes.  If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

The assets in the issuing entity currently consist of credit card receivables arising in consumer revolving credit card accounts owned by Wachovia Card. Wachovia Card cannot guarantee that new assets will be of the same credit quality as the assets that are currently included in the issuing entity.

The assets included in the issuing entity may change every day.  Wachovia Card may choose, or may be required, to transfer additional credit card receivables to the depositor for transfer to the issuing entity.  The consumer revolving credit card accounts from which those additional credit card receivables arise may have terms and conditions that are different from the terms and conditions that apply with respect to the consumer revolving credit card accounts whose credit card receivables are already included in the issuing entity.  For example, the new credit card accounts may have higher or lower fees or interest rates, or different payment terms.  Wachovia Card may transfer the credit card receivables in consumer revolving credit card accounts purchased by Wachovia Card to the depositor for transfer to the issuing entity if specified conditions are satisfied.  Those credit card accounts purchased by Wachovia Card will have been originated using the account originator’s underwriting criteria, not those of Wachovia Card.  That account originator’s underwriting criteria may have been more or less stringent than those of Wachovia Card.  Also, Wachovia Card may transfer credit card receivables to the depositor for transfer to the issuing entity that arise in consumer revolving credit card accounts that may have been originated by Wachovia Card using different credit criteria from the criteria applied by Wachovia Card for the consumer revolving credit card accounts whose credit card receivables are currently transferred to the depositor for transfer to the issuing entity.  Wachovia Card cannot guarantee that new credit card accounts will be of the same credit quality as the credit card accounts currently or historically designated to have their credit card receivables transferred to the issuing entity.  If the credit quality of the credit card receivables transferred to the depositor for transfer to the issuing entity and included in the issuing entity were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated.

New assets included in the issuing entity through a designation for inclusion of assets may have characteristics, terms and conditions that are different from those credit card receivables initially included in the issuing entity and may be of a different credit quality due to differences in underwriting criteria and payment terms.

Yield and payments on the assets in the issuing entity could decrease, resulting in the receipt of principal payments earlier or later than the scheduled principal payment date or the occurrence of an early amortization event.

There is no assurance that the stated principal amount of your notes will be paid on their scheduled principal payment date.

A significant decrease in the amount of assets in the issuing entity for any reason could result in the occurrence of an early amortization event and therefore, early payment of your notes.  In addition, the effective yield on the assets in the issuing entity could decrease due to, among other factors, a change in periodic finance charges on the consumer revolving credit card accounts, an increase in the level of delinquencies or increased convenience use of the card whereby cardholders pay their credit card balance in full each month and incur no finance charges.  This could reduce the amount of finance charge collections allocated to the notes.  If for any month, the three-month average excess spread percentage is less than the required excess spread percentage for that month, an early amortization event will occur and could result in an early repayment of your notes.  See “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events.”

Wachovia Card may not be able to generate new credit card receivables or designate new consumer revolving credit card accounts when required.  This could result in an acceleration of or reduction in payments on your notes.

The issuing entity’s ability to make payments on the notes will be impaired if sufficient new credit card receivables are not generated by Wachovia Card. Wachovia Card may be prevented from generating sufficient new credit card receivables or designating new credit card receivables to add to the issuing entity due to regulatory restrictions or for other reasons.  Wachovia Card does not guarantee that new credit card receivables will be created, that any credit card receivables will be transferred to the depositor for transfer to the issuing entity, or that credit card receivables will be repaid at a particular time or with a particular pattern.

If Wachovia Card does not transfer additional assets to the depositor for transfer to the issuing entity when it is required to do so, an early amortization event will occur, which will result in acceleration of or a reduction in payments on your notes.  See “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events.”

Wachovia Card may change the terms of the consumer revolving credit card accounts in a way that reduces, accelerates or slows collections.  These changes may result in reduced, accelerated or delayed payments to you.

As owner of the consumer revolving credit card accounts, Wachovia Card retains the right to change various terms and conditions of those credit card accounts, including but not limited to, finance charges and other fees it charges and the required minimum monthly payment.  An early amortization event for the notes could occur if Wachovia Card decreased the finance charges or fees it charges and that reduction resulted in a material decrease in the yield on the credit card receivables arising in those credit card accounts.  In addition, Wachovia Card may change the terms of those credit card accounts to maintain its competitive position in the credit card industry or to comply with regulatory guidelines.  Changes in the terms of those credit card accounts may reduce the amount of credit card receivables arising under those credit card accounts or the amount of collections on those credit card receivables.  If consumer payment rates decrease significantly at a time when you are scheduled to receive payments of principal, you might receive principal more slowly than expected.

Wachovia Card has agreed in the receivables purchase agreement that it will not change the terms of the consumer revolving credit card accounts designated to have their credit card receivables transferred to the issuing entity or its policies relating to the operation of its credit card business, including the increase or reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs, unless it reasonably believes such a change would not cause an early amortization event to occur in the issuing entity and it takes the same action on its other substantially similar consumer revolving credit card accounts, to the extent permitted by those credit card accounts.

Wachovia Card has no restrictions on its ability to change the terms of the consumer revolving credit card accounts except as described above or in the accompanying prospectus supplement.  Changes in relevant law, changes in relevant regulatory guidance, changes in the marketplace or prudent business practices could cause Wachovia Card to change consumer revolving credit card account terms.

If Total Systems Services, Inc. were to fail or become insolvent, delays in processing and recovery of information with respect to the credit card accounts may occur.

For so long as Total Systems Services, Inc. (“TSYS”®) continues to provide all credit card processing functions for Wachovia Card’s credit card business, if TSYS were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by the respective cardholders could occur.  In addition, if TSYS becomes unable to perform its duties, Wachovia Bank will have to find a replacement provider and the replacement of the services TSYS currently provides to Wachovia Card could be time-consuming.  As a result of the foregoing, delays in payments to noteholders could occur.  See “Servicing of the Receivables—Outsourcing of Servicing— TSYS”.

If representations and warranties relating to the credit card receivables are breached, payments on your notes may be reduced.

The depositor, as transferor of the credit card receivables, makes representations and warranties relating to the validity and enforceability of the credit card receivables arising under the consumer revolving credit card accounts in the trust portfolio, and as to the perfection and priority of the indenture trustee’s security interest in the credit card receivables.  Wachovia Card will make similar representations and warranties regarding the receivables that were transferred by Wachovia Card to the depositor.  However, the indenture trustee will not make any examination of the credit card receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose.

If a representation or warranty relating to the credit card receivables is violated, the related obligors may have defenses to payment or offset rights, or creditors of Wachovia Card or the depositor, as applicable, may claim rights to the assets of the issuing entity.  If a representation or warranty is violated, Wachovia Card or the depositor, as applicable, may have an opportunity to cure the violation.  If it is unable to cure the violation, subject to certain conditions described in “Sources of Funds to Pay the Notes—Transferor Representations and Warranties,” Wachovia Card or the depositor, as applicable, must accept reassignment of each credit card receivable affected by the violation.  These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price.  See “Sources of Funds to Pay the Notes—Transferor Representations and Warranties.”

There is no public market for the notes.  As a result you may be unable to sell your notes or the price of the notes may suffer.

The underwriters of the notes may assist in resales of the notes but they are not required to do so.  A secondary market for any notes may not develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

In addition, some notes may have a more limited trading market and experience more price volatility.  There may be a limited number of buyers when you decide to resell those notes.  This may affect the price you receive for the notes or your ability to resell the notes.

 Moreover, recent and continuing events in financial markets, including increased illiquidity, de-valuation of various assets in secondary markets and the lowering of ratings on certain asset-backed securities, may reduce the market price or adversely affect your ability to resell the notes.

You should not purchase notes unless you understand and know you can bear the investment risks.

If your notes are repaid prior to the scheduled principal payment date, you may not be able to reinvest your principal in a comparable security.

If your notes are repaid early and this occurs at a time when prevailing interest rates are lower than when your notes were issued, you may not be able to reinvest your proceeds in a comparable security with an effective interest rate equivalent to that of your notes.

If the ratings of the notes are lowered or withdrawn, their market value could decrease.

The initial rating of a tranche of notes addresses the likelihood of the payment of interest on that tranche when due and the ultimate payment of principal of that tranche by its legal maturity date.  The ratings do not address the likelihood of payment of principal of a tranche of notes on its scheduled principal payment date.  In addition, the ratings do not address the possibility of early payment or acceleration of a tranche of notes, which could be caused by an early amortization event or an event of default.  See “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events” and “—Events of Default.”

The ratings of a tranche of notes are not a recommendation to buy, hold or sell that tranche.  The ratings of that tranche may be lowered or withdrawn entirely at any time by the applicable rating agency.  The market value of that tranche of notes could decrease if its ratings are lowered or withdrawn.

You may have limited or no ability to control actions under the indenture.  This may result in, among other things, payment of principal being accelerated when it is in your interest to receive payment of principal on the scheduled principal payment date, or it may result in payment of principal not being accelerated when it is in your interest to receive early payment of principal.

Under the indenture, some actions require the consent of noteholders holding more than a specified percentage of the aggregate outstanding dollar principal amount of a series, class or tranche of notes or all of the notes.  In the case of votes by holders of a series, class or tranche of notes or votes by holders of all the notes, the outstanding dollar principal amount of the senior-most class of notes will generally be substantially greater than the outstanding dollar principal amount of the subordinated notes.  Consequently, the holders of the senior-most class of notes will generally have the ability to determine whether and what actions should be taken.  The subordinated noteholders will generally need the concurrence of the senior-most noteholders to cause actions to be taken.

If an event of default occurs, your remedies may be limited and you may not receive full payment of principal and accrued interest.

Your remedies may be limited if an event of default under a tranche of notes occurs.  After an event of default affecting your tranche of notes and an acceleration of your tranche of notes, any funds in an issuing entity bank account with respect to that tranche will be applied to pay principal of and interest on that tranche.  Then, in each following month, available principal collections and available finance charge collections allocated to your tranche of notes will be deposited into the applicable issuing entity bank account and applied to make monthly principal and interest payments on that tranche until the legal maturity date of that tranche.

However, if your tranche of notes is subordinated, you generally will receive payment of principal of that tranche only if, and to the extent that, after giving effect to that payment, the required subordination will be maintained for the senior notes.

Following an event of default and acceleration, holders of the affected tranche of notes will have the ability to direct a sale of the assets in the issuing entity under the limited circumstances as described in “The Notes—Events of Default” and “Sources of Funds to Pay the Notes—Sale of Assets.”

However, following an event of default and acceleration, if the indenture trustee or the holders of more than 66 2/3% of the outstanding dollar principal amount of the affected tranche of notes direct the sale of a portion of the assets securing that tranche, the sale will occur only if, after giving effect to that payment, the required subordination will be maintained for the senior notes by the remaining subordinated notes or if that sale occurs on the legal maturity date of that tranche.  If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, the sale will automatically take place on that date regardless of the subordination requirements of any senior notes.

Even if a sale of assets is permitted, there is no assurance that the proceeds of the sale will be enough to pay unpaid principal of and interest on the accelerated tranche of notes.

Legal proceedings may have a negative impact on Wachovia Card which in turn could have a negative impact on the issuing entity.

Wachovia Card has developed and implemented compliance functions to monitor its operations to ensure that it complies with all applicable laws.  Though Wachovia Card is currently not a party to any legal proceedings, it may be subject to legal proceedings from time to time in the course of its business.  There can be no assurance that the defense or resolution of any future legal matters will not have a material adverse effect on Wachovia Card’s financial position.

The Trust Portfolio is relatively unseasoned.

The delinquency and loss percentages set forth under “Servicing of the Credit Card Portfolio—Delinquency and Loss Experience” are likely to rise over time because a large percentage of the receivables are too new to be charged-off or be delinquent.  Future charge-offs in the Trust Portfolio and overall credit quality for the Trust Portfolio are subject to uncertainties which may cause actual results to differ from current and historical performance.  These uncertainties could include the direction and level of credit card loan delinquencies, changes in consumer behavior, bankruptcy trends and changes in the bankruptcy law, portfolio seasoning, interest rate movements, and portfolio mix, among others.  Significant deterioration in the general economy could materially change the performance of the Trust Portfolio.

A transfer of servicing or a servicer default could cause your receipt of payments to be delayed or reduced.

As servicer, Wachovia Bank is responsible for collecting and depositing all funds received on the receivables into the collection account maintained for the issuing entity, calculating allocations of the amounts from those collections and preparing monthly reports.  The failure by the servicer to deposit these funds on a timely basis could result in insufficient cash being available to cover amounts payable on your notes when such amounts are due.  In addition, the failure by the servicer to report accurately the amount or character of funds received could result in incorrect amounts being paid on your notes.

If the servicer’s failure to perform its obligations results in a servicer default, as discussed under “Servicing of Receivables—Resignation and Removal of the Servicer; Servicer Default”, then either the indenture trustee or noteholders representing more than 50% of the aggregate unpaid principal amount of all affected notes could terminate Wachovia Bank as servicer and appoint a successor servicer.  A transfer of servicing obligations to a successor servicer could have a disruptive effect on the collection and deposit of funds received on the receivables, resulting in delays or shortfalls in payments due on your notes.  If a successor servicer has not been appointed or has not accepted its appointment at the time when the servicer ceases to act as servicer, the indenture trustee will automatically be appointed the successor servicer.

Glossary

This prospectus and the accompanying prospectus supplement use defined terms.  You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page 95 in this prospectus.

The Issuing Entity

General

Wachovia Card Master Trust, a Delaware statutory trust, also called the “issuing entity,” is the issuing entity of the notes.  The issuing entity was established on March 4, 2008 under the direction of the depositor.  Its principal offices are at 1100 North Market Street, Wilmington, Delaware  19890, in care of Wilmington Trust Company, as owner trustee, telephone number (302) 651-1000.

The issuing entity’s activities are limited to:

•

acquiring and holding credit card receivables and the other assets of the issuing entity and the proceeds from those assets;

•

issuing notes and making payments on the notes;

•

issuing and making payments on the Transferor Certificate ;

•

granting the collateral as security for the notes to the indenture trustee; and

•

engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the issuing entity as a “qualifying special purpose entity” under SFAS 140.

The issuing entity was initially capitalized by a $1 contribution from the depositor.  The fiscal year for the issuing entity ends December 31.  It is not expected that the issuing entity will have any other significant assets or means of capitalization other than those described below.

The assets of the issuing entity may include:

•

credit card receivables that arise in consumer revolving credit card accounts owned by Wachovia Card or by one of its affiliates;

•

the issuing entity bank accounts, including any supplemental accounts, established for the benefit of any series, classes or tranches of notes;

•

with respect to some notes, the benefits of one or more derivative agreements, including interest rate or currency swaps; and

•

with respect to some notes, the benefits of one or more forms of supplemental credit enhancement agreements.

The assets of the issuing entity currently consist of:

•

credit card receivables arising in certain consumer revolving credit card accounts owned by Wachovia Card; and

•

funds on deposit in the issuing entity bank accounts.

The issuing entity will establish a collection account to receive payments in respect of the assets, including collections on credit card receivables that may be held by the issuing entity.  The issuing entity will also maintain an excess funding account and will retain principal collections in that account that, if otherwise paid to the depositor, as transferor, would have resulted in the Transferor Amount being less than the Required Transferor Amount or the Pool Balance being less than the Minimum Pool Balance.

The credit card receivables have been transferred to the issuing entity pursuant to the transfer and servicing agreement, among the transferor, Wachovia Bank, as servicer and administrator, the issuing entity, and U.S. Bank National Association, as indenture trustee.  Additional consumer revolving credit card accounts may, from time to time, also be designated to have their credit card receivables transferred to the issuing entity pursuant to the transfer and servicing agreement.  The receivables have been, and any additional credit card receivables will be, pledged to secure the notes pursuant to the indenture.

Wachovia Card has transferred and assigned all of its rights, title and interest in and to the credit card receivables in the consumer revolving credit card accounts designated for the issuing entity and all credit card receivables created afterward in those credit card accounts to the transferor in accordance with the receivables purchase agreement and the transferor has transferred such receivables to the issuing entity as described above.  Other than indicating in its computer files that the credit card receivables have been conveyed to the depositor for transfer to the issuing entity, the records and agreements relating to the consumer revolving credit card accounts and the credit card receivables in the issuing entity maintained by the issuing entity are not and will not be: (1) segregated by Wachovia Card, the servicer or the issuing entity, as applicable, from other documents and agreements relating to other consumer revolving credit card accounts and credit card receivables or (2) stamped or marked to reflect the transfer of the credit card receivables to the issuing entity, but the computer records of Wachovia Card are and will be required to be marked to evidence that transfer.

Each of Wachovia Card and the transferor has filed and will file UCC financing statements meeting the requirements of applicable state law with respect to the credit card receivables to perfect the security interests of the transferor, the issuing entity and the indenture trustee on behalf of the noteholders.  See “Risk Factors” and “Material Legal Aspects of the Credit Card Receivables.”

The Trust Agreement

The issuing entity operates pursuant to an agreement, referred to in this prospectus and the accompanying prospectus supplement as the “trust agreement,” between the depositor and Wilmington Trust Company, as owner trustee.  The issuing entity does not have any officers or directors.  Its sole beneficiary is the depositor.  As beneficiary, the depositor will generally direct the actions of the issuing entity.

The depositor and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee so long as the amendment will not and is not reasonably expected to (1) adversely affect in any material respect the interests of the noteholders or (2) significantly change the permitted activities of the issuing entity, as described in the trust agreement.

In addition, the trust agreement may also be amended from time to time with the consent of the depositor and the owner trustee and (a) in the case of a significant change in the permitted activities of the issuing entity which is not reasonably expected to have a material adverse effect on the noteholders, the consent of not less than a majority of each class and tranche of notes affected by the change and (b) in all other cases, with the consent of more than 66 2/3% of the aggregate outstanding dollar principal amount of the notes affected by that amendment.

However, without the consent of the holders of 100% of each series, class or tranche of notes then outstanding and affected by an amendment, no amendment will:

•

result in an increase or a reduction in any manner of the amount of, or acceleration or delay in the timing of, collections of payments in respect of any credit card receivables or distributions that are required to be made for the benefit of the noteholders, or

•

result in a reduction of the percentage of the outstanding dollar principal amount of any series, class or tranche of notes, the holders of which are required to consent to an amendment.

See “The Notes—Tax Opinions for Amendments” for additional conditions to amending the trust agreement.

Issuing Entity Covenants

The issuing entity will not, among other things:

•

fail to pay any amount owed with respect to principal and interest payable on the notes, other than amounts withheld in good faith under the Internal Revenue Code or other applicable tax law;

•

voluntarily dissolve or liquidate; or

•

fail to maintain the security interest in the collateral or otherwise impair the rights of the issuing entity or the noteholders in the collateral.

Bankruptcy Considerations

The issuing entity is organized as a Delaware statutory trust.  As such, it is subject to a proceeding under the U.S. Bankruptcy Code.  However, the trust agreement for the issuing entity includes limitations on its activities designed to make remote the likelihood of a bankruptcy of the issuing entity.  These limitations include restrictions on the nature of its activities and on the incurrence of additional indebtedness and restrictions on its ability to commence a voluntary case or proceeding under U.S. bankruptcy laws or any similar state law.

In addition, in the master trust agreements, the owner trustee, the indenture trustee and the noteholders will agree to not institute any proceeding against the issuing entity under U.S. bankruptcy laws or any similar state laws in connection with any obligations under the notes or the master trust agreements.

Under Delaware law, the insolvency or receivership of Wachovia Card or the bankruptcy of the holder of a beneficial interest in the issuing entity would not in and of itself result in the termination or dissolution of the issuing entity.

The effect of the appointment of the FDIC, as conservator or receiver for Wachovia Card or the issuing entity’s assets, is discussed in “Material Legal Aspects of the Credit Card Receivables—Certain Matters Relating to Conservatorship or Receivership.”

The Owner Trustee

Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903.  Wilmington Trust Company’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890.  Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving credit card receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business.  Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB.  Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The sponsor has engaged Wilmington Trust Company to act as owner trustee from time to time in connection with separate securitization transactions.  In addition, the sponsor and its affiliates may from time to time enter into normal banking relationships with Wilmington Trust Company and its affiliates.

The owner trustee is responsible for maintaining the trust distribution account for the benefit of the depositor, as initial holder of the Transferor Certificate ..  The owner trustee may execute documents on behalf of the issuing entity and may take other actions on behalf of the issuing entity at the direction of the noteholders, the indenture trustee, the depositor, the administrator or the servicer.

The owner trustee will not be liable for any action it takes or omits to take unless the action or omission constitutes willful misconduct, negligence or bad faith by the owner trustee.  The owner trustee will not be required to exercise any of its rights or powers under the transaction documents or to institute, conduct or defend any litigation on behalf of the issuing entity at the direction of the depositor unless the depositor has offered indemnity satisfactory to the owner trustee to protect it against the costs and liabilities that may be incurred.

The owner trustee may resign at any time by notifying the depositor and the administrator.  The administrator may remove the owner trustee, and will remove the owner trustee if the owner trustee becomes legally unable to act, becomes subject to a bankruptcy-related event or is no longer eligible to act as owner trustee under the trust agreement.  However, no resignation or removal of the owner trustee will be effective until the appointment of a replacement owner trustee is effective.  Wachovia Bank will pay out of its own funds, without reimbursement, the fees of the owner trustee and will reimburse the owner trustee for its expenses and indemnify the owner trustee against all liabilities, in each case incurred by the owner trustee in connection with the performance of its duties unless incurred through the owner trustee’s own willful misconduct, negligence or bad faith, except for errors in judgment.

The Administrator

Wachovia Bank is the administrator for the issuing entity under the transfer and servicing agreement, a copy of which has been filed as an exhibit to the registration statement.  As administrator, Wachovia Bank will agree, to the extent provided in the transfer and servicing agreement, to provide notices and to perform on behalf of the issuing entity all administrative obligations required by the indenture and as described in the transfer and servicing agreement.  Duties of the administrator may include the execution of documents on behalf of the issuing entity.

As compensation for its performance of the administrator’s obligations under the transfer and servicing agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee to be paid from the servicing fee.  Wachovia Bank will not otherwise be reimbursed for expenses it incurs as administrator or for fees and disbursements it pays as administrator.

The administrator may resign upon giving the issuing entity 60 days’ prior written notice.  The issuing entity may remove the administrator upon giving the administrator 60 days’ prior written notice, and may remove the administrator immediately if the administrator defaults in its duties under the transfer and servicing agreement or becomes subject to a bankruptcy-related event.  However, no resignation or removal of the administrator will be effective until the appointment of a replacement administrator is effective.

The Sponsor and the Servicer

Wachovia Bank is (i) the sponsor of  the issuing entity and each securitization in which securities covered by this prospectus are issued, (ii) responsible for structuring each securitization and selecting the transaction parties and (iii) the servicer of the credit card receivables and the administrator for the issuing entity.

Wachovia Bank is a national banking association subject to examination and regulation by federal banking authorities.  Its primary federal bank regulatory authority is the OCC, and its deposits are insured by the FDIC.  Wachovia Bank is a wholly-owned, direct subsidiary of Wachovia Corporation, a North Carolina corporation and a multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended.  Wachovia

Bank is engaged in general commercial banking business, offering a full range of financial services to corporations and individuals.

Wachovia Bank’s principal executive offices are located at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288 and its telephone number is (704) 374-6565.

Wachovia Corporation, with headquarters in Charlotte, North Carolina, is a financial holding company that serves regional, national and international markets.  As of June 30, 2008, Wachovia Corporation had assets of $[_____] billion.  Through its subsidiaries, Wachovia Corporation offers consumer and commercial banking, asset and wealth management, capital markets and investment banking, brokerage and insurance services.  As of June 30, 2008, Wachovia Corporation had [_____] offices and [_____] ATMs primarily in Alabama, Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Maryland, Mississippi, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and Washington, D.C.  As of June 30, 2008, Wachovia Corporation had [_____] employees.

As reported on its June 30, 2008 call report, Wachovia Bank had total deposits of approximately $[_____] billion, total assets of approximately $[_____] billion and total equity of approximately $[_____] billion.  A call report is required to be prepared in accordance with regulatory accounting principles, which differ in some respects from generally accepted accounting principles.

General Securitization History

Wachovia Bank and its predecessors and affiliates have been participants in the residential mortgage loan securitization market for over a decade, and Wachovia Bank has sponsored publicly-offered securitization transactions in that market since 1996.  Wachovia Bank and its affiliates have been and are currently involved with the origination and/or securitization of auto loans and leases, student loans, home equity loans, credit card receivables, manufactured housing contracts, commercial equipment leases, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes.  Wachovia Bank and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations and asset-backed commercial paper programs.  Wachovia Bank and its affiliates have served as sponsors, issuers, dealers, underwriters  and servicers in a wide array of securitization transactions.  Additionally, Wachovia Bank acts as servicer, special servicer and/or swap counterparty on various commercial mortgage-backed securitizations.

Other than the securitization described in this prospectus, neither Wachovia Bank nor any of its affiliates have sponsored a securitization of credit card receivables in the last five years.

Wachovia Bank is not a party to any legal proceeding that could reasonably be expected to have a material impact on the issuing entity, the interests of the securityholders or on Wachovia Bank’s ability to service the credit card receivables or perform its other obligations under the transaction documents to which it is a party.

Servicing Experience

Other than in connection with credit card receivables originated by Wachovia Card, neither Wachovia Bank nor any of its affiliates have experience servicing credit card accounts in the last five years.  Wachovia Bank began servicing Wachovia Card credit card receivables in July 2006.  As of June 30, 2008, Wachovia Bank services approximately [_____] credit card accounts with an aggregate dollar amount of $[________].  Common servicing practices and procedures are used for all accounts.  In addition to credit card receivables, Wachovia Bank also services other assets, primarily indirect motor vehicle receivables, commercial loans and consumer loans (including real-estate secured mortgages and student loans).

The Originator

General

Wachovia Card is the originator with respect to the credit card receivables owned by the issuing entity.  Wachovia Card will sell the credit card receivables to the transferor and selects the accounts that are designated to the issuing entity.

Wachovia Card, a wholly-owned subsidiary of Wachovia Bank, was formed and began operations in January 2007.  As of the date of this prospectus, Wachovia Card issues only Visa® brand cards.  Wachovia Card may in the future issue MasterCard®, American Express® and/or Discover®1 brand cards and may designate the related accounts and transfer the receivables arising therein to the issuing entity.

1

MasterCard®, American Express® and Discover® are registered trademarks of MasterCard International Incorporated, American Express Company and Discover Financial Services, Inc., respectively.

Wachovia Card is chartered as a limited purpose national banking association engaged exclusively in the activities of a national credit card bank as specified in the Competitive Equality Banking Act of 1987 and is therefore subject to regulation and supervision by the OCC and the FDIC.  Wachovia Card’s activities are limited to credit card operations, predominately credit card lending to consumers.  Wachovia Card cannot accept demand deposits or any savings or time deposits less than $100,000, except deposits pledged as collateral for extensions of credit.  Wachovia Card does not currently accept permissible deposits and it does not maintain any branch offices open to the public.

Wachovia Card’s revenues derive primarily from interest income and fees on its consumer revolving credit card accounts and Interchange income (as described below).  Its primary expenses include the cost of funding credit card loans, credit losses, salaries and employee benefits, marketing expenses, processing expenses and income taxes.

Wachovia Card is headquartered in Atlanta, Georgia with its principal offices located at 171 17th Street NW, 100 Building, Atlanta, Georgia 30363, telephone number (888) 456-1529.  A large percentage of Wachovia Card’s operating staff are in other U.S. based locations with the vast majority of the leadership structure located in Charlotte, North Carolina at Wachovia Corporation’s headquarters.  Wachovia Card has no branch offices, and operating services are housed at other Wachovia facilities in the United States.

Business Strategy

Wachovia Card focuses on providing credit card services to individuals throughout the United States who choose Wachovia Bank and its affiliates for a variety of consumer financial services including banking, brokerage and wealth management, among others.  Wachovia Card will focus on serving the credit card needs of Wachovia Bank customers first, and may later choose to broaden its scope of operations to include non-customers.

The credit underwriting, marketing and product management functions of the credit card business are performed by Wachovia Card or Wachovia Bank, but most other aspects of the business are performed through relationships with other parties.  Certain officers and other employees of Wachovia Card, including those performing credit underwriting, marketing and product management functions, serve dual roles as employees of Wachovia Bank and its affiliates with certain duties and responsibilities to those entities as well.  All of the customer servicing functions and many support functions (finance, legal, etc.) are provided through Wachovia Bank or through relationships with third parties.  Total Systems Services, Inc. provides the information-processing platform on which the credit card business runs.  See “Servicing of the Receivables—Outsourcing of Servicing”.

Products and Services

Wachovia Card’s credit card products consist of numerous combinations of product (Signature, Platinum and Platinum with Rewards, Classic and Classic with Rewards) and contractual APR’s tied to the creditworthiness and needs of the customer.  Currently, all products carry similar fee structures, including an automatic one-time late and overlimit fee waiver for each rolling 12-month period.  Wachovia Card will continually test different combinations to determine the optimal product for the specific customer segment.

Originations on FIA Platform

Wachovia Card credit card accounts opened between January 2006 and July 2006 and a certain limited number of accounts through May 1, 2007 were issued by and serviced by FIA Card Services, N.A. (“FIA”, formerly MBNA America Bank, National Association).  Such accounts are referred to in this subsection as the “FIA Accounts”.  Each FIA Account was originated through the “Cross-Sell Program” and “Invitation to Apply and Branch Applications” origination channels described in the accompanying prospectus supplement under “Wachovia Card’s Credit Card Portfolio—Origination”.  In May 2007, Wachovia Card purchased from FIA each FIA Account and became the account owner thereof.  Prior to purchasing the FIA Accounts, Wachovia Bank purchased from FIA a 100% participation interest in all receivables arising under these accounts.

As of the date of this prospectus, none of the FIA Accounts have been designated to the issuing entity.  The Depositor may, however, designate such accounts to the issuing entity in the future and, if it does, the receivables arising thereunder will become part of the collateral securing your notes.  The FIA Accounts were opened using FIA’s underwriting and credit review procedures.  Such procedures differed from the Wachovia Card procedures described in the accompanying prospectus supplement under “Wachovia Card’s Credit Card Portfolio – Underwriting Procedures and Criteria”.  Accordingly, there can be no assurance that the FIA Accounts will perform similarly to or have a similar composition as the accounts originally issued by Wachovia Card described in the accompanying prospectus supplement under “Servicing of the Credit Card Portfolio—Delinquency and Loss Experience”, “—Revenue Experience”, “—Principal Payment Rates”, “—Composition of Trust Portfolio” and “—Static Pool Information”.  See “Risk Factors -- The composition of the issuing entity may change.  This may decrease the credit quality of the assets securing the notes.  If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.”

The Depositor, the Transferor and the Receivables Purchase Agreement

The Depositor and the Transferor

Wachovia Card Receivables LLC, a Delaware limited liability company formed on December 19, 2007, is a wholly-owned subsidiary of Wachovia Card and is the transferor and the depositor of the issuing entity.  The mailing address for the depositor is 301 South College Street, Suite L, Charlotte, North Carolina 28288 and its telephone number is (704) 383-9668.  The depositor was created for the limited purpose of purchasing, holding, owning and transferring credit card receivables and related activities.  Since its formation, the transferor has been engaged in these activities solely as (i) the purchaser of credit card receivables from Wachovia Card pursuant to the receivables purchase agreement, (ii) the transferor of credit card receivables to the issuing entity  pursuant to the transfer and servicing agreement, (iii) the beneficiary and transferor that formed and capitalized the issuing entity pursuant to the trust agreement, and (iv) the beneficiary and transferor that executes underwriting, subscription and purchase agreements in connection with each issuance of notes.

The depositor’s obligations under the transfer and servicing agreement are to transfer the credit card receivables to the issuing entity, to record such transfer in its accounting records, computer files and other records, and to take all actions necessary to perfect and maintain the perfection of the issuing entity’s interest in the credit card receivables, including the filing of UCC financing statements for the transfer.

The depositor was initially capitalized by a cash contribution from Wachovia Card.

Receivables Purchase Agreement

Sale of Receivables

Wachovia Card is the owner of the accounts which contain the credit card receivables that are purchased by the transferor under the receivables purchase agreement between Wachovia Card and the transferor and then transferred by the transferor to the issuing entity.  In connection with the sale of credit card receivables to the transferor, Wachovia Card has:

•

filed appropriate UCC financing statements to evidence the sale to the transferor and to perfect the transferor’s right, title and interest in those credit card receivables; and

•

indicated in its computer files that the credit card receivables have been sold to the transferor by Wachovia Card.

Pursuant to the receivables purchase agreement, Wachovia Card:

•

sold all of its right, title and interest in the credit card receivables existing in the initial accounts at the close of business on the initial cut-off date and credit card receivables arising thereafter in those accounts, in each case including all Interchange, insurance proceeds and recoveries allocable to such credit card receivables, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such credit card receivables; and

•

will sell all of its right, title and interest in the credit card receivables existing in the additional accounts at the close of business on the date of designation for inclusion in the issuing entity and credit card receivables arising thereafter in those accounts, in each case including all interchange, insurance proceeds and recoveries, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such credit card receivables.

Pursuant to the transfer and servicing agreement, those credit card receivables are then transferred immediately by the transferor, subject to certain conditions, to the issuing entity, and the transferor has assigned to the issuing entity its rights under the receivables purchase agreement.

Representations and Warranties

In the receivables purchase agreement, Wachovia Card represents and warrants to the transferor that, among other things:

•

it is validly existing and in good standing under the applicable laws of the applicable jurisdiction and has full power and authority to own its properties and conduct its business;

•

the execution and delivery of the receivables purchase agreement and the performance of the transactions contemplated by that document will not conflict with or result in any breach of any of the terms of any material agreement to which Wachovia Card is a party or by which its properties are bound and will not conflict with or violate any requirements of law applicable to Wachovia Card; and

•

all governmental authorizations, consents, orders, approvals, registrations or declarations required to be obtained by Wachovia Card in connection with the execution and delivery of, and the performance of the receivables purchase agreement have been obtained.

Repurchase Obligations

In the receivables purchase agreement, Wachovia Card also represents and warrants to the transferor that, among other things:

•

as of the initial cut-off date with respect to the initial accounts, and as of the date of designation for inclusion in the issuing entity with respect to additional accounts, the list of accounts and information concerning the accounts provided by Wachovia Card is accurate and complete in all material respects;

•

each credit card receivable conveyed to transferor has been conveyed free and clear of any lien or encumbrance, other than liens for municipal and other local taxes;

•

all government authorizations, consents, orders, approvals, registrations or declarations required to be obtained, effected or given by Wachovia Card in connection with the conveyance of credit card receivables to the transferor have been duly obtained, effected or given and are in full force and effect;

•

on the initial cut-off date, each account is an Eligible Account and, on the date of designation for inclusion in the issuing entity, each additional account is an Eligible Account;

•

on the initial cut-off date, each credit card receivable then existing in an initial account is an Eligible Receivable and, on the applicable additional cut-off date, each credit card receivable then existing in the related additional account is an Eligible Receivable; and

•

as of the date of the creation of any new credit card receivable sold to the transferor by Wachovia Card, such credit card receivable is an Eligible Receivable.

The receivables purchase agreement provides that if Wachovia Card breaches any of the representations and warranties described above and, as a result, the transferor is required under the transfer and servicing agreement to accept a reassignment of the related Ineligible Receivables transferred to the issuing entity by the transferor, then Wachovia Card will accept reassignment of such Ineligible Receivables and pay to the transferor an amount equal to the unpaid balance of such Ineligible Receivables.

Reassignment of Other Receivables

Wachovia Card also represents and warrants in the receivables purchase agreement that (a) the receivables purchase agreement and any supplemental conveyances each constitute a legal, valid and binding obligation of Wachovia Card and (b) the receivables purchase agreement and any supplemental conveyance constitute a valid sale to the transferor of all right, title and interest of Wachovia Card in and to the credit card receivables, including all interchange, insurance proceeds and recoveries, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such credit card receivables, and that the sale is perfected under the applicable UCC. If a representation described in (a) or (b) of the preceding sentence is not true and correct in any material respect and as a result of the breach the transferor is required under the transfer and servicing agreement to accept a reassignment of all of the credit card receivables previously sold by Wachovia Card pursuant to the receivables purchase agreement, Wachovia Card shall accept a reassignment of those credit card receivables.  If Wachovia Card is required to accept reassignment as described above, Wachovia Card will pay to the transferor an amount equal to the unpaid balance of the reassigned credit card receivables.

Modification of Accounts

Wachovia Card, as owner of the credit card accounts, has the right to waive or modify various terms and provisions of the accounts whose credit card receivables have been added to the issuing entity.  For example, Wachovia Card may, under certain circumstances, either increase or reduce the amount of finance charges or other fees owed by an accountholder or the required minimum monthly payment due on an account or may amend the penalty fees for failure to pay an amount due.  Wachovia Card will typically waive or reduce these provisions in an effort to (i) create a payment incentive for a non-paying accountholder, (ii) retain customers that might otherwise be lost through attrition or (iii) promote new or additional cardholder activity.

Wachovia Card has agreed in the receivables purchase agreement that it will not change the terms of the consumer revolving credit card accounts designated to have their credit card receivables transferred to the issuing entity or its policies relating to the operation of its credit card business, including the increase or reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs, unless it reasonably believes such a change would not cause an early amortization event to occur in the issuing entity and it takes the same action on its other substantially similar consumer revolving credit card accounts, to the extent permitted by those credit card accounts.

Wachovia Card has no restrictions on its ability to change the terms of the consumer revolving credit card accounts except as described above or in the accompanying prospectus supplement.  Changes in relevant law, changes in relevant regulatory guidance, changes in the marketplace or prudent business practices could cause Wachovia Card to change consumer revolving credit card account terms.

Amendments

The receivables purchase agreement may be amended by Wachovia Card and the transferor without consent of any noteholders.  No amendment, however, may change or modify the purchase price to be paid to Wachovia Card for the credit card receivables and no amendment may change, modify, delete or add any other obligation of Wachovia Card or the depositor unless written confirmation has been received from each Rating Agency that the amendment will not result in the reduction or withdrawal of the respective ratings of each Rating Agency for any outstanding securities issued by the issuing entity.

Termination

The receivables purchase agreement will terminate immediately after the issuing entity terminates.  In addition, if a receiver or conservator is appointed for Wachovia Card or Wachovia Card becomes a debtor in a bankruptcy case or certain other liquidation, bankruptcy, insolvency or similar events occur, Wachovia Card will cease to transfer credit card receivables to the transferor and promptly give notice of that event to the transferor, the indenture trustee and the owner trustee, unless the receiver, conservator or bankruptcy court instructs otherwise.

The Indenture Trustee

General

U.S. Bank National Association (“U.S. Bank”) will act as indenture trustee.  U.S. Bancorp, with total assets exceeding $[____] billion as of June 30, 2008, is the parent company of U.S. Bank, the sixth largest commercial bank in the United States.  As of June 30, 2008, U.S. Bancorp served approximately [____] million customers, operated [____] branch offices in 24 states and had over [____] employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities.  The indenture will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, MN 55107, Attention: Structured Finance/Wachovia Card Master Trust.

U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2008 U.S. Bank was acting as trustee with respect to over [____] issuances of securities with an aggregate outstanding principal balance of over $[____] trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The indenture trustee shall make each monthly statement available to the holders via the indenture trustee’s internet website at http://www.usbank.com/abs.  Holders with questions may direct them to the indenture trustee’s bondholder services group at (800) 934-6802.

As of June 30, 2008, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on [____] issuances of credit card receivables-backed securities with an outstanding aggregate principal balance of approximately $[____].

Wachovia Bank and its affiliates may from time to time enter into normal banking and trustee relationships with the indenture trustee and their respective affiliates.  The indenture trustee, Wachovia Bank and any of their respective affiliates may hold notes issued by the issuing entity.  For purposes of meeting the legal requirements of certain local jurisdictions, the indenture trustee will have the power to appoint a co-indenture trustee or separate indenture trustees, as applicable, of all or any part of the issuing entity.  In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the indenture trustee by the issuing entity will be conferred or imposed upon that indenture trustee and that separate trustee or co-trustee jointly, or, in any jurisdiction in which the indenture trustee is considered to be incompetent or unqualified to perform certain acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the indenture trustee.

The Indenture Trustee

As indenture trustee, U.S. Bank has agreed to perform only those duties specifically set forth in the indenture.  Many of the duties of the indenture trustee are described throughout this prospectus.  Under the terms of the indenture, the indenture trustee’s limited responsibilities include the following:

•

to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

•

to authenticate, deliver, cancel and otherwise administer the notes;

•

to serve as the initial transfer agent, paying agent and registrar;

•

to invest funds in the issuing entity bank accounts at the direction of the issuing entity;

•

to represent the noteholders in interactions with clearing agencies and other similar organizations;

•

to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters;

•

to perform certain administrative functions identified in the indenture;

•

establish and maintain necessary issuing entity trust accounts at the direction of the issuing entity and to maintain accurate records of activity in those accounts;

•

invest funds in the issuing entity trust accounts at the direction of the issuing entity;

•

distribute and transfer funds at the direction of the servicer in accordance with the terms of the indenture supplement;

•

remove and reassign ineligible receivables and accounts from the issuing entity; and

•

perform certain other administrative functions identified in the indenture.

In addition, the indenture trustee has the discretion to require the issuing entity to cure a potential event of default and to institute and maintain suits to protect the interest of the noteholders in the collateral.  The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith and the indenture trustee was not negligent.  The indenture trustee is not responsible for any investment losses to the extent that they result from permitted investments.

If an event of default occurs, in addition to the responsibilities described above, the indenture trustee will exercise its rights and powers under the indenture to protect the interests of the noteholders using the same degree of care and skill as a prudent person would exercise in the conduct of his own affairs.  If an event of default occurs and is continuing, the indenture trustee will be responsible for enforcing the agreements and the rights of the noteholders.  See “The Notes—Events of Default Remedies.”  The indenture trustee may, under certain limited circumstances, have the right or the obligation to do the following:

•

demand immediate payment by the issuing entity of all principal and accrued interest on the notes;

•

enhance monitoring of the securitization;

•

protect the interests of the noteholders in the receivables in a bankruptcy or insolvency proceeding;

•

prepare and send timely notice to noteholders of the event of default;

•

institute judicial proceedings for the collection of amounts due and unpaid;

•

rescind and annul a declaration of acceleration of the notes by the noteholders following an event of default; and

•

sell assets (see “Sources of Funds to Pay the Notes—Sale of Assets”).

The indenture trustee is required to provide written notice to all noteholders within 90 days of the occurrence of any event known to the indenture trustee to be an event of default.  Following an event of default, the holders of more than 66 2/3% of the outstanding dollar principal amount of any series, class or tranche of notes will have the right to direct the indenture trustee to exercise certain remedies available to the indenture trustee under the indenture.  In such case, the indenture trustee may decline to follow the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of the notes only if it determines that: (1) the action so directed is unlawful or conflicts with the indenture, (2) the action so directed would involve it in personal liability, or (3) the action so directed would be unjustly prejudicial to the noteholders not taking part in such direction.

If a Servicer Default occurs, in addition to the responsibilities described above the indenture trustee may be required to appoint a successor servicer or to take over servicing responsibilities under the transfer and servicing agreement.  See “Servicing of the Receivables— Resignation and Removal of the Servicer; Servicer Default.”

The indenture trustee is required under the Trust Indenture Act to mail an annual report to the noteholders with respect to the occurrence of any of the events specified in the Trust Indenture Act during the previous twelve months, including: a change to the indenture trustee’s eligibility under the Trust Indenture Act, a conflict of interest specified in the Trust Indenture Act and any action taken by the indenture trustee that materially affects the notes.  If none of the events specified in the Trust Indenture Act occurred during the previous twelve months, the indenture trustee will be under no obligation to mail an annual report.

The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith and the indenture trustee was not negligent.  The indenture trustee is not responsible for any investment losses to the extent that they result from permitted investments.  In addition, the indenture trustee is not liable for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of the notes relating to the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred upon the indenture trustee with respect to a series, class or tranche of notes.

The indenture trustee may resign at any time by notifying the issuing entity.  The indenture trustee may be removed with respect to any series, class or tranche of notes at any time by a majority of the holders of that series, class or tranche of notes.  The issuing entity must remove the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture or if the indenture trustee becomes insolvent.  In all circumstances, the issuing entity must appoint a successor indenture trustee for the notes.  Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment.   The servicer will pay out of its own funds, without reimbursement, all expenses incurred by and fees and disbursements of the indenture trustee.

The issuing entity, the transferor, Wachovia Bank, Wachovia Card and any of their affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and any of its affiliates.

Servicing of the Receivables

General

As discussed under “The Sponsor and the Servicer” above, Wachovia Bank is the servicer for the credit card receivables which are transferred to the issuing entity pursuant to the transfer and servicing agreement.  Under the transfer and servicing agreement, the servicer is responsible for servicing and administering the credit card receivables in accordance with the servicer’s policies and procedures for servicing comparable credit card receivables.  The servicer’s duties include billing, collecting and investigating payment delinquencies on accounts, maintaining records for each cardholder account and other managerial and custodial functions.  The servicer also deposits collections on the receivables into the collection account maintained for the issuing entity, calculates allocations of the amounts from those collections and prepares monthly reports.  For a description of Wachovia Bank’s servicing procedures, see “Servicing of the Credit Card Portfolio” in the accompanying prospectus supplement.

Wachovia Bank has outsourced certain servicing activities.  For a description of outsourcing, see “—Outsourcing of Servicing.”

Servicing Compensation and Payment of Expenses

As compensation for its servicing activities and as reimbursement for any expenses incurred by it as servicer for the issuing entity, Wachovia Bank is entitled to receive a Receivables Servicing Fee in the amounts and at the times specified in “Deposit and Application of Funds for WachoviaSeries Notes—Application of Available Finance Charge Collections” and “—Application of Available Principal Collections” and in the accompanying prospectus supplement.

The portion of the Receivables Servicing Fee allocated to the noteholders, called the “Servicing Fee,” will be paid from Available Finance Charge Collections as described in “Deposit and Application of Funds for WachoviaSeries Notes—Application of Available Finance Charge Collections.”

Wachovia Bank, as servicer has agreed to pay from its compensation some expenses incurred in connection with servicing the credit card receivables including, without limitation, payment of the fees and disbursements of (1) the owner trustee, the indenture trustee and (2) the independent certified public accountants and other fees which are not expressly stated in the trust agreement or the indenture to be payable by the issuing entity or the noteholders other than taxes, if any, of the issuing entity.

Certain Matters Regarding the Servicer

The servicer may not resign from its obligations and duties under the transfer and servicing agreement except (a) upon determination that (i) the performance of its duties is no longer permissible under applicable law and (ii) there is no reasonable action which the servicer could take to make the performance of its duties under the transfer and servicing agreement permissible under applicable law or (b) upon the assumption, by an agreement supplemental to the transfer and servicing agreement, executed and delivered to the owner trustee and the indenture trustee, in form satisfactory to the owner trustee and the indenture trustee, of the obligations and duties of the servicer under the transfer and servicing agreement by any of its affiliates or by any entity with the written confirmation from each Rating Agency that has rated any outstanding notes that the change will not result in the reduction or withdrawal of its then-current rating of any outstanding notes and, in either case, that qualifies as an eligible servicer under the transfer and servicing agreement ..  No such resignation will become effective until the indenture trustee or a successor to the servicer has assumed the servicer’s responsibilities and obligations under the transfer and servicing agreement.  Wachovia Bank, as servicer, has delegated some of its credit card data processing services to Total Systems Services, Inc.; however, this delegation does not relieve Wachovia Bank of its obligation to perform its duties as servicer in accordance with the transfer and servicing agreement.

The transfer and servicing agreement provides that the servicer will indemnify and hold harmless each of the issuing entity, the owner trustee and the indenture trustee for any reasonable loss, liability, claim, expense, damage or injury resulting from (1) the servicer’s actions or inaction as servicer, (2) the administration of the issuing entity by the owner trustee, (3) the issuance by the issuing entity of any notes, (4) any Servicer Default, as described in “—Resignation and Removal of the Servicer; Servicer Default,” or (5) any termination of the rights and obligations of the servicer.

The servicer will not indemnify any party for (1) liabilities imposed by reason of fraud, negligence, or willful misconduct by that party, (2) any liabilities, costs or expenses arising from actions taken by the owner trustee or the indenture trustee at the request of noteholders, (3) any losses, claims or damages incurred by any of them in their capacities as investors, or (4) any liabilities, costs or expenses arising under any tax law.  Any such indemnification will not be payable from the assets transferred to the issuing entity.

The servicer is required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering those actions and in those amounts as the servicer believes to be reasonable from time to time.

Resignation and Removal of the Servicer; Servicer Default

In the event of any Servicer Default, either the indenture trustee or noteholders representing more than 50% of the aggregate unpaid principal amount of all affected notes may deliver a notice of termination of all of the rights and obligations of the applicable servicer as servicer under the transfer and servicing agreement.  The indenture trustee will then be obligated to appoint a successor servicer as promptly as possible.  The rights and interest of Wachovia Card under the transfer and servicing agreement will not be affected by a termination of Wachovia Bank as servicer.  Because Wachovia Bank, as servicer, has significant responsibilities with respect to the servicing of the receivables, the indenture trustee may have difficulty finding a suitable successor servicer.  Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform such duties for the amount of the servicing fee currently payable to the servicer.  Such successor servicer (if not U.S. Bank) will be an entity which, at the time of its appointment as servicer, (a) is servicing a portfolio of consumer revolving credit card accounts, (b) is legally qualified and has the capacity to service the accounts, (c) in the sole determination of the indenture trustee, which determination shall be conclusive and binding, has demonstrated the ability to service professionally and competently a portfolio of similar accounts in accordance with high standards of skill and care, (d) is qualified to use the software that is then being used to service the accounts or obtains the right to use or has its own software which is adequate to perform its duties and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

If a successor servicer has not been appointed or has not accepted appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor servicer for the issuing entity.  If U.S. Bank is automatically appointed as successor servicer, it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation may not be sufficient to cover its actual costs and expenses of servicing the accounts.  If such entity is legally unable to act as servicer, it will petition a court of competent jurisdiction to appoint any established institution qualifying as an eligible servicer as the successor servicer under the transfer and servicing agreement.

A “Servicer Default” includes any of the following events:

•

failure by the servicer to make any payment, transfer or deposit, or to give instructions to the indenture trustee to do so, on the required date under the applicable agreement, or within the applicable grace period;

•

failure on the part of the servicer to duly observe or perform in any material respect any other covenants or agreements of the servicer if that failure:

—

has a material and adverse effect on the holders of any outstanding notes issued by the issuing entity; and

—

continues unremedied for a period of 60 days after written notice; or

•

the delegation by the servicer of its duties under the transfer and servicing agreement, except as specifically permitted under such agreement;

•

any representation, warranty or certification made by the servicer in the transfer and servicing agreement under the terms of any such agreement proves to have been incorrect when made if it:

—

has a material adverse effect on the holders of any outstanding notes issued by the issuing entity; and

—

continues to be incorrect in any material respect and continues to have a material adverse effect on those noteholders, for a period of 60 days after written notice; or

•

the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to in the first clause above for a period of 10 Business Days after the applicable grace period, or referred to under the second or fourth clause above for a period of 60 Business Days after the applicable grace period, will not constitute a Servicer Default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or other similar causes.

In the event of a Servicer Default, if a conservator or receiver is appointed for the servicer and no Servicer Default other than that conservatorship or receivership or the insolvency of the servicer exists, the conservator or receiver may have the power to prevent the indenture trustee or the majority of the noteholders from effecting a transfer of the servicing obligations.

Outsourcing of Servicing

Pursuant to the transfer and servicing agreement, Wachovia Bank has the right to delegate or outsource its duties as servicer on behalf of the issuing entity to any person who agrees to conduct such duties in accordance with the transfer and servicing agreement and Wachovia Bank’s credit card guidelines.  Wachovia Bank has outsourced certain servicing activities including certain customer service and telephone service center operations, fraud services, data processing, administrative functions and collection activities to certain affiliates and subsidiaries and various third parties.  Notwithstanding any such outsourcing, the servicer will continue to be liable for all of its obligations under the transfer and servicing agreement.  In certain circumstances, however, Wachovia Bank could be relieved of its duties as servicer for the issuing entity upon the assumption of such duties by another entity.

Wachovia Bank and its affiliates retain the right to change various terms and conditions of the agreements with the third party vendors, and retain the right to change the third party vendors themselves.  These changes may be the result of several different factors, including but not limited to: customer satisfaction, informational accuracy, adherence to privacy and corporate security standards or requirements, quality evaluation, performance or skill evaluations, risk management policies, or cost structure.  Affiliates, subsidiaries and third party vendors who provide services to Wachovia Bank, its affiliates and its customers may change from time to time, and noteholders will not be notified of any change.  Similarly, to the extent that the terms and conditions are altered for agreements with affiliates, subsidiaries and third party vendors, noteholders will not be given notice of those changes.

If an affiliated or unaffiliated third party performing certain outsourced or delegated functions were to enter bankruptcy or become insolvent, then the servicing of the accounts in the issuing entity could be delayed and payments on your notes could be accelerated, delayed or reduced.

Decisions by Wachovia Bank to outsource certain duties either to affiliated or unaffiliated third parties are based on cost, the ability of such parties to provide greater flexibility to Wachovia Bank, experience and various other factors.  Wachovia Bank or one of its affiliates monitors the third parties performing the outsourced functions based on the level of risk associated with, and the particular duties being provided by, each third party.

The following discussion provides certain information regarding Total Systems Services, Inc., the primary unaffiliated third party that performs certain servicing functions on behalf of Wachovia Bank.

Total Systems Services, Inc.

Wachovia Card has entered into an agreement with Total Systems Services, Inc. (“TSYS”®), a Georgia corporation, under which TSYS will perform certain data processing and administrative functions associated with servicing the credit card receivables held by the issuing entity.  If TSYS were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by the respective cardholders could occur, and the replacement of the services TSYS currently provides to Wachovia Card could be time-consuming.  As a result, delays in payments to noteholders could occur.

Wachovia Card utilizes a variety of the services provided by TSYS to service Wachovia Card’s VISA consumer revolving credit card accounts, including provisions of network interface to other card processors through VISA USA Incorporated.  This network provides cardholder authorizations in addition to a conduit for funds transfer and settlement.

The agreement between Wachovia Card and TSYS is in effect until July 2011 but is extendable upon written agreement of both parties.  Wachovia Card and TSYS have the ability to terminate the agreement for cause and, in certain circumstances, Wachovia Card may terminate the agreement for convenience.  In addition, in the future, Wachovia Card will have the option to transfer credit card processing services in-house under a license of the TS2® technology platform.

Evidence as to Compliance

The fiscal year for the issuing entity will end on December 31 of each year.  The servicer will file with the SEC an annual report on Form 10-K on behalf of the issuing entity within ninety days after the end of its fiscal year.

Within ninety days after the fiscal year end of the issuing entity, the servicer will deliver to the indenture trustee and, if required, file with the SEC as part of an annual report on the Form 10-K filed on behalf of the issuing entity, the following documents:

•

a report regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the notes;

•

with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

•

a servicer compliance certificate, signed by an authorized officer of the servicer, to the effect that:

–

a review of the servicer’s activities during the reporting period and of its performance under the transfer and servicing agreement has been made under such officer’s supervision.

–

to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the transfer and servicing agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Copies of all statements, certificates and reports furnished to the indenture trustee may be obtained by a request in writing delivered to the indenture trustee.

 Fees and Expenses

The following table sets forth certain information with respect to the fees payable to the Servicer, the Owner Trustee and the Indenture Trustee in respect of the performance of their obligations to the Issuing Entity.


Type of Fee	Amount of Fee	Party Receiving Fee	Priority of Distribution
Servicing Fee(1) (2)	One-twelfth of the product of (a) the servicing fee rate of 2.0% per annum and (b) the average principal balance of the receivables in the issuing entity.	Servicer

Payable after targeted deposits to the interest funding account to fund the payment of interest on the notes and certain payments due under related derivative agreements on each First Note Transfer Date.

Owner Trustee Fee	The fees of the Owner Trustee will be determined by agreement between the Servicer and the Owner Trustee.	Owner Trustee	Included in Servicing Fee.
Indenture Trustee Fee	The fees of the Indenture Trustee will be determined by agreement between the Servicer and the Indenture Trustee.	Indenture Trustee	Included in Servicing Fee.

(1)  For information on the servicing compensation, see “Servicing of Receivables—Servicing Compensation and Payment of Expenses.”

(2)  The servicer will use a portion of the servicing fee for the payment of (i) the fees and expenses of the owner trustee and the indenture trustee, (ii) the monthly administration fee and (iii) certain accountant fees and other fees, see “Servicing of Receivables—Servicing Compensation and Payment of Expenses.”


The Notes

General

The WachoviaSeries notes will be issued pursuant to the indenture and an indenture supplement called the “WachoviaSeries indenture supplement.”  A copy of the form of each of these documents is filed as an exhibit to the registration statement of which this prospectus is a part.  For each tranche of notes, there will be a terms document that will contain the specific terms for that tranche.  The following discussion and certain sections in the accompanying prospectus supplement summarize the material terms of the WachoviaSeries notes, the indenture and the WachoviaSeries indenture supplement.  These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the WachoviaSeries notes, the indenture and the WachoviaSeries indenture supplement.

The indenture and the WachoviaSeries indenture supplement do not limit the aggregate principal amount of notes that may be issued.

The WachoviaSeries consists of multiple classes of notes.  When we refer to Class A notes, Class B notes or Class C notes in this prospectus and the accompanying prospectus supplement, we mean Class A notes, Class B notes and Class C notes of the WachoviaSeries, respectively.  A class designation determines the relative seniority for receipt of cash flows and funding of the default amount allocated to the WachoviaSeries notes.  The WachoviaSeries is a multiple tranche series, meaning each class of WachoviaSeries notes has multiple discrete issuances called “tranches” which have been issued at different times and have different terms.  Whenever a “class” of WachoviaSeries notes is referred to in this prospectus or any prospectus supplement, it also includes all tranches of that class of WachoviaSeries notes, unless the context otherwise requires.  The accompanying prospectus supplement will specify the material terms of the class or tranche of WachoviaSeries notes being issued.

Holders of the notes of any outstanding tranche will not have the right to prior review of, or consent to, any subsequent issuance of a tranche of notes.

The issuing entity will pay principal of and interest on a class or tranche of notes solely from Available Finance Charge Collections, Available Principal Collections and other amounts in any issuing entity bank accounts, including any supplemental accounts, relating to that class or tranche, and amounts received under any derivative agreement or supplemental credit enhancement agreement relating to that class or tranche, after giving effect to all required allocations and any reallocations.  If those sources are not sufficient for payment of principal of and interest on that class or tranche, the noteholders will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on that class or tranche.

The notes represent a contractual debt obligation of the issuing entity.  A note is not a deposit and none of the notes or any credit card receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount

Each class or tranche of notes has a stated principal amount, an outstanding dollar principal amount and a Nominal Liquidation Amount.

Stated Principal Amount

The stated principal amount of a class or tranche of notes is the amount that is stated on the face of the notes of that class or tranche to be payable to the holder of that class or tranche.  It can be denominated in U.S. dollars or in a foreign currency.  The specific terms of any note denominated in a foreign currency will be described in the accompanying prospectus supplement.

Outstanding Dollar Principal Amount

For a class or tranche of U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount of that class or tranche, unless otherwise described in the accompanying prospectus supplement, less principal payments made to the noteholders.  For a class or tranche of foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the initial principal amount of that class or tranche, as described in the applicable prospectus supplement, less dollar payments made to derivative counterparties or, in the event the derivative agreement is non-performing, less dollar payments converted to make payments to noteholders, each with respect to principal for that class or tranche.  For a class or tranche of discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the applicable prospectus supplement.  The outstanding dollar principal amount of a class or tranche of discount notes will increase over time as principal accretes.  The outstanding dollar principal amount of any class or tranche of notes will decrease as a result of each payment of principal on that class or tranche.

In addition, a class or tranche of notes may have an Adjusted Outstanding Dollar Principal Amount.  The “Adjusted Outstanding Dollar Principal Amount” of a class or tranche of notes is the outstanding dollar principal amount of that class or tranche, less any funds on deposit in the principal funding subaccount for that class or tranche.  The Adjusted Outstanding Dollar Principal Amount of any class or tranche of notes will decrease as a result of each deposit into the principal funding subaccount for that class or tranche.

Nominal Liquidation Amount

The “Nominal Liquidation Amount” of a class or tranche of notes is a U.S. dollar amount based on the initial dollar principal amount at issuance of that class or tranche minus certain reductions and plus certain increases as described below.  The Nominal Liquidation Amount of the notes is equal to the sum of the Nominal Liquidation Amounts of all classes or tranches of notes.

There are four ways that the Nominal Liquidation Amount of a class or tranche of notes can be increased:

•

For a class or tranche of discount notes, the Nominal Liquidation Amount of that class or tranche will increase over time as principal accretes, to the extent that Finance Charge Collections are allocated for that purpose.

•

For all notes, the Nominal Liquidation Amount will increase if Finance Charge Collections are available to reimburse earlier reductions in the Nominal Liquidation Amount due to charge-offs for any uncovered Default Amount or from reallocations of Principal Collections from subordinated notes to pay interest on senior notes or the portion of the Servicing Fee allocable to senior notes and any other shortfall specified in the accompanying prospectus supplement.  The increases will be allocated first to the senior-most notes with a deficiency in its Nominal Liquidation Amount and then, in succession, to the more subordinated notes with a deficiency in their Nominal Liquidation Amount.

•

For all classes or tranches of notes, the Nominal Liquidation Amount of a class or tranche of notes will increase by an amount equal to the portion of the amount on deposit in the principal funding subaccount for that class or tranche, in excess of the amount targeted to be on deposit in the principal funding subaccount for that class or tranche, that is deposited into the principal funding subaccount for another class or tranche of notes or is paid to the issuing entity pursuant to the WachoviaSeries indenture supplement.

•

For all classes or tranches of notes, the Nominal Liquidation Amount of that class or tranche of notes will increase by an amount equal to the principal amount of any additional notes of that class or tranche issued after the initial issuance of notes of that class or tranche.

The increases will be further allocated to each tranche of a class of notes pro rata based on the deficiency in the Nominal Liquidation Amount of each tranche of that class.

The Nominal Liquidation Amount of a class or tranche of notes may be reduced as follows:

•

If Available Finance Charge Collections are insufficient to fund the WachoviaSeries Default Amount, any uncovered WachoviaSeries Default Amount will result in a reduction of the Nominal Liquidation Amount of the notes.  Subordinated notes will generally bear the risk of reduction in their Nominal Liquidation Amount due to charge-offs resulting from any uncovered WachoviaSeries Default Amount before senior notes.

While these reductions will be initially allocated pro rata to each tranche of notes based on the Nominal Liquidation Amount used for that tranche in the calculation of the WachoviaSeries Floating Allocation Percentage, they will then be reallocated to the tranches of subordinated notes in succession based on class designation, beginning with the tranches of the most subordinated notes.  However, these reallocations will be made from tranches of senior notes to subordinated notes only to the extent that those tranches of senior notes have not used all of their required subordinated amount.  For any tranche, the required subordinated amount will be specified in the accompanying prospectus supplement.  Reductions that cannot be reallocated to a more subordinated tranche will reduce the Nominal Liquidation Amount of the tranche to which the reductions were initially allocated.

•

If Available Principal Collections allocable to subordinated notes are reallocated to pay interest on senior notes, any shortfall in the payment of the portion of the Servicing Fee allocable to senior notes or any other shortfall specified in the accompanying prospectus supplement for the notes, the Nominal Liquidation Amount of the subordinated notes will be reduced by the amount of the reallocations.  The amount of the reallocation of Available Principal Collections will be applied to reduce the Nominal Liquidation Amount of the subordinated notes in succession, beginning with the most subordinated notes.  However, Available Principal Collections will be reallocated only to the extent that those senior notes have not used all of their required subordinated amount.  In addition, no Available Principal Collections will be reallocated to pay interest on a senior note or any portion of the Servicing Fee allocable to senior classes of notes if the reallocation would result in the reduction of the Nominal Liquidation Amount of those senior notes.

These reductions will generally be allocated within each class pro rata to each outstanding tranche of notes of the related class based on the Nominal Liquidation Amount used for that tranche in the calculation of the WachoviaSeries Floating Allocation Percentage.

•

The Nominal Liquidation Amount of a class or tranche of notes will be reduced by the amount on deposit in the applicable principal funding subaccount.

•

The Nominal Liquidation Amount of a class or tranche of notes will be reduced by the amount of payments of principal on that class or tranche without duplication of reductions for amounts deposited to the applicable principal funding subaccount for such payments.

•

Upon a sale of assets following an event of default and acceleration or on the legal maturity date of a class or tranche of notes, the Nominal Liquidation Amount of that class or tranche will be reduced to zero.  See “Sources of Funds to Pay the Notes—Sale of Assets.”

Available Finance Charge Collections will be applied, as described in “Deposit and Application of Funds for WachoviaSeries Notes,” to cover the WachoviaSeries Default Amount.  If Available Finance Charge Collections are sufficient to cover the WachoviaSeries Default Amount, the Nominal Liquidation Amount of the notes will not be reduced.  Available Finance Charge Collections also will be applied, as described in “Deposit and Application of Funds for WachoviaSeries Notes,” to reimburse earlier reductions in the Nominal Liquidation Amount of the notes for any uncovered Default Amount or for reallocations of Principal Collections from subordinated notes to pay interest on senior notes or the portion of the Servicing Fee allocable to the senior notes.  Available Finance Charge Collections used to reimburse earlier reductions of the Nominal Liquidation Amount will be treated as Available Principal Collections.

In most circumstances, the Nominal Liquidation Amount of a class or tranche of notes, together with any accumulated Available Principal Collections held in the applicable principal funding subaccount, will be equal to the outstanding dollar principal amount of that class or tranche.  However, if there are reductions in the Nominal Liquidation Amount as a result of charge-offs for any uncovered Default Amount or as a result of reallocations of Principal Collections allocated to that class or tranche to pay interest on more senior notes or the portion of the Servicing Fee allocable to senior notes, there will be a deficit in the Nominal Liquidation Amount of that class or tranche.  Unless that deficiency is reimbursed through the application of Available Finance Charge Collections, the stated principal amount of that class or tranche will not be paid in full.  This means that if the Nominal Liquidation Amount of a class or tranche of notes has been reduced by charge-offs for any uncovered WachoviaSeries Default Amount or by reallocations of Available Principal Collections allocated to subordinated notes to pay interest on senior notes or the portion of the Servicing Fee allocable to senior notes, the holders of the class or tranche of notes with the reduced Nominal Liquidation Amount may receive less than the full stated principal amount of their class or tranche of notes. This occurs either because the amount of dollars allocated to pay them is less than the outstanding dollar principal amount of that class or tranche, or because the amount of dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of that class or tranche in full.

The Nominal Liquidation Amount of a class or tranche of notes may not be reduced below zero, and may not be increased above the outstanding dollar principal amount of that class or tranche, less any amounts on deposit in the applicable principal funding subaccount.

Charge-offs for any uncovered WachoviaSeries Default Amount and reallocations of Principal Collections to pay interest on senior notes or the portion of the Servicing Fee allocable to senior notes reduce the Nominal Liquidation Amount of outstanding classes and tranches of notes only and do not affect classes or tranches of notes that are issued after that time.

Interest

Interest will accrue on a tranche of notes, except on a tranche of discount notes, from the relevant issuance date at the applicable interest rate for that tranche, which may be a fixed, floating or other type of rate as specified in the accompanying prospectus supplement.  Interest will be distributed on the dates specified in the accompanying prospectus supplement, each referred to in this prospectus as an “Interest Payment Date,” or, if the Interest Payment Dates for any tranche of notes occur less frequently than monthly, interest will be deposited in the interest funding account or the applicable interest funding subaccount pending distribution to that tranche.  Each tranche of notes has a separate interest funding subaccount.  Interest payments or deposits will be funded from Available Finance Charge Collections allocated to that tranche during the preceding month or months, from any applicable credit enhancement, if necessary, and from certain other amounts specified in this prospectus or in the accompanying prospectus supplement.

For each issuance of a tranche of fixed rate notes, the fixed rate of interest at which interest will accrue on that tranche will be designated in the accompanying prospectus supplement.  For each issuance of a tranche of floating rate notes, the interest rate index or other formula on which the interest is based will be designated in the accompanying prospectus supplement.  In addition, the accompanying prospectus supplement will specify if any tranche of notes receives any additional interest and how it is to be calculated.

A tranche of discount notes will be issued at a price lower than the stated principal amount payable on the Scheduled Principal Payment Date of that tranche.  Until the Scheduled Principal Payment Date for a tranche of discount notes, accreted principal will be capitalized as part of the principal amount of that tranche so long as an early amortization event or an event of default and acceleration with respect to that tranche has not occurred.  If applicable, the accompanying prospectus supplement will specify the accretion rate to be borne by a tranche of discount notes after an event of default and acceleration or after its Scheduled Principal Payment Date.

Each payment of interest on a tranche of notes will include all interest accrued from the preceding Interest Payment Date—or, for the first period in which interest accrues, from the issuance date—through the day preceding the current Interest Payment Date, or any other period as may be specified in the accompanying prospectus supplement.  Interest on a tranche of notes will be due and payable on each Interest Payment Date.

If interest on a tranche of notes is not paid within 35 days after that interest is due, an event of default will occur with respect to that tranche.  See “—Events of Default.”

Principal

The timing of payment of principal of a tranche of notes will be specified in the accompanying prospectus supplement, and each date on which payment is made will be referred to in this prospectus as a “Principal Payment Date.”

The accompanying prospectus supplement will specify the Scheduled Principal Payment Date on which the principal of a tranche of notes is scheduled to be repaid.  Principal of a tranche of notes may be paid later than its Scheduled Principal Payment Date if sufficient funds are not allocated from the issuing entity to the tranche of notes to be paid.  Additionally, in the case of a tranche of subordinated notes, principal of that tranche will be paid on its Scheduled Principal Payment Date only to the extent that payment is permitted by the subordination provisions of the senior notes.

It is not an event of default if the principal of a tranche of notes is not paid on its Scheduled Principal Payment Date.  However, if the stated principal amount of a tranche of notes is not paid in full by its legal maturity date, an event of default will occur with respect to that tranche.  See “—Events of Default.”

Principal of a tranche of notes may be paid earlier than its Scheduled Principal Payment Date if an optional redemption, early amortization event or an event of default and acceleration occurs with respect to that tranche.  See “—Redemption and Early Amortization of Notes; Early Amortization Events” and “—Events of Default.”

See “Risk Factors” for a discussion of factors that may affect the timing of principal payments on a tranche of notes.

Subordination of Interest and Principal

Interest payments on and principal payments of Class B notes and Class C notes are subordinated to respective payments on Class A notes.  Subordination of Class B notes and Class C notes provides credit enhancement for Class A notes.  Interest and principal payments on Class C notes are subordinated to respective payments on Class A notes and Class B notes.  Subordination of Class C notes provides credit enhancement for Class A notes and Class B notes.

In certain circumstances, the credit enhancement for a tranche of Class A notes may be provided solely by the subordination of Class C notes and the Class B notes will not, in that case, provide credit enhancement for that tranche of Class A notes.  Funds on deposit in the Class C reserve subaccount for any tranche of Class C notes will, however, be available only to the holders of that tranche of Class C notes to cover shortfalls of interest on any interest payment date and principal on the legal maturity date and other specified dates for that tranche of Class C notes.  See “Deposit and Application of Funds for WachoviaSeries Notes—Withdrawals from the Class C Reserve Account.”

Available Principal Collections may be reallocated to pay interest on senior notes and to pay the Servicing Fee allocated to the senior notes, subject to certain limitations.  In addition, charge-offs due to any uncovered WachoviaSeries Default Amount are generally first applied against the subordinated notes.  See “—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount.”

Available Principal Collections allocable to subordinated notes may be deposited into the principal funding subaccount of subordinated notes or used to make payments of principal on subordinated notes while senior notes are outstanding only under the following circumstances:

•

If after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to provide the required subordination for the outstanding senior notes.  See “Deposit and Application of Funds for WachoviaSeries Notes—Targeted Deposits of Available Principal Collections to the Principal Funding Account” and “—Allocation to Principal Funding Subaccounts.”  For example, if a tranche of Class A notes has matured and been repaid, this generally means that, unless other Class A notes are issued, at least some Class B notes that were providing credit enhancement to the Class A notes and some Class C notes that were providing credit enhancement to the Class A notes, may be repaid when they mature even if other tranches of Class A notes are outstanding.

•

If the principal funding subaccounts of the senior notes have been sufficiently prefunded as described in “Deposit and Application of Funds for WachoviaSeries Notes—Targeted Deposits of Available Principal Collections to the Principal Funding Account—Prefunding of the Principal Funding Account of Senior Notes.”

•

If new subordinated notes are issued or other forms of credit enhancement exist so that the subordinated notes that have reached their scheduled principal payment date are no longer necessary to provide the required subordination.

•

If the tranche of subordinated notes reaches its legal maturity date.

Available Principal Collections remaining after any reallocations for payments of interest on the senior notes or for the payment of the Servicing Fee allocated to the senior notes will be first applied to make targeted deposits to the principal funding subaccounts of senior notes before being applied to make targeted deposits to the principal funding subaccounts of the subordinated notes.

Required Subordinated Amount

The issuing entity may issue different tranches of notes at the same time or at different times, but no tranche of senior notes may be issued unless a sufficient amount of subordinated notes will be issued on that date or has previously been issued and is outstanding and available as subordination for that tranche of senior notes.  The required subordinated amount of a class or tranche of senior notes is the aggregate Nominal Liquidation Amount of subordinated notes that is required to be outstanding and available on the date when a class or tranche of senior notes is issued.  This amount will be specified in the applicable prospectus supplement.  The required subordinated amount is also used, in conjunction with the consumption of enhancement from subordinated notes, referred to as “usage,” to determine whether a class or tranche of subordinated notes may be repaid before its legal maturity date while senior notes are outstanding.

The issuing entity may change the required subordinated amount for any class or tranche of notes, or the method of computing the required subordinated amount, at any time without the consent of any noteholders so long as the issuing entity has:

•

received written confirmation from each Rating Agency that has rated any outstanding notes that the change will not result in the reduction or withdrawal of its then-current rating of any outstanding notes; and

•

delivered a Tax Opinion to the indenture trustee and each Rating Agency that has rated any outstanding notes.

In order to issue Class A notes, the issuing entity must calculate the amount of Class B notes and Class C notes available as subordination for a new tranche of Class A notes.  The issuing entity will first calculate the available amount of Class B notes for the new tranche of Class A notes.  This is done by computing the following:

•

the aggregate Nominal Liquidation Amount of all tranches of outstanding Class B notes on that date, after giving effect to issuances, deposits, allocations, reallocations or payments with respect to Class B notes to be made on that date; plus

•

the aggregate amount of all Class A Usage of Class B Required Subordinated Amount by any outstanding tranche of Class A notes on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date; minus

•

the aggregate amount of the Class A required subordinated amount of Class B notes for all other tranches of Class A notes outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date.

The issuing entity then will calculate the amount of Class C notes available as subordination for a new tranche of Class A notes by computing the following:

•

the aggregate Nominal Liquidation Amount of all tranches of outstanding Class C notes on that date, after giving effect to issuances, deposits, allocations, reallocations or payments with respect to Class C notes to be made on that date; plus

•

the aggregate amount of all Class A Usage of Class C Required Subordinated Amount by any outstanding tranche of Class A notes on that date, after giving effect to issuances, deposits, allocations, reallocations or payments to be made on that date; minus

•

the aggregate amount of the Class A required subordinated amount of Class C notes for all other tranches of Class A notes outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date.

In order to issue Class B notes, the issuing entity must calculate the amount of Class C notes available as subordination for a new tranche of Class B notes by computing the following:

•

the aggregate Nominal Liquidation Amount of all tranches of outstanding Class C notes on that date, after giving effect to issuances, deposits, allocations, reallocations or payments with respect to Class C notes to be made on that date; plus

•

the sum of the aggregate amount of all Class B Usage of Class C Required Subordinated Amount by any outstanding tranche of Class B notes and the aggregate amount of Class A Usage of Class C Required Subordinated Amount by any outstanding tranche of Class A notes with a Class A required subordinated amount of Class B notes of zero on that date, after giving effect to issuances, deposits, allocations, reallocations or payments to be made on that date; minus

•

the aggregate amount of the Class B required subordinated amount of Class C notes for all other tranches of Class B notes outstanding on that date plus the aggregate amount of Class A required subordinated amount of Class C notes for all outstanding tranches of Class A notes with a Class A required subordinated amount of Class B notes of zero, after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date.

Revolving Period

The revolving period for a tranche of notes is the period from the issuance date for that tranche of notes through the beginning of the amortization period or accumulation period.  The accumulation period is generally scheduled to begin twelve whole calendar months before the Scheduled Principal Payment Date for a tranche of notes.  This is referred to as the “accumulation period length.”  The deposit targeted to be made into the principal funding subaccount for that tranche for each month during the accumulation period will be one-twelfth of the outstanding dollar principal amount of that tranche.

The issuing entity may postpone the beginning of the accumulation period for a tranche of notes if the servicer determines that less than twelve months will be required to accumulate Available Principal Collections necessary to pay the outstanding dollar principal amount of that tranche of notes on its Scheduled Principal Payment Date.  The targeted deposit for each month during the accumulation period will become proportionately larger for each month that the commencement of the accumulation period is postponed.  There must be at least one targeted deposit.

In addition, the issuing entity may elect to suspend the start of the accumulation period for a tranche of notes if it obtains, at its option, a “qualified maturity agreement.”  This agreement would require a counterparty to deposit into the principal funding subaccount for a tranche of notes on the business day preceding the Scheduled Principal Payment Date an amount up to the outstanding dollar principal amount, but not to exceed the Nominal Liquidation Amount of such tranche of notes, as of the close of business on such date.

The qualified maturity agreement will terminate after the Scheduled Principal Payment Date.  However: the issuing entity may terminate the qualified maturity agreement earlier (a) if it obtains a substitute qualified maturity agreement, (b) if the counterparty ceases to be a qualified institution and the issuing entity is unable to obtain a substitute qualified maturity agreement, or (c) upon the occurrence of an early amortization event.

If a qualified maturity agreement is terminated early and a substitute qualified maturity agreement is not obtained, the accumulation period will then begin on the later of: (a) the date to which the commencement of the accumulation period may be postponed as determined on the date of such termination or (b) the first day of the monthly period following the termination of the qualified maturity agreement.

Receivables arising in additional consumer revolving credit card accounts may be added to the issuing entity and receivables arising in designated accounts may be removed from the issuing entity at any time during the revolving period.  There is no minimum or maximum amount of additional consumer revolving credit card accounts that may be added during the revolving period but all consumer revolving credit card accounts must meet the requirements for addition described in “Sources of Funds to Pay the Notes—Addition of Assets.”

Redemption and Early Amortization of Notes; Early Amortization Events

The servicer of the issuing entity may, at its option, redeem any tranche of notes at any time when the outstanding principal amount of the noteholders’ interest in that tranche is less than 10% of the highest outstanding dollar principal amount at any time of that tranche.  Wachovia Bank, as servicer for the issuing entity, will not redeem subordinated notes if those notes are required to provide credit enhancement for senior notes.

If Wachovia Bank, as servicer for the issuing entity, elects to redeem a tranche of notes, it will cause the Indenture Trustee to notify the registered holders of that tranche at least 30 days prior to the redemption date.  The redemption price of a note will equal 100% of the outstanding dollar principal amount of that note, plus accrued but unpaid interest and any additional interest on that note to but excluding the date of redemption.

In addition, if an early amortization event (other than non-payment of those notes on the Scheduled Principal Payment Date) occurs with respect to any tranche of notes, the issuing entity will be required to repay, to the extent that funds are available for that repayment after giving effect to all allocations and reallocations and, with respect to subordinated notes, to the extent payment is permitted by the subordination provisions of the senior notes, the principal of each affected tranche of notes before the Scheduled Principal Payment Date of that tranche. If the early amortization event described in the fifth bullet point in the next paragraph occurs, the issuing entity will be required to make principal and interest payments on those notes monthly until the outstanding dollar principal amount of those notes plus accrued but unpaid interest and any additional interest are paid in full or their legal maturity date specified in the accompanying prospectus supplement occurs, whichever is earlier.  The issuing entity will give notice to holders of the affected notes before an early amortization date.

Early amortization events include the following:

•

the transferor fails to designate additional credit card receivables for inclusion in the issuing entity when such action is required;

•

any Servicer Default occurs that would have a material adverse effect on the holders of the notes;

•

the ability of Wachovia Card to designate additional credit card receivables for inclusion in the issuing entity is restricted and that restriction causes either (1) the Pool Balance to not equal or exceed the Minimum Pool Balance or (2) the Transferor Amount to not equal or exceed the Required Transferor Amount, each calculated excluding the credit card receivables arising in any affected consumer revolving credit card account included in the issuing entity and the issuing entity fails to meet those tests for 10 Business Days;

•

the occurrence of an event of default and acceleration of a class or tranche of notes;

•

the occurrence of the Scheduled Principal Payment Date of a tranche of notes;

•

the issuing entity becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

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the insolvency, conservatorship or receivership of the Transferor ; or

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any additional early amortization event specified in the accompanying prospectus supplement with respect to such with respect to a series, class or tranche of notes.

 In addition to the early amortization events applicable to all notes, including the WachoviaSeries notes, described above, each of the following events will be an early amortization event for the WachoviaSeries notes:

 •

for any month, the average of the Excess Spread Percentage for any three consecutive months is less than zero (or any greater required excess spread percentage designated in accordance with the accompanying prospectus supplement);

•

failure on the part of the Transferor (i) to make any payment or deposit required to be made by the Transferor by the terms of the Transfer and Servicing Agreement, the Indenture or the WachoviaSeries

Indenture Supplement on or before the date occurring five (5) Business Days after the date such payment or deposit is required to be made therein or herein or (ii) duly to observe or perform any other covenants or agreements of the Transferor set forth in the Transfer and Servicing Agreement, the Indenture or the WachoviaSeries Indenture Supplement, which failure has a material adverse effect on the WachoviaSeries Noteholders and which continues unremedied for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Indenture Trustee, or to the Transferor and the Indenture Trustee by any WachoviaSeries Noteholder and continues to materially and adversely affect the interests of the WachoviaSeries Noteholders during such 60-day period; or

 •

any representation or warranty made by the Transferor in the Transfer and Servicing Agreement, the Indenture or the WachoviaSeries Indenture Supplement, or any information contained in a computer file required to be delivered by the Transferor pursuant to the Transfer and Servicing Agreement shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Indenture Trustee, or to the Transferor and the Indenture Trustee by any WachoviaSeries Noteholder and as a result of which the interests of the WachoviaSeries Noteholders are materially and adversely affected for such period; however, that an Early Amortization Event pursuant to this clause shall not be deemed to have occurred if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Transfer and Servicing Agreement.

 The amount repaid with respect to any class or tranche of notes will be the outstanding dollar principal amount of that class or tranche of notes, plus accrued but unpaid interest and any additional interest to but excluding the date of repayment.  If the amount of Available Finance Charge Collections and Available Principal Collections allocated to the tranche of notes to be repaid, together with funds on deposit in the applicable principal funding subaccount, interest funding subaccount and Class C reserve subaccount, if applicable, and any amounts payable to the issuing entity under any applicable derivative agreement or supplemental credit enhancement agreement are insufficient to pay the outstanding dollar principal amount plus accrued but unpaid interest and any additional interest in full on the next Principal Payment Date after giving effect to the subordination provisions of the senior notes and allocations to any other notes ranking equally with that tranche of notes, monthly payments on the notes to be repaid will thereafter be made on each Principal Payment Date until the outstanding dollar principal amount of the notes plus accrued but unpaid interest and any additional interest are paid in full, or the legal maturity date of the notes occurs, whichever is earlier.

No Principal Collections will be allocated to a tranche of notes with a Nominal Liquidation Amount of zero, even if the stated principal amount of that tranche has not been paid in full.  However, any funds previously deposited in the applicable principal funding subaccount, interest funding subaccount and Class C reserve subaccount, if applicable, and any amounts received from any applicable derivative agreement or supplemental credit enhancement agreement will still be available to pay principal of and interest on that tranche of notes on each Interest Payment Date and/or Principal Payment Date, as applicable, until those amounts have been disbursed.

In addition, Finance Charge Collections allocated to the WachoviaSeries notes, after payment of certain other items, can be applied to reimburse reductions in the Nominal Liquidation Amount of that tranche of notes resulting from reallocations of Available Principal Collections allocable to the subordinated notes to pay interest on senior notes or the portion of the Servicing Fee allocable to the senior notes or from charge-offs for any uncovered WachoviaSeries Default Amount.

Events of Default

Events of default include the following:

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the issuing entity’s failure, for a period of 35 days, to pay interest on any tranche of notes when that interest becomes due and payable;

•

the issuing entity’s failure to pay the stated principal amount of any tranche of notes on their applicable legal maturity date;

•

the issuing entity’s default in the performance, or breach, of any other of its covenants or warranties in the indenture, for a period of 90 days after either the indenture trustee or the holders of 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected class or tranche has provided written notice requesting remedy of that breach, and, as a result of that default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 90-day period; and

•

the occurrence of certain events of bankruptcy or insolvency of the issuing entity.

Failure to pay the full stated principal amount of a note on its Scheduled Principal Payment Date will not constitute an event of default.  An event of default with respect to a tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes that may be issued.

It is not an event of default if the issuing entity fails to redeem a note prior to the legal maturity date of that note because it does not have sufficient funds available or because payment of principal of a subordinated note is delayed because it is necessary to provide required subordination for senior notes.

Events of Default Remedies

The occurrence of the event of default involving the bankruptcy or insolvency of the issuing entity results in an automatic acceleration of all of the notes.  If other events of default occur and are continuing with respect to any class or tranche of notes, either the indenture trustee or the holders of more than 66 2/3% of the outstanding dollar principal amount of that class or tranche of notes may declare the principal of all those outstanding notes to be immediately due and payable.  This declaration of acceleration may generally be rescinded by the holders of more than 66 2/3% of the outstanding dollar principal amount of that class or tranche of notes.

If a class or tranche of notes is accelerated before its legal maturity date, the indenture trustee may at any time thereafter, and at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of that class or tranche of notes at any time thereafter will sell assets as provided herein.

In addition, a sale of assets following an event of default and acceleration of a tranche of subordinated notes may be delayed as described in “Sources of Funds to Pay the Notes—Sale of Assets” if the payment is not permitted by the subordination provisions of the senior notes.

If an event of default occurs relating to the failure to pay principal of or interest on a tranche of notes in full on the legal maturity date, assets will automatically be sold on that date, as described in “Sources of Funds to Pay the Notes—Sale of Assets.”

Following a sale of assets, the Nominal Liquidation Amount of the applicable tranche of notes will be automatically reduced to zero and Principal Collections and Finance Charge Collections will no longer be allocated to that tranche of notes.  Holders of the applicable tranche of notes will receive the proceeds of the sale plus any amounts on deposit in issuing entity bank accounts that are allocable to that tranche of notes in an amount not to exceed the outstanding dollar principal amount of, plus accrued but unpaid interest and any additional interest on, that tranche of notes.

Any money or other property collected by the indenture trustee with respect to a tranche of notes in connection with a sale of assets following an event of default will be applied in the following priority, at the dates fixed by the indenture trustee:

•

first, to pay all compensation and reimbursements owed to the indenture trustee for services rendered in connection with the indenture, or indemnification of the indenture trustee for any and all losses, liabilities or expenses incurred without negligence or bad faith on their part, arising out of or in connection with the performance of their duties and obligations;

•

second, to pay the amounts of interest and principal then due and unpaid plus any additional interest on that tranche of notes;

•

third, to pay any servicing fee owed to the servicer and any other fees or expenses then owing for that tranche of notes; and

•

fourth, any remaining amounts will be paid to the issuing entity.

If a sale of assets does not take place following an acceleration of a tranche of notes, then:

•

The issuing entity will continue to hold the assets, and distributions on the assets will continue to be applied in accordance with the distribution provisions of the indenture and the WachoviaSeries indenture supplement.

•

Principal will be paid on the accelerated tranche of notes to the extent funds are received by the issuing entity and available to the accelerated tranche after giving effect to all allocations and reallocations and payment is permitted by the subordination provisions of the senior notes.

•

If the accelerated notes are a tranche of subordinated notes, and the subordination provisions of the senior notes prevent the payment of the accelerated tranche of subordinated notes, prefunding of the senior notes will begin.  Afterward, payment will be made to the extent provided in the WachoviaSeries indenture supplement.

•

On the legal maturity date of the accelerated tranche of notes, if that tranche of notes has not been paid in full, the indenture trustee will sell, or cause to be sold, assets.

The holders of more than 66 2/3% of the outstanding dollar principal amount of any accelerated tranche of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee.  However, the indenture trustee may decline to follow the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of the notes only if it determines that: (1) the action so directed is unlawful or conflicts with the indenture, (2) the action so directed would involve it in personal liability, or (3) the action so directed would be unjustly prejudicial to the noteholders not taking part in such direction ..  The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on that note on the legal maturity date expressed in that note.

Generally, if an event of default occurs and any notes are accelerated, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture unless the holders of affected notes offer the indenture trustee reasonable indemnity.  Upon acceleration of the maturity of a tranche of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes ranking senior to the lien of those notes for their unpaid fees and expenses.

The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against the issuing entity whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Wachovia Card or by one of its affiliates, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Final Payment of the Notes

Noteholders are entitled to payment of principal in an amount equal to the outstanding dollar principal amount of their respective notes.  However, Available Principal Collections will be allocated to pay principal on the notes only up to their Nominal Liquidation Amount, which will be reduced for charge-offs for any uncovered

WachoviaSeries Default Amount and reallocations of Available Principal Collections to pay interest on senior notes or the portion of the Servicing Fee allocated to the senior notes.  In addition, if a sale of assets occurs, as described in “Sources of Funds to Pay the Notes—Sale of Assets,” the amount of assets sold generally will be limited to the Nominal Liquidation Amount of, plus any accrued but unpaid interest and any additional interest on, the applicable tranche of notes.  If the Nominal Liquidation Amount of a tranche has been reduced, noteholders of that tranche will receive full payment of principal only to the extent proceeds from the sale of assets are sufficient to pay the full principal amount, amounts are received from an applicable derivative agreement or an applicable supplemental credit enhancement agreement or amounts have been previously deposited in an issuing entity bank account for that tranche.

On the date of a sale of assets, the proceeds of that sale will be available to pay the outstanding dollar principal amount of, plus any accrued but unpaid interest and any additional interest on, that tranche.

A tranche of notes will be considered to be paid in full, the holders of that tranche will have no further right or claim, and the issuing entity will have no further obligation or liability for principal or interest, on the earliest to occur of:

•

the date of the payment in full of the outstanding dollar principal amount of, and all accrued but unpaid interest and any additional interest, that tranche;

•

the date on which the outstanding dollar principal amount of that tranche, after giving effect to all deposits, allocations, reimbursements, reallocations, sales of assets and payments to be made on that date, is reduced to zero, and all accrued but unpaid interest and any additional interest on that tranche is paid in full;

•

the legal maturity date of that tranche, after giving effect to all deposits, allocations, reimbursements, reallocations, sales of assets and payments to be made on that date; or

•

the date of the payment following the date on which a sale of assets has taken place with respect to that tranche, as described in “Sources of Funds to Pay the Notes—Sale of Assets.”

Issuances of New Series, Classes and Tranches of Notes

Conditions to Issuance

The issuing entity may issue new notes of any series, class or tranche only if the conditions of issuance are met or waived as described below.  These conditions include:

•

on or prior to the third Business Day before the new issuance is to occur, the issuing entity delivers to the indenture trustee and each applicable Rating Agency that has rated any outstanding series, class or tranche of notes notice of the new issuance;

•

on or prior to the date that the new issuance is to occur, the issuing entity delivers to the indenture trustee and each applicable Rating Agency a certificate to the effect that:

•

the issuing entity reasonably believes that the new issuance will not, at the time of its occurrence, (1) result in the occurrence of an early amortization event or event of default with respect to any series, class or tranche of notes then outstanding, (2) have a material adverse effect on the amount of funds available to be distributed to holders of any series, class or tranche of notes or the timing of those distributions or (3) adversely affect the security interest of the indenture trustee;

•

all instruments furnished to the indenture trustee conform to the requirements of the indenture and constitute sufficient authority under the indenture for the indenture trustee to authenticate and deliver the new notes;

•

the form and terms of the new notes have been established in conformity with the provisions of the indenture; and

•

the issuing entity has satisfied any other matters as reasonably requested by the indenture trustee;

•

on or prior to the date that the new issuance is to occur, the issuing entity delivers to the indenture trustee, an indenture supplement and, if applicable, a terms document relating to the applicable series, class and tranche of notes;

•

in the case of foreign currency notes, the issuing entity has appointed one or more paying agents in the appropriate countries;

•

on or prior to the date that the new issuance is to occur, the issuing entity has obtained written confirmation from each Rating Agency that the new issuance will not cause a reduction or withdrawal of any then-current rating of any outstanding series, class or tranche of notes; and

•

the required subordination amount condition is satisfied.

If the issuing entity obtains approval from each Rating Agency that has rated any outstanding series, class or tranche of notes, then any or all of the conditions described above may be waived or modified.

The issuing entity and the indenture trustee are not required to permit any prior review by or to obtain the consent of any noteholder of any outstanding series, class or tranche of notes to issue any additional notes of any series, class or tranche.

The issuing entity may from time to time, without notice to, or the consent of, the registered holders of a tranche of notes, create and issue further notes equal in rank to the class or tranche of notes offered by the accompanying prospectus supplement in all respects—or in all respects except for the payment of interest accruing prior to the issue date of the further tranche of notes or except for the first payment of interest following the issue date of the further tranche of notes.  This is called a “reopening.”  When issued, the additional notes of a tranche will equally and ratably be entitled to the benefits of the indenture and the related indenture supplement applicable to those notes with the other outstanding notes of that tranche without preference, priority or distinction.  These further tranches of notes may be consolidated and form a single tranche with the previously issued notes and will have the same terms as to status, redemption or otherwise as the previously issued tranche of notes.

There are no restrictions on the timing or amount of any additional issuance of notes of an outstanding tranche of the notes, so long as the conditions described above are met or waived.  As of the date of any issuance of additional notes of an outstanding tranche of notes, the stated principal amount, outstanding dollar principal amount and Nominal Liquidation Amount of that tranche will be increased to reflect the principal amount of the additional notes.  If the additional notes are a tranche of notes that has the benefit of a derivative agreement, the issuing entity will enter into a derivative agreement for the benefit of the additional notes.  In addition, if the additional notes are a tranche of notes that has the benefit of any supplemental credit enhancement agreement, the issuing entity will enter into a similar supplemental credit enhancement agreement for the benefit of the additional notes.  Furthermore, the targeted deposits, if any, to the Class C reserve account will be increased proportionately to reflect the principal amount of the additional notes.

In addition, the depositor, or an affiliate, may retain any notes upon initial issuance or upon a reopening and may sell them on a subsequent date.

Payments on Notes; Paying Agent

The issuing entity, the indenture trustee and any agent of the issuing entity or the indenture trustee will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

The issuing entity will make payments on a note (1) to the registered holder of that note at the close of business on the record date established for the related Interest Payment Date or Principal Payment Date, as applicable, and (2) to the bearer of a note in bearer form upon presentation of that bearer note on the related Interest Payment Date or Principal Payment Date, as applicable.

The issuing entity has designated the corporate trust office of U.S. Bank as its paying agent for the notes.  Any other entities appointed to serve as paying agents on any tranche of the notes will be identified in the accompanying prospectus supplement.  The issuing entity will be required to maintain a paying agent in each place of payment for the notes but may at any time designate additional paying agents or rescind the designation of any paying agent.

After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be repaid to the issuing entity.  After funds are repaid to the issuing entity, the holder of that note may look only to the issuing entity for payment of that principal or interest.

Record Date

The record date for payment of the notes will be the last day of the month before the related Interest Payment Date or Principal Payment Date, as applicable.

Addresses for Notices

Notices to noteholders will be given by mail sent to the addresses of those noteholders as they appear in the note register or by any other method which is specified in the accompanying prospectus supplement.

List of Noteholders

Three or more holders of notes of any series, class or tranche, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the issuing entity for purposes of communicating with other noteholders concerning their rights under the indenture or the notes.  The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

Voting

Any action or vote to be taken by the holders of more than 66 2/3%, or other specified percentage, of any tranche of notes may be adopted by the affirmative vote of the holders of more than 66 2/3%, or the applicable other specified percentage, of the outstanding dollar principal amount of the outstanding class or tranche of notes, as the case may be.

Any action or vote taken by holders of notes in accordance with the indenture will be binding on all holders of the affected notes or the affected class or tranche of notes, as the case may be.

Notes held by the issuing entity, the depositor, Wachovia Bank, Wachovia Card or any of their affiliates will not be deemed outstanding for purposes of voting.

Issuing Entity’s Annual Compliance Statement

The issuing entity is required to furnish annually to the indenture trustee a statement concerning its performance and fulfillment of covenants, agreements or conditions in the indenture as well as the presence or absence of defaults under the indenture.

Indenture Trustee’s Annual Report

The indenture trustee is required to mail each year to all registered noteholders a report concerning:

•

its eligibility and qualifications to continue as trustee under the indenture,

•

any amounts advanced by it under the indenture,

•

the amount, interest rate and maturity date or indebtedness owing by the issuing entity to it and the indenture trustee, each in its individual capacity,

•

the property and funds physically held by it,

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any release or release and substitution of collateral subject to the lien of the indenture that has not previously been reported, and

•

any action taken by it, on behalf of the indenture trustee, that materially affects the notes and that has not previously been reported.

Reports

Monthly Reports

Monthly reports containing distribution and pool performance information on the notes and the collateral securing the notes required under Section 15(d) of the Securities and Exchange Act of 1934, as modified by Regulation AB, will be filed with the SEC on Form 10-D.  These reports will not be sent to noteholders.  See “Where You Can Find More Information” for information as to how these reports may be accessed.

Annual Reports

An annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as modified by Regulation AB, will be filed with the SEC on Form 10-K.  The annual report filed on Form 10-K will include as exhibits (1) an assessment report of compliance with servicing criteria pursuant to Item 1122(a) and (d) of Regulation AB, (2) an accountant’s attestation report pursuant to Item 1122(b) of Regulation AB and (3) a servicer compliance statement pursuant to Item 1123 of Regulation AB.  These reports will not be sent to noteholders.  See “Where You Can Find More Information” for information as to how these reports may be accessed.

On or before January 31 of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the prior calendar year was a noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code.  See “Federal Income Tax Consequences.”

Governing Law

The laws of the State of New York will govern the notes and the indenture.

Form, Exchange and Registration and Transfer of Notes

The notes will be delivered in registered form.  The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee.  We refer to each beneficial interest in a global note as a “book-entry note.”  For a description of the special provisions that apply to book-entry notes, see “—Book-Entry Notes.”

A holder of notes may exchange those notes for other notes of the same class and tranche of any authorized denominations and of the same aggregate stated principal amount and tenor.

Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the issuing entity designates.  Holders of notes will not be charged any service charge for the exchange or transfer of their notes.  Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes and other governmental charges described in the indenture before the transfer or exchange will be completed.  The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

The issuing entity has appointed U.S. Bank as the note registrar for the notes.  The issuing entity also may at any time designate additional transfer agents for the notes.  The issuing entity may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts.  However, the issuing entity will be required to maintain a transfer agent in each place of payment for the notes.

The accompanying prospectus supplement may state that application will be or has been made to list your class or tranche of notes on the [                          ] or another exchange.

Book-Entry Notes

The notes will be delivered in book-entry form.  This means that, except under the limited circumstances described in “—Definitive Notes,” purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form.  Instead, upon issuance, all the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

Each global note will be deposited with The Depository Trust Company and will be registered in the name of its nominee, Cede & Co.  No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC.  Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture.

The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers.  The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities.  The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form.  These laws may impair the ability to own or transfer book-entry notes.

Purchasers of notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system—such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee—or otherwise indirectly through a participant in DTC.  Purchasers of notes in Europe may hold interests in the global notes through Clearstream Banking or through Euroclear Bank S.A/N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global notes, Clearstream Banking and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants.  DTC will maintain records showing:

•

the ownership interests of its participants, including the U.S. depositories; and

•

all transfers of ownership interests between its participants.

The participants and indirect participants, in turn, will maintain records showing:

•

the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and

•

all transfers between these persons.

Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The issuing entity, the indenture trustee and their respective agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC’s records or any participant’s records relating to book-entry notes.  In addition, after distribution by the issuing entity, the indenture trustee or their respective agents, as applicable, to DTC or its nominee of amounts owed in respect of book-entry notes, the issuing entity, the indenture trustee and their respective agents will not be responsible or liable for payments made or failed to be made by DTC or its nominee in connection therewith.

Unless definitive notes, that is, notes in physical form, are issued to the beneficial owners as described in “—Definitive Notes,” all references to “holders” of notes means DTC.  The issuing entity, the indenture trustee and any paying agent, transfer agent or note registrar may treat DTC as the absolute owner of the notes for all purposes.

Beneficial owners of book-entry notes should realize that the issuing entity will make all distributions of principal and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes.  DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

Similarly, the indenture trustee will accept notices and directions solely from DTC.  Therefore, in order to exercise any rights of a holder of notes under the indenture, each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream Banking or Euroclear.  If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest.  DTC has advised the issuing entity that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners.  Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note.  Beneficial owners may also experience delays in receiving distributions on their notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account.

The Depository Trust Company

DTC is a limited-purpose trust company organized under the New York Banking Law and is a “banking institution” within the meaning of the New York Banking Law.  DTC is also a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.  DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities.  DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc.  The rules applicable to DTC and its participants are on file with the SEC.

Clearstream Banking

Clearstream Banking is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks.  Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts.  Clearstream Banking provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream Banking also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream Banking has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream Banking and Euroclear.  Clearstream Banking currently accepts over 110,000 securities issues on its books.

Clearstream Banking customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream Banking U.S. customers are limited to securities brokers and dealers and banks.  Currently, Clearstream Banking has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream Banking is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream Banking.

Euroclear System

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment.  This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.  The Euroclear system is operated by Euroclear Bank S.A/N.V. as the Euroclear operator.  The Euroclear operator conducts all operations.  All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator.  The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants.  Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law.  These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions on Book-Entry Notes

The issuing entity will cause the paying agent to make distributions of principal of and interest on book-entry notes to DTC.  These payments will be made in immediately available funds by the issuing entity’s paying agent at the office of the paying agent that the issuing entity designates for that purpose.

In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system.  DTC will credit those accounts with payments in amounts proportionate to the participants’ respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC.  Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Distributions on book-entry notes held beneficially through Clearstream Banking will be credited to cash accounts of Clearstream Banking participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

In the event definitive notes are issued, distributions of principal and interest on definitive notes will be made directly to the holders of the definitive notes in whose names the definitive notes were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds.  Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.  Secondary market trading between Clearstream Banking participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Banking and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositories.  However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream Banking participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits to notes received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the Business Day following a DTC settlement date.  The credits to or any other transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream Banking participants on that Business Day.  Cash received in Clearstream Banking or Euroclear as a result of sales of notes by or through a Clearstream Banking participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the Business Day following settlement in DTC.

Although DTC, Clearstream Banking and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

Beneficial owners of book-entry notes may exchange those notes for physical form or definitive notes registered in their name only if:

•

DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered “clearing agency” and the issuing entity is unable to find a qualified replacement for DTC;

•

the issuing entity, in its sole discretion, elects to terminate the book-entry system through DTC; or

•

any event of default has occurred with respect to those book-entry notes and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the notes of that class advise the indenture trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.

If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that definitive notes are available.  The appropriate global note will then be exchangeable in whole for definitive notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations.  Definitive notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the note registrar.  DTC may base its written instruction upon directions it receives from its participants.  Afterward, the holders of the definitive notes will be recognized as the “holders” of the notes under the indenture.

Replacement of Notes

The issuing entity will replace at the expense of the holder (1) any mutilated notes upon surrender of that note to the indenture trustee and (2) any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the issuing entity and the indenture trustee.  In the case of a destroyed, lost or stolen note, the issuing entity and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the issuing entity before a replacement note will be issued.

Amendments to the Indenture and Indenture Supplements

No material changes may be made to the indenture or any indenture supplement without the consent of noteholders as discussed below.  However, the indenture and any indenture supplement may be amended without the consent of any noteholders, but with prior notice to each Rating Agency , upon delivery by the issuing entity to the indenture trustee of:

•

an officer’s certificate stating that the issuing entity reasonably believes that that amendment will not (1) and is not reasonably expected to result in the occurrence of an early amortization event or event of default for any series, class or tranche of notes, (2) have a material adverse effect on the interest of the holders of any series, class or tranche of notes, or (3) adversely affect the security interest of the indenture trustee in the collateral securing any series, class or tranche of notes,

•

except for amendments described in the first two bullet points below, an opinion of counsel as described in “—Tax Opinions for Amendments,” and

•

except for amendments listed in the bullet points below, confirmation in writing from each Rating Agency that has rated any outstanding series, class or tranche of notes that that Rating Agency will not withdraw or downgrade its then-current ratings on any outstanding series, class or tranche of notes as a result of the proposed amendment.

The following types of amendments of the indenture or any indenture supplement, that, subject to the conditions described above, do not require the consent of any noteholders, include, but are not limited to:

•

to cure any ambiguity or mistake or to correct or supplement any provision in the indenture which may be inconsistent with any other provision;

•

to establish any form of note and to provide for the issuance of any series, class or tranche of notes and to establish the terms of the notes or to add to the rights of the holders of any series, class or tranche of notes;

•

to evidence the succession of another entity to the issuing entity, and the assumption by the successor of the covenants of the issuing entity in the indenture and the notes;

•

to add to the covenants of the issuing entity, or have the issuing entity surrender any of its rights or powers under the indenture, for the benefit of the holders of any or all series, classes or tranches of notes;

•

to add to the indenture certain provisions expressly permitted by the Trust Indenture Act, as amended;

•

to provide for the acceptance of a successor indenture trustee under the indenture with respect to one or more series, classes or tranches of notes and add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the issuing entity under the indenture by more than one indenture trustee;

•

to add any additional early amortization events or events of default with respect to the notes of any or all series, classes or tranches;

•

if one or more additional beneficiaries under the trust agreement are added to , or replaced under, the trust agreement , to make any necessary changes to the indenture or any other related document;

•

to provide for additional or alternative credit enhancement for any tranche of notes;

•

to comply with any regulatory, accounting or tax law;

•

to qualify for sale treatment under generally accepted accounting principles ;

 •

to satisfy accounting requirements under SFAS 140 and any related or successor accounting interpretations or requirements hereto for off-balance sheet treatment for the receivables of the issuing entity; or

 •

to take any action necessary or advisable to prevent the Issuing Entity from being required to register under the Investment Company Act ..

By purchasing an interest in any note each noteholder will be deemed to have consented to amendments to the indenture or any indenture supplement to satisfy accounting requirements for off balance sheet treatment for credit card receivables in the issuing entity.  Promptly following the execution of any amendment to the indenture and the applicable indenture supplement, the indenture trustee will furnish written notice of the substance of that amendment to each noteholder.

The issuing entity and the indenture trustee may modify and amend the indenture or any indenture supplement, for reasons other than those stated in the prior paragraphs, with (1) prior notice to each Rating Agency and (2) the consent of the holders of more than 66 2/3% of the aggregate outstanding dollar principal amount of each series, class or tranche of notes affected by that modification or amendment.  However, the prior consent of 100% of the adversely affected noteholders of each outstanding series, class or tranche of notes is required for any amendment that would result in:

•

a change in any date scheduled for the payment of interest on any note, the Scheduled Principal Payment Date or legal maturity date of any note;

•

a reduction of the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding dollar principal amount, the Adjusted Outstanding Dollar Principal Amount, or the Nominal Liquidation Amount in a manner that is adverse to any noteholder;

•

a reduction of the amount of a discount note payable upon the occurrence of an early amortization event or other optional redemption or upon the acceleration of its legal maturity date;

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an impairment of the right to institute suit for the enforcement of any payment on any note;

•

a reduction of the percentage in outstanding dollar principal amount of notes of any series, class or tranche required for any waiver or consent under the indenture;

•

a modification of any provision requiring the noteholder to consent to an amendment of the indenture or any indenture supplement, except to increase any percentage;

•

permission being given to create any lien or other encumbrance on the collateral ranking senior to the lien in favor of the holders of any tranche of notes;

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a change in any place of payment where any principal of, or interest on, any note is payable, unless the prospectus supplement has provided for another place of payment;

•

a change in the method of computing the amount of principal of, or interest on, any note on any date; or

•

any other amendment other than those explicitly permitted by the indenture without the consent of noteholders.

The holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of a series, class or tranche may waive, on behalf of the holders of all the notes of that series, class or tranche, compliance by the issuing entity with specified restrictive provisions of the indenture or the indenture supplement.

The holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of an affected series, class or tranche may, on behalf of all holders of notes of that series, class or tranche, waive any past default under the indenture or the indenture supplement with respect to notes of that series, class or tranche.  However, the consent of the holders of all outstanding notes of a series, class or tranche is required to waive any past default in the payment of principal of, or interest on, any note of that series, class or tranche or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each outstanding note of that series, class or tranche.

Tax Opinions for Amendments

No amendment to the indenture, any indenture supplement or the trust agreement to be made without the consent of noteholders—other than an amendment made to cure an ambiguity or correct an inconsistency, to establish any form of note and to provide for the issuance of any series, class or tranche of notes and to establish the terms of the notes or to add to the rights of the holders of any series, class or tranche of notes or to add to the rights of noteholders, as described in “—Amendments to the Indenture and Indenture Supplements”—will be effective unless the issuing entity has delivered to the indenture trustee, the owner trustee and the rating agencies a Tax Opinion.

Limited Recourse to the Issuing Entity; Security for the Notes

The notes are secured by a security interest in the assets in the issuing entity, including the collection account and the excess funding account.  Therefore, only a portion of the collections allocated to the issuing entity and amounts on deposit in the collection account and the excess funding account are available to the notes.  The notes are entitled only to their allocable share of Finance Charge Collections, Principal Collections, amounts on deposit in the collection account and the excess funding account and proceeds of the sale of assets.  Holders of notes will generally have no recourse to any other assets of the issuing entity—other than Shared Excess Available Finance Charge Collections—or any other person or entity for the payment of principal of or interest on the notes.

Each tranche of notes is entitled to the benefits of only that portion of the assets allocated to that tranche under the indenture, the indenture supplement and the related terms document, if any.  Each tranche of notes is also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, in the case of a tranche of Class C notes, the applicable Class C reserve subaccount and any other applicable supplemental account, and by a security interest in any applicable derivative agreement or supplemental credit enhancement agreement.

Sources of Funds to Pay the Notes

General

The issuing entity’s primary assets will consist of credit card receivables that arise in consumer revolving credit card accounts owned by Wachovia Card or by one of its affiliates.  In addition to credit card receivables, the assets of the issuing entity will include issuing entity bank accounts.  The assets of the issuing entity may also include the benefits of one or more derivative agreements, supplemental credit enhancement agreements.

The assets in the issuing entity currently consist of receivables arising in consumer revolving credit card accounts owned by Wachovia Card that Wachovia Card has designated to be transferred to the issuing entity.  For a description of the credit card receivables included in the issuing entity, see “Wachovia Card’s Credit Card Portfolio—Composition of Trust Portfolio” in the accompanying prospectus supplement.

The composition of the issuing entity’s assets will likely change over time due to:

•

the funds on deposit in the issuing entity bank accounts;

•

Wachovia Card’s ability to designate additional consumer revolving credit card accounts to have their credit card receivables included in the issuing entity; and

•

changes in the composition of the credit card receivables in the issuing entity as new credit card receivables are created, existing credit card receivables are paid off or charged-off, additional consumer revolving credit card accounts are designated to have their credit card receivables included in the issuing entity and consumer revolving credit card accounts are designated to have their credit card receivables removed from the issuing entity.

All newly generated credit card receivables arising in consumer revolving credit card accounts that have been designated to the issuing entity will be transferred to the issuing entity.

Payments on the notes will be funded by the following amounts:

•

that class or tranche’s allocable share of the collections received on the assets included in the issuing entity; and

•

Shared Excess Available Principal Collections from any other series of notes.

In addition, Shared Excess Available Finance Charge Collections from any other series of notes in Shared Excess Available Finance Charge Collections Group A may be available to the notes to make required payments.

Allocation of Funds in the Issuing Entity

The servicer will allocate the Finance Charge Collections, Principal Collections, the Default Amount and the Receivables Servicing Fee.  The indenture trustee will, at the direction of the servicer, allocate to the notes the product of:

•

the WachoviaSeries Noteholder Percentage and

•

the amount of Finance Charge Collections plus the amount of investment earnings on amounts on deposit in the collection account and the excess funding account.

The indenture trustee will also, at the direction of the servicer, allocate to the notes:

•

the product of (1) the applicable WachoviaSeries Noteholder Percentage and (2) the amount of Principal Collections,

•

the product of (1) the applicable WachoviaSeries Noteholder Percentage and (2) the Default Amount, and

•

the product of (1) the applicable WachoviaSeries Noteholder Percentage and (2) the Receivables Servicing Fee.

The WachoviaSeries Noteholder Percentage means, for any month, (1) with respect to Finance Charge Collections, the Default Amount and the Servicing Fee, the WachoviaSeries Floating Allocation Percentage, and (2) with respect to Principal Collections, the WachoviaSeries Principal Allocation Percentage.

Additional amounts may be allocated to a tranche of notes if the noteholders have the benefit of a derivative agreement or a supplemental credit enhancement agreement.  The specific terms of a derivative agreement or supplemental credit enhancement agreement, including how any payments made pursuant to any of these agreements will be applied, will be included in the accompanying prospectus supplement for any tranche of notes that has the benefits of those agreements.

If Principal Collections allocated to the notes for any month are less than the targeted monthly principal payment or deposit for the notes, and any other series of notes has excess Principal Collections and any other amounts available to be treated as Principal Collections remaining after its application of its allocation as described above, then the amount of excess from each series of notes will be applied to cover the principal shortfalls of each other series of notes, to the extent of any shortfall in a monthly principal payment, pro rata based on the aggregate principal shortfalls for each series.

Upon a sale of assets, or interests therein, following an event of default and acceleration, or on the applicable legal maturity date for a tranche of notes the portion of the Nominal Liquidation Amount related to that tranche of notes will be reduced to zero and that tranche of notes will no longer receive any allocations of Finance Charge Collections or Principal Collections from the issuing entity or be allocated a portion of the Default Amount or the Servicing Fee.  For a discussion on how assets are selected for sale if multiple assets exist, see “—Sale of Assets.”

The servicer will allocate to the holder of the Transferor Certificate the Transferor Percentage of Finance Charge Collections and investment earnings on amounts on deposit in the collection account and the excess funding account, Principal Collections, the Default Amount and the Servicing Fee.  However, if the Transferor Amount is, or as a result of the allocation would become, less than the Required Transferor Amount or the Pool Balance is, or as a result of the payment would become, less than the Minimum Pool Balance, the amount of Principal Collections allocated to the holder of the Transferor Certificate will be deposited in the excess funding account.  Finance Charge Collections initially allocated to the holder of the Transferor Certificate will be applied to cover certain shortfalls in the amount of investment earnings on investments of funds in certain bank accounts, such as the principal funding subaccount, for the benefit of noteholders to the extent specified herein.

Transferor Amount

The interest in the issuing entity not securing any series, class or tranche of notes issued by the issuing entity is the Transferor Amount.  The Transferor Amount, which is evidenced by a Transferor Certificate, will be held initially by the depositor.  The Transferor Certificate may be transferred by the holder in whole or in part upon (1) delivery of certain tax opinions and (2) receipt of written confirmation from each Rating Agency that has rated any outstanding notes that the transfer will not result in the reduction or withdrawal of its then-current rating of any outstanding notes.  In addition, prior to any transfer of the Transferor Certificate, (1) the transferee must agree to assume all of the duties and obligations of the transferor under the transfer and servicing agreement and (2) any additional conditions to the transfer of a beneficial interest as provided in the trust agreement must have been satisfied.

For any month, the Transferor Amount is equal to the Pool Balance for that month minus the aggregate Nominal Liquidation Amount of all series, classes and tranches of notes as of the close of business as of the last day of that month.  The Transferor Amount will fluctuate due to changes in the amount of principal receivables in the issuing entity, the amount on deposit in the excess funding account and the aggregate Nominal Liquidation Amount of all notes.  The Transferor Amount will generally increase if there are reductions in the Nominal Liquidation Amount of a series, class or tranche of notes due to payments of principal on that series, class or tranche or a deposit to the principal funding account or applicable principal funding subaccount with respect to that series, class or tranche, classes or tranches of notes.  The Transferor Amount will generally decrease as a result of the issuance of a new series, class or tranche of notes, assuming that there is not a corresponding increase in the principal amount of the assets included in the issuing entity.  The Transferor Amount does not provide credit enhancement to the notes and will not provide credit enhancement to any series, class or tranche of notes that may be issued by the issuing entity.

The Required Transferor Amount for any month will generally equal a designated percentage of the amount of principal receivables included in the issuing entity as of the close of business on the last day of that month—referred to as the “Required Transferor Amount Percentage.”  The Required Transferor Amount Percentage is currently [  ]%.

The servicer may designate from time to time a different Required Transferor Amount Percentage but if that other percentage is less than [  ]% , the servicer must provide the following to the indenture trustee:

•

written confirmation from each Rating Agency that has rated any outstanding notes that the change will not result in the reduction or withdrawal of its then-current rating of any outstanding notes; and

•

a Tax Opinion.

If, for any month, the Transferor Amount is less than the Required Transferor Amount, the transferor will be required to transfer additional credit card receivables for inclusion in the issuing entity or an early amortization event will occur with respect to the notes.  See “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events.”

Minimum Pool Balance

The “Pool Balance” for any month is comprised of (1) the amount of principal receivables in the issuing entity at the end of the month plus (2) the amount on deposit in the excess funding account at the end of the month.

In addition to the Required Transferor Amount requirement, the issuing entity will have a Minimum Pool Balance requirement.

The Minimum Pool Balance for any month will generally be an amount equal to the sum of (1) for all notes in their revolving period, the sum of the Nominal Liquidation Amounts of those notes as of the close of business on the last day of that month and (2) for all notes in their amortization period, the sum of the Nominal Liquidation Amount of those notes as of the close of business on the last day of the most recent revolving period for each of those notes, excluding any notes which will be paid in full on the applicable payment date for those notes in the following month and any notes which will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in the following month.

If, for any month, the Pool Balance is less than the Minimum Pool Balance for the prior month, the depositor will be required to designate additional credit card receivables for inclusion in the issuing entity as described in “—Addition of Assets.”  If the depositor is unable to designate additional credit card receivables for inclusion in the issuing entity when required to do so, an early amortization event will occur with respect to the notes.  See “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events.”

Allocations of Amounts to the Excess Funding Account and Allocations of Amounts on Deposit in the Excess Funding Account

With respect to each month, if (1) the Transferor Amount is, or as a result of a payment would become, less than the Required Transferor Amount or (2) the Pool Balance is, or as a result of a payment would become, less than the Minimum Pool Balance, the indenture trustee will, at the direction of the servicer, allocate Principal Collections that would otherwise have been paid to the holder of the Transferor Certificate to the excess funding account in an amount equal to the greater of the amount by which the Transferor Amount would be less than the Required Transferor Amount and the amount by which the Pool Balance would be less than the Minimum Pool Balance, each determined with respect to the related month.

Amounts on deposit in the excess funding account will be treated as Shared Excess Available Principal Collections and, to the extent required, allocated to each series of notes in accordance with the applicable indenture supplement.  Any remaining amounts on deposit in the excess funding account in excess of the amount required to be treated as Shared Excess Available Principal Collections for a month will be released to the holder of the Transferor Certificate in accordance with the related indenture supplement to the extent that after the release (1) the Transferor Amount is equal to or greater than the Required Transferor Amount and (2) the Pool Balance is equal to or greater than the Minimum Pool Balance.

Addition of Assets

The depositor will have the right, from time to time, to designate additional consumer revolving credit card accounts to have their credit card receivables transferred to the depositor for transfer to the issuing entity.  You are not entitled to receive prior notice from the depositor of any addition of credit card accounts to the issuing entity.  The depositor will be required to designate additional consumer revolving credit card accounts if on any Determination Date (1) the Transferor Amount is less than the Required Transferor Amount for the prior month, or (2) the Pool Balance is less than the Minimum Pool Balance for the prior month.

Each additional consumer revolving credit card account must be an Eligible Account at the time of its transfer.  However, credit card receivables arising in additional consumer revolving credit card accounts, if any, may not be of the same credit quality as the credit card receivables arising in consumer revolving credit card accounts already included in the issuing entity.  Additional consumer revolving credit card accounts may be originated by the depositor or an affiliate using credit criteria different from those which were applied to the consumer revolving credit card accounts already included in the issuing entity or may be acquired by the depositor from a third-party financial institution which may use different credit criteria from those applied to the consumer revolving credit card accounts already included in the issuing entity.

The transfer by the depositor to the issuing entity of additional credit card receivables arising in additional consumer revolving credit card accounts is subject to the following conditions, among others:

•

the depositor will have delivered to the indenture trustee and the servicer a written assignment for the additional consumer revolving credit card accounts and the depositor will have delivered to the indenture trustee a computer file containing a true and complete list of the additional consumer revolving credit card accounts;

•

the depositor will represent and warrant that (1) each additional consumer revolving credit card account is an Eligible Account and (2) that the transfer will not cause the depositor or Wachovia Card to become insolvent;

•

the acquisition by the issuing entity of the credit card receivables arising in the additional consumer revolving credit card accounts will not, in the reasonable belief of the depositor, cause an early amortization event or event of default or have a material adverse effect on the amount of funds available for distribution to noteholders or the timing of the distribution;

•

if, with respect to any three-month period, the aggregate number of additional consumer revolving credit card accounts designated to have their credit card receivables included in the issuing entity equals or exceeds [__]% – or with respect to any twelve-month period, [__]% – of the aggregate number of consumer revolving credit card accounts designated for inclusion in the issuing entity as of the first day of that period, the indenture trustee will have received notice that no Rating Agency will withdraw or downgrade its then-current ratings on any outstanding series, class or tranche of notes as a result of the addition; and

•

the depositor will have delivered to the indenture trustee an officer’s certificate confirming the items described above.

Removal of Assets

The depositor may, but will not be obligated to, designate certain credit card accounts and the credit card receivables in those credit card accounts for removal from the assets of the issuing entity.  You are not entitled to receive prior notice from the depositor of any removal of credit card accounts from the issuing entity.

The depositor will be permitted to designate for removal from the issuing entity and require reassignment to it, of credit card receivables arising under consumer revolving credit card accounts only upon satisfaction of the following conditions:

•

the removal of any credit card receivables arising in any removed consumer revolving credit card accounts will not, in the reasonable belief of the depositor, cause an early amortization event or event of default to occur or have a material adverse effect on the amount of funds available to be distributed to noteholders, or cause the Transferor Amount to be less than the Required Transferor Amount or the Pool Balance to be less than the Minimum Pool Balance for the month in which the removal occurs;

•

the depositor will have delivered or caused to be delivered to the indenture trustee for execution a written assignment and, within 5 Business Days thereafter, a computer file containing a true and complete list of all removed consumer revolving credit card accounts identified by account number and the aggregate amount of credit card receivables in those removed accounts;

•

the depositor will represent and warrant that (1) a random selection procedure was used by the servicer in selecting the removed consumer revolving credit card accounts and only one removal of randomly selected consumer revolving credit card accounts will occur in the then-current month, (2) the removed consumer revolving credit card accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by that third party or has expired without renewal and which by its terms permits the third party to repurchase the consumer revolving credit card accounts subject to that arrangement upon that cancellation or non-renewal and the third party has exercised that repurchase right or (3) the removed consumer revolving credit card accounts were selected using another method that will not preclude transfers from being accounted for as sales under generally accepted accounting principles or prevent the transferor from continuing to qualify as a qualifying special purpose entity in accordance with SFAS 140;

•

on or before the tenth Business Day prior to the removal date, each Rating Agency will have received notice of the proposed removal of consumer revolving credit card accounts and, if the removed consumer revolving credit card accounts were selected as specified in clause (3) of the preceding bullet point, the depositor will have received notice from each Rating Agency that has rated any outstanding series, class or tranche of notes that the proposed removal will not result in a withdrawal or downgrade of its then-current ratings for any outstanding series, class or tranche of notes; and

•

the depositor will have delivered to the indenture trustee an officer’s certificate confirming the items set forth above.

Notwithstanding the foregoing, any accounts in the issuing entity that have been charged off will automatically be removed from the issuing entity.

Issuing Entity Bank Accounts

The issuing entity has established a collection account for the purpose of receiving amounts collected on the credit card receivables designated for inclusion in the issuing entity.

The issuing entity has also established an excess funding account for the purpose of depositing Principal Collections that would otherwise be paid to the depositor, as holder of the Transferor Certificate, at a time when payments of those Principal Collections to the depositor would cause the Transferor Amount to be less than the Required Transferor Amount or the Pool Balance to be less than the Minimum Pool Balance.

In connection with the notes, the issuing entity has also established a principal funding account and an interest funding account for the benefit of the notes, which will have subaccounts for each tranche of notes, and a Class C reserve account solely for the benefit of the Class C notes, which will have subaccounts for each tranche of Class C notes.

If so specified in the accompanying prospectus supplement, the issuing entity may direct the indenture trustee to establish and maintain in the name of the indenture trustee supplemental accounts for any series, class or tranche of notes for the benefit of the indenture trustee and the related noteholders.

The supplemental accounts described in this section are also referred to as issuing entity bank accounts.  Amounts maintained in issuing entity bank accounts may only be invested in Permitted Investments.

Each month, collections allocated to the receivables and any other assets in the issuing entity will first be deposited into the collection account, and then will be allocated among each series of notes secured by the assets in the issuing entity and the depositor, as holder of the Transferor Certificate.  Amounts on deposit in the collection account for the benefit of the holders of the notes will then be allocated to the applicable principal funding account, interest funding account, Class C reserve account and any other supplemental account for each class of notes, to make required payments under any applicable derivative agreements, to make required payments under any applicable supplemental credit enhancement agreement and for other purposes described in “Deposit and Application of Funds for WachoviaSeries Notes.”

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the notes when those payments are due.  Payments of interest and principal will be due in the month when the funds are deposited into the accounts, or in later months.  If interest on a tranche of notes is not scheduled to be paid every month the issuing entity will deposit accrued interest amounts funded from Available Finance Charge Collections into the interest funding subaccount for that tranche to be held until the interest is due.  See “Deposit and Application of Funds for WachoviaSeries Notes—Targeted Deposits of Available Finance Charge Collections to the Interest Funding Account.”

If the earnings on funds in the principal funding subaccount with respect to a tranche of notes are less than the interest payable on the portion of the outstanding dollar principal amount of that tranche, Segregated Finance Charge Collections will be allocated to the notes up to the amount of the shortfall and treated as Available Finance Charge Collections to be applied as described in “Deposit and Application of Funds for WachoviaSeries Notes—Available Finance Charge Collections” and “—Segregated Finance Charge Collections.”

Derivative Agreements

If so specified in the accompanying prospectus supplement, the holders of notes of a particular tranche of notes may also have the benefit of one or more derivative agreements, including an interest rate or currency swap, cap or collar with various counterparties.  The specific terms of each derivative agreement applicable to the notes and a description of the related counterparty will be included in the accompanying prospectus supplement.  In general, the issuing entity will receive payments from counterparties to the derivative agreements in exchange for the issuing entity’s payments to them, to the extent required under the derivative agreements.  Payments received under derivative agreements with respect to interest payments on dollar notes will generally be treated as Available Finance Charge Collections.  Wachovia Card or any of its affiliates may be counterparties to a derivative agreement.

Dollar payments for principal received under derivative agreements for U.S. dollar notes will be treated as Available Principal Collections.

Payments received under derivative agreements for interest on or principal of foreign currency notes will be applied as specified in the applicable terms document for that tranche.

Supplemental Credit Enhancement Agreements

The holders of a particular tranche of notes may have the benefit of one or more additional forms of credit enhancement agreements—referred to herein as “supplemental credit enhancement agreements”—such as a letter of credit or surety bond with various credit enhancement providers.

Letter of Credit

One or more letters of credit may provide support for a particular tranche of notes.  The letter of credit may provide limited protection against some losses in addition to or in lieu of other credit enhancement.  The issuing entity of the letter of credit will be obligated to honor demands with respect to the letter of credit, to the extent of the amount available under the letter of credit, to provide funds under the circumstances and subject to the conditions specified in the accompanying prospectus supplement.

Surety Bond or Insurance Policy

A surety bond may be purchased for the benefit of the holders of any particular tranche of notes to assure distributions of interest or principal with respect to that particular tranche of notes in the manner and amount specified in the accompanying prospectus supplement.

One or more insurance companies may provide insurance, with respect to a particular tranche of notes, to guarantee distributions of interest or principal with respect to that particular tranche of notes in the manner and amount specified in the accompanying prospectus supplement.

Payments for principal received under a supplemental credit enhancement agreement for notes will be treated as Available Principal Collections.

Transferor Representations and Warranties

The depositor, as transferor, has made and will make certain representations and warranties to the issuing entity to the effect that, among other things, as of (1) each date of issuance of a tranche of notes and, (2) each date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity:

•

the transferor is an entity duly organized, validly existing and in good standing and has the authority to perform its obligations under the transfer and servicing agreement;

•

the execution and delivery of the transfer and servicing agreement has been duly authorized, and will not conflict with or result in a breach of any of the material terms of or constitute a material default under any instrument to which the transferor is a party or by which its properties are bound;

•

there are no proceedings or investigations pending or, to the best knowledge of the transferor, threatened against the transferor before any governmental authority asserting the invalidity of the transfer and servicing agreement, seeking to prevent the consummation of any of the transactions contemplated by the transfer and servicing agreement or seeking any determination that would materially and adversely affect the validity or enforceability of the transfer and servicing agreement;

•

the transferor has received all consents required in connection with the transactions contemplated by the transfer and servicing agreement; and

•

the execution of the transfer and servicing agreement will not constitute the violation of any requirements of law applicable to the transferor.

The transferor will also represent and warrant, among other things, that:

•

as of each date that (1) a new credit card receivable is transferred to the issuing entity and (2) additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity, the transfer and servicing agreement and any related written assignment, each constitutes a legal, valid and binding obligation of the transferor;

•

as of each date of issuance of a series, class or tranche of notes, the transfer and servicing agreement and the receivables purchase agreement each constitutes a legal, valid and binding obligation of the transferor;

•

as of each date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity, the information contained in the transfer and servicing agreement describing those credit card accounts that are transferred to the issuing entity is true and correct in all material respects;

•

as of each date a new credit card receivable is transferred to the issuing entity, and each date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity, the transferor owns and has good and marketable title to that credit card receivable and that credit card receivable will be transferred to the issuing entity by the transferor free and clear of any lien (other than any lien for municipal or local taxes if those taxes are due and payable or if the transferor is contesting the validity of those taxes and has set aside adequate reserves), claim or encumbrance by any person and in compliance with all requirements of law and all authorizations, consents, orders or approvals or registrations or declarations have been obtained, effected or given by the transferor in connection with the transfer of the credit card receivables;

•

as of each date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity and each date of issuance of a series, class or tranche of notes, the transfer and servicing agreement constitutes a valid sale, transfer and assignment to the issuing entity of all right, title and interest of the transferor in and to any credit card receivables existing on that addition date or thereafter created and any credit card receivables existing on that addition date or thereafter created; and

•

as of the date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity, (1) each related additional consumer revolving credit card account is an Eligible Account, and (2) each credit card receivable contained in that additional credit card account and each new credit card receivable transferred to the issuing entity by the transferor is, as of the designation date for the consumer revolving credit card account or the date of the creation of that new credit card receivable, as applicable, an Eligible Receivable and constitutes an “account” within the meaning of the applicable UCC and no selection procedure believed to be materially adverse to the interest of the holders of notes has been used in selecting those credit card accounts designated to have their credit card receivables transferred to the issuing entity.

If a breach of any representation and warranty described above occurs which has a material and adverse effect on the related credit card receivable, then—unless the representations and warranties become true and correct in all material respects within 60 days, or a longer period, not in excess of 120 days, as may be agreed to by the indenture trustee and the servicer, after the earlier to occur of the discovery of the breach by the transferor who conveyed the affected credit card receivable to the issuing entity or receipt by the transferor of written notice of the breach given by the owner trustee, the indenture trustee or the servicer—the transferor will accept reassignment of the Ineligible Receivable. The transferor will accept reassignment of each Ineligible Receivable by directing the servicer to (1) deduct the principal balance of each Ineligible Receivable from the Pool Balance and (2) decrease the Transferor Amount by the principal balance of the Ineligible Receivable.

If the exclusion of an Ineligible Receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be reduced below the Required Transferor Amount or the Pool Balance to be reduced below the Minimum Pool Balance or would otherwise not be permitted by law, the transferor who conveyed the Ineligible Receivable will immediately, but in no event later than 10 Business Days after that event, make a deposit in the excess funding account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be reduced below the Required Transferor Amount or the Pool Balance would be reduced below the Minimum Pool Balance.

If:

•

(1) there is a breach of the representation and warranty relating to prior liens or a credit card receivable is not an Eligible Receivable, and (2) either of the following two conditions is met:

—

as a result of that breach or event, that credit card receivable is charged off as uncollectible or the issuing entity’s rights in, to or under that credit card receivable or its proceeds are impaired or the proceeds of that credit card receivable are not available for any reason to the issuing entity free and clear of any lien; or

—

the lien upon that credit card receivable arises in favor of the United States of America or any state or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of ERISA or has been consented to by the transferor; or

•

with respect to that credit card receivable, the transferor has taken an action that causes that credit card receivable to be deemed to be an Ineligible Receivable;

then, upon the earlier to occur of the discovery of the breach or event by the transferor or the servicer or receipt by the transferor of written notice of the breach or event given by the indenture trustee or the owner trustee, then the transferor will accept reassignment of that credit card receivable on the terms and conditions set forth above.

Sale of Assets

Assets may be sold upon an event of default and acceleration with respect to a tranche of notes and will be sold on the legal maturity date of a tranche of notes so long as the conditions described in “The Notes—Events of Default” and “The Notes—Events of Default Remedies” are satisfied, and with respect to subordinated notes, only to the extent that payment is permitted by the subordination provisions of the senior notes.  None of the transferor, the sponsor, any affiliate of the transferor or sponsor or any agent of the transferor or sponsor will be permitted to bid in connection with any sale of assets or to participate in any vote with respect to that sale; provided, that the transferor, the sponsor or any affiliate of the transferor or sponsor may be permitted to purchase sale assets for a price equal to the highest bid for such assets.

This sale will take place at the option of the indenture trustee or at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of notes of that tranche.  However, a sale will only be permitted if at least one of the following conditions is met:

•

the holders of more than 90% of the aggregate outstanding dollar principal amount of the accelerated tranche of notes consent;

•

the net proceeds of that sale, plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement and any supplemental credit enhancement provider would be sufficient to pay all amounts due on the accelerated tranche of notes; or

•

if the indenture trustee determines that the funds to be allocated to the accelerated tranche of notes including Available Finance Charge Collections and Available Principal Collections allocated to the accelerated tranche of notes, payments to be received from any applicable derivative agreement and any supplemental credit enhancement provider and amounts on deposit in the applicable subaccounts may not be sufficient to make payments on the accelerated tranche of notes when due and the holders of more than 66 2/3% of the outstanding dollar principal amount of the accelerated tranche of notes consent to the sale.

Any sale of assets for a tranche of subordinated notes may be delayed for that tranche but not beyond the legal maturity date for that tranche of subordinated notes if the subordination provisions prevent payment of the accelerated tranche.  Such sale will be delayed until (1) a sufficient amount of the senior notes are prefunded, (2) enough senior notes are repaid, or (3) a sufficient amount of new subordinated notes have been issued, and the tranche of subordinated notes that is to be accelerated is no longer needed to provide the required subordination for the senior notes.  If a tranche of senior notes directs a sale of assets, then after the sale, that tranche will no longer be entitled to subordination from subordinated notes.

If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, after giving effect to any adjustments, deposits and distributions to be made on that date, a sale of assets will automatically take place on that date regardless of the subordination requirements of any senior notes.  Proceeds from the sale and amounts on deposit in issuing entity bank accounts related to that tranche will be immediately paid to the noteholders of that tranche.

In connection with any sale of assets for notes that have been accelerated or have reached their legal maturity date, the principal amount of assets sold will, in the aggregate, not exceed the Nominal Liquidation Amount of the accelerated notes.

The Nominal Liquidation Amount of any tranche of notes will be automatically reduced to zero upon the occurrence of the sale.  After the sale, Available Principal Collections and Available Finance Charge Collections will no longer be allocated to that tranche.  If a tranche of senior notes directs a sale of assets, then after the sale that tranche will no longer be entitled to credit enhancement from subordinated notes.  Tranches of notes that have directed sales of assets are not considered outstanding under the indenture.

After giving effect to a sale of assets for a tranche of notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the outstanding dollar principal amount of that tranche.  This deficiency can arise because of a Nominal Liquidation Amount Deficit or if the sale price for the assets was less than the outstanding dollar principal amount and accrued but unpaid interest and any additional interest of that tranche.  These types of deficiencies will not be reimbursed unless, in the case of Class C notes, there are sufficient amounts on deposit in the related Class C reserve subaccount.

Any amount remaining on deposit in the interest funding subaccount for a tranche of notes that has received final payment as described in “The Notes—Final Payment of the Notes” and that has caused a sale of assets will be treated as Available Finance Charge Collections and be allocated as described in “Deposit and Application of Funds for WachoviaSeries Notes—Application of Available Finance Charge Collections.”

Deposit and Application of Funds for WachoviaSeries Notes

The indenture specifies how Finance Charge Collections, Principal Collections, the Default Amount and the Servicing Fee will be allocated among the outstanding series of notes and the Transferor Certificate.  The

WachoviaSeries indenture supplement specifies how Available Finance Charge Collections, which is the notes’ share of Finance Charge Collections plus other amounts treated as Available Finance Charge Collections, and Available Principal Collections, which is the notes’ share of Principal Collections plus other amounts treated as Available Principal Collections, will be deposited into the issuing entity bank accounts established for the notes to provide for the payment of principal of and interest on the notes as payments become due. The following sections summarize those provisions.

For a detailed description of the percentage used by the indenture trustee, at the direction of the servicer, in allocating Finance Charge Collections, the Default Amount and the Servicing Fee to the notes, see the definition of “WachoviaSeries Floating Allocation Percentage” in the “Glossary of Defined Terms.”  For a detailed description of the percentage used by the indenture trustee in allocating Principal Collections to the notes, see the definition of “WachoviaSeries Principal Allocation Percentage” in the “Glossary of Defined Terms.”

Available Finance Charge Collections

Available Finance Charge Collections consist of the following amounts:

•

The notes’ share of Finance Charge Collections.  See “Sources of Funds to Pay the Notes—Deposit and Application of Funds for WachoviaSeries Notes.”

•

Investment earnings on amounts on deposit in the principal funding account , the interest funding account and the excess funding account of the notes.

•

Segregated Finance Charge Collections allocated to the notes to cover earning shortfalls on funds on deposit in the principal funding account.

•

Unless otherwise specified in the related terms document for any tranche of notes, payments received under derivative agreements for interest on notes payable in U.S. dollars.

•

Any Shared Excess Available Finance Charge Collections from other series in Shared Excess Available Finance Charge Collections Group A allocated to the notes.  See “—Shared Excess Available Finance Charge Collections.”

•

Any amounts to be treated as Available Finance Charge Collections pursuant to any terms document including, unless otherwise specified in the related terms document for any tranche of notes, payments received under supplemental credit enhancement agreements for interest on series of notes payable in U.S. dollars.

After a sale of assets as described in “Sources of Funds to Pay the Notes—Sale of Assets,” any amount on deposit in the interest funding subaccount for the related class or tranche of notes remaining after payment to that class or tranche will be treated as Available Finance Charge Collections for the benefit of other classes or tranches of notes and that class or tranche will not be entitled to any Available Finance Charge Collections.

Application of Available Finance Charge Collections

Each month, the indenture trustee, at the direction of the servicer, will apply Available Finance Charge Collections for the prior month as follows:

•

first, on the applicable Note Transfer Date for each tranche of notes, to make the targeted deposits to the interest funding account to fund the payment of interest on the notes and certain payments due under related derivative agreements as described in “—Allocation to Interest Funding Subaccounts;”

•

second, on the First Note Transfer Date, to pay the Servicing Fee for the prior month, plus any previously due and unpaid Servicing Fee;

•

third, on the First Note Transfer Date, to be treated as Available Principal Collections in an amount equal to the WachoviaSeries Default Amount for the prior month;

•

fourth, on the First Note Transfer Date, to be treated as Available Principal Collections in an amount equal to the aggregate Nominal Liquidation Amount Deficit, if any, of the notes;

•

fifth, on the applicable Note Transfer Date for each tranche of Class C Notes, to make the targeted deposit to the Class C reserve account, if any;

•

sixth, on the applicable Note Transfer Date, to make any other payments or deposits required by any tranche of notes;

•

seventh, on the First Note Transfer Date, to be treated as Shared Excess Available Finance Charge Collections; and

•

eighth, on the First Note Transfer Date, to the holder of the Transferor Certificate.

Targeted Deposits of Available Finance Charge Collections to the Interest Funding Account

The aggregate deposit targeted to be made each month to the interest funding account will be equal to the sum of the interest funding account deposits targeted to be made for that month for each tranche of notes.  The interest funding account deposit targeted for any month will also include any shortfall in the targeted deposit from any prior month which has not been previously deposited.

•

Interest Payments.  The deposit targeted for any tranche of outstanding interest bearing notes for any month, to be deposited on the applicable Note Transfer Date, will be equal to the amount of interest accrued on the outstanding dollar principal amount of that tranche during the period from and including the Monthly Interest Accrual Date in that month—or in the case of the first Monthly Interest Accrual Date, from and including the date of issuance of that tranche—to but excluding the Monthly Interest Accrual Date in the following month.

•

Amounts Owed under Derivative Agreements.  If a tranche of outstanding notes with a derivative agreement for interest provides for a payment to the applicable derivative counterparty, in addition to any applicable stated interest as determined under the preceding item, the deposit targeted for that tranche for any month, to be deposited on the applicable Note Transfer Date, with respect to any payment to the derivative counterparty, will be specified in the related terms document for that tranche.

•

Discount Notes.  The deposit targeted for a tranche of discount notes for any month will be the amount of accretion of principal of that tranche from and including the Monthly Principal Accrual Date in that month—or in the case of the first Monthly Principal Accrual Date, from and including the date of issuance of that tranche—to but excluding the Monthly Principal Accrual Date in the following month.

•

Specified Deposits.  If the terms document relating to any tranche of notes provides for deposits in addition to or different from the deposits described above to be made to the interest funding subaccount for that tranche, the deposits targeted for that tranche for any month will be the specified amounts.

•

Additional Interest.  Unless otherwise specified in the terms document relating to any tranche of notes, the deposit targeted for any tranche of notes for any month that has accrued and overdue interest for that month will include the interest accrued on the overdue interest during the period from and including the Monthly Interest Accrual Date in that month to but excluding the Monthly Interest Accrual Date in the following month.

Each deposit to the interest funding account for each month will be made on the applicable Note Transfer Date for that tranche of notes in the following month.  A tranche of notes may be entitled to more than one of the preceding deposits, plus deposits from other sources, described in “—Payments Received under Derivative Agreements for Interest in Foreign Currencies.”

A class or tranche of notes for which assets have been sold as described in “Sources of Funds to Pay the Notes—Sale of Assets” will not be entitled to receive any of the above deposits to be made from Available Finance Charge Collections after the sale has occurred.

Allocation to Interest Funding Subaccounts

The aggregate amount on deposit in the interest funding account will be allocated, and a portion deposited in the interest funding subaccount established for each tranche of notes on each applicable Note Transfer Date, as follows:

•

Available Finance Charge Collections are at least equal to or greater than targeted amounts.  If Available Finance Charge Collections are at least equal to or greater than the sum of the deposits targeted by each tranche of notes as described above, then that targeted amount will be deposited in the interest funding subaccount established for each tranche of notes on the applicable Note Transfer Date.

•

Available Finance Charge Collections are less than targeted amounts.  If Available Finance Charge Collections are less than the sum of the deposits targeted by each tranche of notes as described above, then Available Finance Charge Collections will be allocated as follows:

—

first, to cover the deposits with respect to and payments to the Class A notes, pro rata, including any applicable derivative counterparty payments,

—

second, to cover the deposits with respect to and payments to the Class B notes, pro rata, including any applicable derivative counterparty payments, and

—

third, to cover the deposits with respect to and payments to the Class C notes, pro rata, including any applicable derivative counterparty payments.

In each case, Available Finance Charge Collections allocated to a class of notes will be allocated to each tranche of notes within that class pro rata based on the ratio of:

•

the aggregate amount of the deposits and payments targeted with respect to that tranche, to

•

the aggregate amount of the deposits and payments targeted with respect to all tranches of notes in that class.

Payments Received Under Derivative Agreements for Interest in Foreign Currencies

Payments received under derivative agreements for interest on foreign currency notes will be applied as specified in the applicable terms document.

Allocations of Reductions from Charge-Offs

On each First Note Transfer Date when there is a charge-off for an uncovered WachoviaSeries Default Amount for the prior month, that reduction will be allocated, and reallocated, on that date to each tranche of notes as described below.

Initially, the amount of the charge-off will be allocated to each tranche of outstanding notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche in the calculation of the WachoviaSeries

Floating Allocation Percentage for the prior month to the aggregate Nominal Liquidation Amount used in the calculation of the WachoviaSeries Floating Allocation Percentage for that month.

Immediately afterwards, the amount of charge-offs allocated to the Class A notes and Class B notes will be reallocated to the Class C notes as described below, and the amount of charge-offs allocated to the Class A notes and not reallocated to the Class C notes because of the limits described below will be reallocated to the Class B notes as described below.  In addition, charge-offs initially allocated to the Class B notes and charge-offs allocated to the Class A notes which are reallocated to Class B notes because of Class C usage limitations can be reallocated to Class C notes if permitted as described below.  Any amount of charge-offs which cannot be reallocated to subordinated notes as a result of the limits described below will reduce the Nominal Liquidation Amount of the tranche of notes to which it was initially allocated.

For each tranche of notes, the Nominal Liquidation Amount of that tranche will be reduced by an amount equal to the charge-offs which are allocated or reallocated to that tranche less the amount of charge-offs that are reallocated from that tranche to subordinated notes.

Limitations on Reallocations of Charge-Offs to a Tranche of Class C Notes from Tranches of Class A Notes and Class B Notes

No reallocations of charge-offs from a tranche of Class A notes to Class C notes may cause that tranche’s Class A Usage of Class C Required Subordinated Amount to exceed that tranche’s Class A required subordinated amount of Class C notes.

No reallocations of charge-offs from a tranche of Class B notes to Class C notes may cause that tranche’s Class B Usage of Class C Required Subordinated Amount to exceed that tranche’s Class B required subordinated amount of Class C notes.

The amount permitted to be reallocated to tranches of Class C notes will be applied to each tranche of Class C notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche of Class C notes in the calculation of the WachoviaSeries Floating Allocation Percentage for the prior month to the Nominal Liquidation Amount of all Class C notes used in the calculation of the WachoviaSeries Floating Allocation Percentage for the prior month.

No reallocation will reduce the Nominal Liquidation Amount of any tranche of Class C notes below zero.

Limitations on Reallocations of Charge-Offs to a Tranche of Class B Notes from Tranches of Class A Notes

No reallocations of charge-offs from a tranche of Class A notes to Class B notes may cause that tranche’s Class A Usage of Class B Required Subordinated Amount to exceed that tranche’s Class A required subordinated amount of Class B notes.

The amount permitted to be reallocated to tranches of Class B notes will be applied to each tranche of Class B notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche of Class B notes in the calculation of the WachoviaSeries Floating Allocation Percentage for the prior month to the Nominal Liquidation Amount of all Class B notes used in the calculation of the WachoviaSeries Floating Allocation Percentage for the prior month.

No reallocation will reduce the Nominal Liquidation Amount of any tranche of Class B notes below zero.

Allocations of Reimbursements of Nominal Liquidation Amount Deficits

If there are Available Finance Charge Collections available to reimburse any Nominal Liquidation Amount Deficits on any First Note Transfer Date, those funds will be allocated as follows:

•

first, to the Class A notes;

•

second, to the Class B notes; and

•

third, to the Class C notes.

In each case, Available Finance Charge Collections allocated to a class will be allocated to each tranche of notes within that class pro rata based on the ratio of:

•

the Nominal Liquidation Amount Deficit of that tranche, to

•

the aggregate Nominal Liquidation Amount Deficit of all tranches of that class.

In no event will the Nominal Liquidation Amount of a tranche of notes be increased above the Adjusted Outstanding Dollar Principal Amount of that tranche.

Application of Available Principal Collections

Each month, the indenture trustee, at the direction of the servicer, will apply Available Principal Collections for the prior month as follows:

•

first, if after giving effect to deposits to be made on each applicable Note Transfer Date, Available Finance Charge Collections for the prior month are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class A notes on that applicable Note Transfer Date, then Available Principal Collections for the prior month, in an amount not to exceed the Principal Collections, plus certain other amounts, allocable to the Class B notes and Class C notes for that month, will be allocated, to the extent available, to the interest funding subaccount of each tranche of Class A notes pro rata based on, for each tranche of Class A notes, the lesser of:

—

the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of that tranche of Class A notes, and

—

an amount equal to the sum of the Class A Unused Subordinated Amount of Class C notes plus the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, determined after giving effect to the allocation of charge-offs for any uncovered WachoviaSeries Default Amount on the First Note Transfer Date;

•

second, if after giving effect to deposits to be made on each applicable Note Transfer Date, Available Finance Charge Collections are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class B notes on that applicable Note Transfer Date, then Available Principal Collections for the prior month, in an amount not to exceed the Principal Collections allocable to the Class B notes and Class C notes for that month minus the aggregate amount of Available Principal Collections, plus certain other amounts, reallocated as described in the preceding paragraph, will be allocated, to the extent available, to the interest funding subaccount of each such tranche of Class B notes pro rata based on, for each tranche of Class B notes, the lesser of:

—

the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of that tranche of Class B notes, and

—

an amount equal to the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes, determined after giving effect to the allocation of charge-offs for any uncovered WachoviaSeries Default Amount on the First Note Transfer Date and the reallocation of Available Principal Collections as described in the first paragraph above;

•

third, if after giving effect to deposits to be made on the First Note Transfer Date, Available Finance Charge Collections for the prior month are insufficient to pay the portion of the Servicing Fee allocable to the Class A notes for that month, plus any previously due and unpaid Servicing Fee allocable to the Class A notes, then Available Principal Collections for the prior month, in an amount not to exceed the Principal Collections, plus certain other amounts, allocable to the Class B notes and Class C notes for that month, minus the aggregate amount of Available Principal Collections reallocated as described in the preceding paragraphs, will be paid to the servicer in an amount equal to, and allocated to each tranche of Class A notes pro rata, based on, for each tranche of Class A notes, the lesser of:

—

the amount of the deficiency allocated to that tranche of Class A notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche in the calculation of the WachoviaSeries Floating Allocation Percentage for the prior month to the aggregate Nominal Liquidation Amount used in the calculation of the WachoviaSeries Floating Allocation Percentage for that month, and

—

an amount equal to the sum of the Class A Unused Subordinated Amount of Class C notes plus the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, determined after giving effect to the allocation of charge-offs for any uncovered WachoviaSeries Default Amount on that First Note Transfer Date and the reallocation of Available Principal Collections as described in the preceding paragraphs;

•

fourth, if after giving effect to deposits to be made on the First Note Transfer Date, Available Finance Charge Collections for the prior month are insufficient to pay the portion of the Servicing Fee allocable to the Class B notes for that month, plus any previously due and unpaid Servicing Fee allocable to the Class B notes, then Available Principal Collections, plus certain other amounts, for the prior month, in an amount not to exceed the Principal Collections allocable to the Class B Notes and Class C notes for that month, minus the aggregate amount of Available Principal Collections reallocated as described in the preceding paragraphs, will be paid to the servicer in an amount equal to, and allocated to each tranche of Class B notes pro rata based on, for each tranche of Class B notes, the lesser of:

—

the amount of the deficiency allocated to that tranche of Class B notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche in the calculation of the WachoviaSeries Floating Allocation Percentage for the prior month to the aggregate Nominal Liquidation Amount used in the calculation of the WachoviaSeries Floating Allocation Percentage for that month, and

—

an amount equal to the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes, determined after giving effect to the allocation of charge-offs for any uncovered WachoviaSeries Default Amount on that First Note Transfer Date and the reallocation of Available Principal Collections as described in the preceding paragraphs;

•

fifth, on the applicable Note Transfer Dates, to make the targeted deposits to the principal funding subaccounts of all tranches of notes as described in “—Targeted Deposits of Available Principal Collections to the Principal Funding Account;”

•

sixth, on the applicable Note Transfer Date, to be treated as Shared Excess Available Principal Collections for the benefit of all other series;

•

seventh, to be deposited in the excess funding account until the Transferor Amount for the prior monthly period equals or exceeds the Required Transferor Amount for the prior monthly period and the Pool Balance for such prior monthly period equals or exceeds the Minimum Pool Balance for such prior monthly period; and

•

eighth, to be paid to the holder of the Transferor Certificate.

A tranche of notes for which assets have been sold as described in “Sources of Funds to Pay the Notes—Sale of Assets,” will not be entitled to receive any further allocations of Available Finance Charge Collections, Available Principal Collections or any other assets of the issuing entity.

Reductions to the Nominal Liquidation Amount of Subordinated WachoviaSeries Notes from Reallocations of Available Principal Collections

Each reallocation of Available Principal Collections deposited to the interest funding subaccount of a tranche of Class A notes described in the first paragraph of “—Application of Available Principal Collections” will reduce the Nominal Liquidation Amount of the Class C notes.  However, the aggregate amount of that reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes.

Each reallocation of Available Principal Collections deposited to the interest funding subaccount of a tranche of Class A notes described in the first paragraph of “—Application of Available Principal Collections” which does not reduce the Nominal Liquidation Amount of Class C notes pursuant to the preceding paragraph will reduce the Nominal Liquidation Amount of the Class B notes.  However, the amount of that reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes and those reductions in the Nominal Liquidation Amount of the Class B notes may be reallocated to the Class C notes if permitted as described below.

Each reallocation of Available Principal Collections deposited to the interest funding subaccount of a tranche of Class B notes described in the second paragraph of “—Application of Available Principal Collections” will reduce the Nominal Liquidation Amount—determined after giving effect to the preceding paragraphs—of the Class C notes.  However, the amount of that reduction for each such tranche of Class B notes will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes.

Each reallocation of Available Principal Collections paid to the servicer described in the third paragraph of “—Application of Available Principal Collections” will reduce the Nominal Liquidation Amount— determined after giving effect to the preceding paragraphs—of the Class C notes.  However, the amount of that reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes—determined after giving effect to the preceding paragraphs.

Each reallocation of Available Principal Collections paid to the servicer described in the third paragraph of “—Application of Available Principal Collections” which does not reduce the Nominal Liquidation Amount of the Class C notes as described above will reduce the Nominal Liquidation Amount—determined after giving effect to the preceding paragraphs—of the Class B notes.  However, the amount of that reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes—determined after giving effect to the preceding paragraphs—and that reduction in the Nominal Liquidation Amount of the Class B notes may be reallocated to the Class C notes if permitted as described below.

Each reallocation of Available Principal Collections paid to the servicer described in the fourth paragraph of “—Application of Available Principal Collections” will reduce the Nominal Liquidation Amount— determined after giving effect to the preceding paragraphs—of the Class C notes.  However, the amount of that reduction for each such tranche of Class B notes will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes.

Subject to the following paragraph, each reallocation of Available Principal Collections which reduces the Nominal Liquidation Amount of Class B notes as described above will reduce the Nominal Liquidation Amount of each tranche of the Class B notes pro rata based on the ratio of the Nominal Liquidation Amount for that tranche of Class B notes used in the WachoviaSeries Floating Allocation Percentage for the prior month to the Nominal Liquidation Amount for all Class B notes used in the WachoviaSeries Floating Allocation Percentage for the prior month.

Each reallocation of Available Principal Collections which reduces the Nominal Liquidation Amount of Class B notes as described in the preceding paragraph may be reallocated to the Class C notes and that reallocation will reduce the Nominal Liquidation Amount of the Class C notes.  However, the amount of that reduction for each tranche of Class B notes will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes.

Each reallocation of Available Principal Collections which reduces the Nominal Liquidation Amount of Class C notes as described above will reduce the Nominal Liquidation Amount of each tranche of the Class C notes pro rata based on the ratio of the Nominal Liquidation Amount for that tranche of Class C notes used in the WachoviaSeries Floating Allocation Percentage for the prior month to the Nominal Liquidation Amount for all Class C notes used in the WachoviaSeries Floating Allocation Percentage for the prior month.

None of these reallocations will reduce the Nominal Liquidation Amount of any tranche of Class B notes or Class C notes below zero.

For each tranche of notes, the Nominal Liquidation Amount of that tranche will be reduced by the amount of reductions which are allocated or reallocated to that tranche less the amount of reductions which are reallocated from that tranche to subordinated notes.

Limit on Allocations of Available Principal Collections and Available Finance Charge Collections to Tranches of Notes

Each tranche of notes is allocated Available Principal Collections and Available Finance Charge Collections based solely on its Nominal Liquidation Amount.  Accordingly, if the Nominal Liquidation Amount of any tranche of notes has been reduced due to reallocations of Available Principal Collections to cover payments of interest on senior notes or the Servicing Fee allocable to senior notes or due to charge-offs for any uncovered WachoviaSeries Default Amount, that tranche will not be allocated Available Principal Collections or Available Finance Charge Collections to the extent of these reductions.  However, any funds in the applicable principal funding subaccount, any funds in the applicable interest funding subaccount, any amount payable under any applicable derivative agreement, any amount payable under any supplemental credit enhancement agreement and in the case of Class C notes, any funds in the applicable Class C reserve account, will still be available to pay principal of and interest on that tranche.  If the Nominal Liquidation Amount of a tranche of notes has been reduced due to reallocation of Available Principal Collections to pay interest on senior notes or the portion of the Servicing Fee allocable to senior notes, or due to charge-offs for any uncovered WachoviaSeries Default Amount, it is possible for that tranche’s Nominal Liquidation Amount to be increased by allocations of Available Finance Charge Collections to that tranche.  However, there are no assurances that there will be any Available Finance Charge Collections available for these allocations.

Targeted Deposits of Available Principal Collections to the Principal Funding Account

With respect to any month, the amount targeted to be deposited into the principal funding subaccount for any tranche of notes on the applicable Note Transfer Date will be the sum of the amounts listed below and any deposits targeted in prior months for which the full targeted deposit was not made.  A tranche of notes may be entitled to more than one of the following deposits with respect to a particular month, which deposit will be made on the applicable Note Transfer Date in the following month:

•

Principal Payment Date.  For the month before any principal payment date of a tranche of notes, the deposit targeted for that tranche will be equal to the Nominal Liquidation Amount of that tranche, determined immediately before giving effect to that deposit but after giving effect to charge-offs for any uncovered WachoviaSeries Default Amount allocated to that tranche and any reductions of the Nominal Liquidation Amount as a result of reallocations of Available Principal Collections allocated to that tranche or increases of the Nominal Liquidation Amount of that tranche as a result of reimbursement of a Nominal Liquidation Amount Deficit from Available Finance Charge Collections allocated to that tranche to be made on the First Note Transfer Date in the following month.

•

Budgeted Deposits.  Beginning with the twelfth month before the scheduled principal payment date of a tranche of notes, the deposit targeted to be made into the principal funding subaccount for a tranche of notes for each month will be one-twelfth of the expected outstanding dollar principal amount of that tranche as of its scheduled principal payment date.

The issuing entity may postpone the date of the commencement of the targeted deposits under the previous sentence as described in “The Notes—Revolving Period.”

•

Prefunding of the Principal Funding Account of Senior Notes.  If on any date on which principal is payable or to be deposited into a principal funding subaccount with respect to any tranche of Class C notes that payment of or deposit with respect to all or part of that tranche of Class C notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes or Class B notes, the targeted deposit amount for the Class A notes and Class B notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes and Class B notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class C notes.

If on any date on which principal is payable or to be deposited into a principal funding subaccount with respect to any tranche of Class B notes that payment of or deposit with respect to all or part of that tranche of Class B notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes, the targeted deposit amount for the Class A notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes that would have to cease to be outstanding in order to permit the deposit with respect to or the payment of that tranche of Class B notes.

Prefunding of the principal funding subaccounts of tranches of senior notes will continue until:

—

enough senior notes are repaid so that the subordinated notes which are payable are no longer necessary to provide the required subordination for the outstanding senior notes;

—

new subordinated notes are issued or other forms of credit enhancement exist so that the subordinated notes which are payable are no longer necessary to provide the required subordination for the outstanding senior notes; or

—

the principal funding subaccounts of the senior notes are prefunded to an appropriate level so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes.

For purposes of calculating the prefunding requirements, the required subordinated amount of a tranche of senior notes will be calculated based on the Adjusted Outstanding Dollar Principal Amount on that date as described in “The Notes—Required Subordinated Amount.”

If any tranche of senior notes becomes payable as a result of an early amortization event, event of default or other optional or mandatory redemption, or upon reaching its scheduled principal payment date, any prefunded amounts on deposit in the principal funding subaccount of that tranche will be paid to noteholders of that tranche and deposits to pay the notes will continue as necessary to pay that tranche.

When the prefunded amounts for any tranche of Class A notes or Class B notes are no longer necessary, they will be withdrawn from the applicable principal funding subaccount and first allocated among and deposited to the principal funding subaccounts of other tranches of notes as necessary, second deposited in the excess funding account until the Transferor Amount for the prior month equals or exceeds the Required Transferor Amount for the prior month and the Pool Balance for the prior month equals or exceeds the Minimum Pool Balance for the prior month, and third paid to the transferor in respect of the month in which the withdrawal occurs. The Nominal Liquidation Amount of the prefunded tranche will be increased by those amounts withdrawn from the applicable principal funding subaccount.

•

Event of Default, Early Amortization Event or Other Optional or Mandatory Redemption.  If any tranche of notes has been accelerated after the occurrence of an event of default, or an early amortization event or other optional or mandatory redemption has occurred with respect to any tranche of notes, the deposit targeted for that tranche with respect to that month and each following month will be equal to the Nominal Liquidation Amount of that tranche, determined immediately before giving effect to that deposit but after giving effect to charge-offs for any uncovered WachoviaSeries Default Amount allocated to that tranche and any reductions of the Nominal Liquidation Amount as a result of reallocations of Available Principal Collections allocated to that tranche or increase in the Nominal Liquidation Amount of that tranche as a result of reimbursement of a Nominal Liquidation Amount Deficit from Available Finance Charge Collections allocated to that tranche to be made on the First Note Transfer Date in the following month.

•

Amounts Owed under Derivative Agreements.  If a tranche of U.S. dollar notes or foreign currency notes has a Performing or non-Performing derivative agreement for principal that provides for a payment to the applicable derivative counterparty, the deposit targeted for that tranche on each Note Transfer Date with respect to any payment to the derivative counterparty will be specified in the terms document related to that tranche.

Allocation to Principal Funding Subaccounts

Available Principal Collections, after reallocation to cover Available Finance Charge Collections shortfalls, if any, will be allocated each month, and a portion deposited in the principal funding subaccount established for each tranche of notes on each applicable Note Transfer Date, as follows:

•

Available Principal Collections Are at least Equal to Targeted Amounts.  If Available Principal Collections remaining after giving effect to items one through four described in “—Application of Available Principal Collections” are at least equal to the sum of the deposits targeted by each tranche of notes, then the applicable targeted amount will be deposited in the principal funding subaccount established for each tranche.

•

Available Principal Collections Are Less Than Targeted Amounts.  If Available Principal Collections remaining after giving effect to items one through four described in “—Application of Available Principal Collections” are less than the sum of the deposits targeted by each tranche of notes, then Available Principal Collections will be deposited in the principal funding subaccounts in the following priority:

—

first, the amount available will be allocated to the Class A notes;

—

second, the amount available after the application above will be allocated to the Class B notes; and

—

third, the amount available after the applications above will be allocated to the Class C notes.

In each case, Available Principal Collections allocated to a class will be allocated to each tranche of notes within that class pro rata based on the ratio of:

—

the amount targeted to be deposited into the principal funding subaccount for the applicable tranche of that class, to

—

the aggregate amount targeted to be deposited into the principal funding subaccount for all tranches of that class.

If restrictions described in “—Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayment of all Tranches” prevent the deposit of Available Principal Collections into the principal funding subaccount of any subordinated notes, the aggregate amount of Available Principal Collections available to make the targeted deposit for that tranche will be allocated first to the Class A notes and then to the Class B notes, in each case pro rata based on the dollar amount of subordinated notes required to be outstanding for each tranche of senior notes. See “—Targeted Deposits of Available Principal Collections to the Principal Funding Account.”

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayment of all Tranches

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes

No Available Principal Collections will be deposited in the principal funding subaccount of any tranche of Class B notes unless, following that deposit, the available subordinated amount of Class B notes is at least equal to the aggregate Class A Unused Subordinated Amount of Class B notes for all outstanding Class A notes.  For this purpose, the available subordinated amount of Class B notes is equal to the aggregate Nominal Liquidation Amount of all other Class B notes which will be outstanding after giving effect to any reductions in the Nominal Liquidation Amount of all such outstanding Class B notes occurring in that month.

No Available Principal Collections will be deposited in the principal funding subaccount of any tranche of Class C notes unless, following that deposit:

•

the available subordinated amount of Class C notes is at least equal to the aggregate Class A Unused Subordinated Amount of Class C notes for all outstanding Class A notes; and

•

the available subordinated amount of Class C notes is at least equal to the aggregate Class B Unused Subordinated Amount of Class C notes for all outstanding Class B notes.

For this purpose, the available subordinated amount of Class C notes is equal to the aggregate Nominal Liquidation Amount of all other Class C notes which will be outstanding after giving effect to any reductions in the Nominal Liquidation Amount of all such outstanding Class C notes occurring in that month.

Available Principal Collections will be deposited in the principal funding subaccount of a subordinated note if and only to the extent the deposit is not contrary to either of the preceding three paragraphs and the prefunding target amount for each senior note is zero or the prefunding target amount has been funded to the extent necessary for that Note Transfer Date.

Limit on Repayment of all Tranches

No amount on deposit in a principal funding subaccount of any tranche of notes, or with respect to the Class C notes only, if applicable, a Class C reserve subaccount of any such tranche, will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche or, in the case of foreign currency notes, any other amount that may be specified in the related terms document for that tranche.

Payments Received under Derivative Agreements for Principal

Dollar payments for principal received under derivative agreements for U.S. dollar notes will be treated as Available Principal Collections.  Payments received under derivative agreements for principal of foreign currency notes will be applied as specified in the applicable terms document for that tranche.

Payments Received from Supplemental Credit Enhancement Providers for Principal

Payments for principal received under a supplemental credit enhancement agreement for notes will be treated as Available Principal Collections.

Deposits of Withdrawals from the Class C Reserve Account to the Principal Funding Account

Withdrawals from any Class C reserve subaccount will be deposited into the principal funding subaccount for the applicable tranche of Class C notes to the extent required pursuant to the WachoviaSeries indenture supplement.

Withdrawals from Interest Funding Subaccounts

After giving effect to all deposits of funds to the interest funding account in a month, the following withdrawals from the applicable interest funding subaccount will be made to the extent funds are available in the applicable interest funding subaccount.  A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

•

Withdrawals for U.S. Dollar Notes.  On each applicable interest payment date for each tranche of U.S. dollar notes, an amount equal to interest due on the applicable tranche of notes on the applicable interest payment date, including any overdue interest payments and additional interest on overdue interest payments with respect to prior interest payment dates, will be withdrawn from the applicable interest funding subaccount and paid to the applicable paying agent.

•

Withdrawal for Foreign Currency Notes with a Non-Performing Derivative Agreement.  On each applicable interest payment date with respect to a tranche of foreign currency notes that has a non-Performing derivative agreement for interest, the amount specified in the applicable terms document relating to that tranche will be withdrawn from the applicable interest funding subaccount and, if so specified in the applicable terms document, converted to the applicable foreign currency at the applicable spot exchange rate and remitted to the applicable paying agent.

•

Withdrawals for Discount Notes.  On each applicable Monthly Principal Accrual Date, with respect to each tranche of discount notes, an amount equal to the amount of the accretion of principal of that tranche from the prior Monthly Principal Accrual Date, or in the case of the first principal payment date, the date of issuance of that tranche, to but excluding the applicable Monthly Principal Accrual Date will be withdrawn from the applicable interest funding subaccount and first deposited in the excess funding account until the Transferor Amount for the prior month equals or exceeds the Required Transferor Amount for the prior month and the Pool Balance for the prior month equals or exceeds the Minimum Pool Balance for the prior month, and then paid to the transferor.

•

Withdrawals for Payments to Derivative Counterparties.  On each date on which a payment is required to be made to the derivative counterparty under the applicable derivative agreement, with respect to any tranche of notes that has a Performing derivative agreement for interest, an amount equal to the amount of that payment to be made under the applicable derivative agreement, including, if applicable, any overdue interest payments and any additional interest on overdue interest payments with respect to prior interest payment dates, will be withdrawn from the applicable interest funding subaccount and paid to the applicable derivative counterparty.

If the aggregate amount available for withdrawal from an interest funding subaccount of any tranche of notes in a month is less than all withdrawals required to be made from that subaccount for that tranche in that month after giving effect to all deposits, then the amount on deposit in that interest funding subaccount will be withdrawn and, if payable to more than one person, applied pro rata based on the amounts of the withdrawals required to be made.  After payment in full of any tranche of notes, any amount remaining on deposit in the applicable interest funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes in the manner described in “—Allocation to Interest Funding Subaccounts,” second applied to cover any principal funding subaccount shortfalls in the manner described in “—Allocation to Principal Funding Subaccounts,” and third paid to the transferor.

Withdrawals from Principal Funding Account

After giving effect to all deposits of funds to the principal funding account in a month, the following withdrawals for each tranche of notes from the applicable principal funding subaccount will be made to the extent funds are available in the applicable principal funding subaccount.  A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

•

Withdrawals for U.S. Dollar Notes with no Derivative Agreement for Principal.  On each applicable principal payment date, with respect to each tranche of U.S. dollar notes that has no derivative agreement for principal, an amount equal to the principal due on the applicable tranche of notes on the applicable principal payment date will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

•

Withdrawals for U.S. Dollar Notes or WachoviaSeries Foreign Currency Notes with a Performing Derivative Agreement for Principal.  On each date on which a payment is required under the applicable derivative agreement with respect to any tranche of U.S. dollar notes or foreign currency notes that has a Performing derivative agreement for principal, an amount equal to the amount of the payment to be made under the applicable derivative agreement will be withdrawn from the applicable principal funding subaccount and paid to the applicable derivative counterparty.  The issuing entity will direct the applicable derivative counterparty to remit that party’s payments under the derivative agreement to the applicable paying agent or as otherwise specified in the applicable terms document.

•

Withdrawals for Foreign Currency Notes with Non-Performing Derivative Agreement for Principal.  On each applicable principal payment date with respect to a tranche of foreign currency notes that has a non-Performing derivative agreement for principal, an amount equal to the amount specified in the applicable terms document for that tranche will be withdrawn from that principal funding subaccount and, if so specified in the applicable terms document for that tranche, converted to the applicable foreign currency at the prevailing spot exchange rate and paid to the applicable paying agent.  Any excess dollar amount will be retained on deposit in the applicable principal funding subaccount to be applied to make principal payments on later principal payment dates.

•

Withdrawal for U.S. Dollar Notes with a Non-Performing Derivative Agreement for Principal.  On each principal payment date with respect to a tranche of U.S. dollar notes with a non-Performing derivative agreement for principal, the amount specified in the applicable terms document for that tranche will be withdrawn from the applicable principal funding subaccount, converted based on the applicable spot exchange rate, and paid to the applicable paying agent.

•

Withdrawal of Prefunding Excess Amounts.  If the issuing entity on any date determines with respect to any senior notes that, after giving effect to all issuances, deposits, allocations, reimbursements, reallocations and payments on that date, the prefunding excess amount of that class is greater than zero, that amount will be withdrawn by the servicer from the principal funding subaccount of that class and first, allocated among and deposited to the principal funding subaccounts of the Class A notes up to the amount then targeted to be on deposit in those principal funding subaccounts; second, allocated among and deposited to the principal funding subaccounts of the Class B notes up to the amount then targeted to be on deposit in those principal funding subaccounts; third, allocated among and deposited to the principal funding subaccount of the Class C notes up to the amount then targeted to be on deposit in those principal funding subaccounts; fourth, deposited in the excess funding account until the Transferor Amount for the prior month equals or exceeds the Required Transferor Amount for the prior month and the Pool Balance for the prior month equals or exceeds the Minimum Pool Balance for the prior month; and, fifth, paid to the transferor in respect of the month in which the withdrawal occurs; provided, however, that the servicer does not have to make any deposit or payment until the applicable Note Transfer Date.

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Withdrawals on the Legal Maturity Date.  On the legal maturity date of any tranche of notes, after giving effect to any deposits, allocations, reimbursements, reallocations, sales of collateral or other payments to be made on that date, amounts on deposit in the principal funding subaccount of any tranche of subordinated notes may be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche or to make other payments specified in a terms document.

Upon payment in full of any tranche of notes, any remaining amount on deposit in the applicable principal funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes, second applied to cover any principal funding subaccount shortfalls, and third paid to the transferor.  If the aggregate amount available for withdrawal from a principal funding subaccount for any tranche of notes is less than all withdrawals required to be made from that principal funding subaccount for that tranche in a month, after giving effect to all deposits to be made with respect to that month, then the amounts on deposit will be withdrawn and applied pro rata based on the amounts of the withdrawals required to be made.

Targeted Deposits to the Class C Reserve Account

The Class C reserve account will be funded on each applicable Note Transfer Date, as necessary, from Available Finance Charge Collections as described under “—Application of Available Finance Charge Collections.”  The aggregate deposit targeted to be made to the Class C reserve account in each month will be the sum of the Class C reserve subaccount deposits targeted to be made for each tranche of Class C notes as required under the WachoviaSeries indenture supplement.

Withdrawals from the Class C Reserve Account

Withdrawals will be made from the Class C reserve account in the amount and manner required under the WachoviaSeries indenture supplement.

Pro Rata Payments Within a Tranche of Notes

All notes of a tranche will receive payments of principal and interest pro rata based on the Nominal Liquidation Amount of each note in that tranche.

Shared Excess Available Finance Charge Collections

Available Finance Charge Collections for any month remaining after making the sixth application described in “—Application of Available Finance Charge Collections” will be available for allocation to other series of notes in Shared Excess Available Finance Charge Collections Group A.  This excess, plus excesses, if any, from other series of notes in Shared Excess Available Finance Charge Collections Group A, called Shared Excess Available Finance Charge Collections, will be allocated to cover certain shortfalls in Finance Charge Collections allocated to the series in Shared Excess Available Finance Charge Collections Group A, if any.  If these shortfalls exceed the amount of Shared Excess Available Finance Charge Collections for any month, Shared Excess Available Finance Charge Collections will be allocated pro rata among the applicable series in Shared Excess Available Finance Charge Collections Group A based on the relative amounts of those shortfalls.

Shared Excess Available Finance Charge Collections, to the extent available and allocated to the notes plus any other payments received in respect of the notes, will cover shortfalls in the first six applications described in “—Application of Available Finance Charge Collections.”

Shared Excess Available Finance Charge Collections Group A may include any other series of notes which may be issued by the issuing entity.

Shared Excess Available Principal Collections

Available Principal Collections remaining after making the fifth application described in “—Application of Available Principal Collections,” plus amounts on deposit in the excess funding account as described in “Sources of Funds to Pay the Notes—Issuing Entity Bank Accounts,” will be available for allocation to other series of notes.  This excess, plus excesses, if any, from other series of notes, called Shared Excess Available Principal Collections, will be allocated to cover certain shortfalls in the targeted deposits to the principal funding account of the notes and, with respect to series of notes other than the WachoviaSeries, to cover shortfalls specified in the applicable indenture supplements.

Shared Excess Available Principal Collections, to the extent available and allocated to the notes, will cover shortfalls in the fifth application described in “—Application of Available Principal Collections.”  If the shortfalls for all series of notes issued by the issuing entity exceed Shared Excess Available Principal Collections for any month, Shared Excess Available Principal Collections will be allocated pro rata among all series of notes based on the relative amounts of those shortfalls for that month.

Segregated Finance Charge Collections

“Segregated Finance Charge Collections” are Finance Charge Collections initially allocated to the depositor, as holder of the Transferor Certificate, that are reallocated to the notes to cover the shortfalls arising when the earnings on funds in the principal funding subaccount for any tranche of notes are less than the interest payable on the portion of the outstanding dollar principal amount of that tranche on deposit in the principal funding subaccount for that tranche.  Segregated Finance Charge Collections will be allocated to any tranche of notes with respect to each month beginning with the second month during which a deposit is made to the principal funding subaccount for that tranche.  Segregated Finance Charge Collections allocated to the notes will be treated as Available Finance Charge Collections and will be applied as described in “—Available Finance Charge Collections.”

Material Legal Aspects of the Credit Card Receivables

Transfer of Credit Card Receivables

Wachovia Card has represented and warranted in the receivables purchase agreement that its transfer of any credit card receivables to the depositor is a complete transfer and assignment to the depositor of those credit card receivables.  Wachovia Card also has represented and warranted in the receivables purchase agreement that in the event the transfer of credit card receivables by Wachovia Card to the depositor is deemed to create a security interest under the Georgia UCC, then it will constitute a valid, subsisting and enforceable first priority perfected security interest in those credit card receivables created afterward in favor of the depositor on and after their creation, except for certain tax and other governmental liens, subject to the limitations described below.

The depositor has represented and warranted that its transfer of any credit card receivables to the issuing entity is a complete transfer and assignment to the issuing entity of those credit card receivables or that in the event the transfer of the credit card receivables by the depositor to the issuing entity is deemed to create a security interest under the UCC, as in effect in the State of Delaware, then it will constitute a valid, subsisting and enforceable first priority perfected security interest in the credit card receivables created in favor of the issuing entity on and after their creation, except for certain tax and other governmental liens, subject to the limitations described below. For a discussion of the issuing entity’s rights arising from a breach of these warranties, see “Sources of Funds to Pay the Notes—Transferor Representations and Warranties.”

The depositor has represented as to credit card receivables previously conveyed to the issuing entity, and will represent as to credit card receivables to be conveyed to the issuing entity that the credit card receivables are “accounts” for purposes of the Delaware UCC.  Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the Delaware UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the issuing entity.  Financing statements covering the credit card receivables have been and will be filed with the appropriate state governmental authority to protect the interests of the issuing entity in the credit card receivables.

There are certain limited circumstances in which a prior or subsequent transferee of credit card receivables coming into existence after the closing date could have an interest in those credit card receivables with priority over the issuing entity’s interest.  Under the receivables purchase agreement, Wachovia Card has represented and warranted to the depositor, and under the transfer and servicing agreement the depositor has represented and warranted to the indenture trustee that it is transferring its interest in the credit card receivables free and clear of the lien of any third party.  In addition, Wachovia Card has covenanted and will covenant that it will not sell, pledge, assign, transfer or grant any lien on any credit card receivable in the issuing entity, or any interest therein, other than to the depositor.  Similarly, the depositor has covenanted and will covenant that it will not sell, pledge, assign, transfer or grant any lien on any credit card receivable in the issuing entity, or any interest therein, other than to the issuing entity.

A tax or government lien or other nonconsensual lien on property of Wachovia Card or the depositor arising prior to the time a credit card receivable comes into existence may also have priority over the interest of the issuing entity in that credit card receivable.  In addition, if the Federal Deposit Insurance Corporation—referred to herein as the “FDIC”—were appointed as conservator or receiver of Wachovia Card, the FDIC’s administrative expenses may also have priority over the interest of the issuing entity in that credit card receivable.

Certain cash collections allocated to the credit card receivables conveyed to the issuing entity held by the servicer may be commingled and used for the benefit of the servicer prior to each Transfer Date or Note Transfer Date and, in the event of the insolvency of the servicer or, in certain circumstances, the lapse of certain time periods, the issuing entity may not have a first priority perfected security interest in those collections.  If these events occur, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

Certain Matters Relating to Conservatorship or Receivership

Wachovia Card is chartered as a limited purpose national banking association engaged exclusively in the activities of a national credit card bank and is subject to regulation and supervision by the OCC.  Wachovia Bank is chartered as a national banking association and is also subject to regulation and supervision by the OCC.  If either Wachovia Card or Wachovia Bank becomes insolvent, is in an unsound condition or engages in certain violations of its bylaws or regulations, or if other similar circumstances occur, the Comptroller of the Currency is authorized to appoint the FDIC as conservator or receiver.

The FDIC, as conservator or receiver for Wachovia Card, is authorized to repudiate any contract of Wachovia Card.  This authority may permit the FDIC to repudiate the transfer of credit card receivables to the depositor (including the grant to the depositor of a security interest in the transferred credit card receivables).  Under an FDIC regulation, however, the FDIC, as conservator or receiver, will not use its repudiation authority to reclaim, recover or recharacterize financial assets, such as the credit card receivables, transferred by a bank if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. Wachovia Card believes that this FDIC regulation applies to the transfer of credit card receivables to the depositor under the receivables purchase agreement that the conditions of the regulation have been satisfied.

If the FDIC nevertheless repudiated the transfer of the credit card receivables to the depositor and thereby the issuing entity’s interest in the credit card receivables, the amount of compensation that the FDIC is required to pay is limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as conservator or receiver.  There is no statutory definition of “actual direct compensatory damages” but the term does not include damages for lost profits or opportunity.  The staff of the FDIC takes the position that upon repudiation these damages would not include interest accrued to the date of actual repudiation, so that holders of notes issued by the issuing entity, would receive interest only through the date of the appointment of the FDIC as conservator or receiver.  Since the FDIC may delay repudiation for up to 180 days following that appointment, investors may not have a claim for interest accrued during this 180 day period.  In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation.

If the FDIC were appointed as conservator or receiver for Wachovia Card, the FDIC could:

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require the indenture trustee to go through an administrative claims procedure to establish its right to payments collected on the credit card receivables in the case of the indenture trustee;

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request a stay of any judicial action or proceeding with respect to the issuing entity’s claims against Wachovia Card; or

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repudiate without compensation and refuse to perform Wachovia Card’s ongoing obligations under the receivables purchase agreement, such as the duty to transfer additional credit card receivables to the depositor.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC as conservator or receiver and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

The indenture provides that an event of default will occur for the notes upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to the issuing entity .. Pursuant to the master trust agreements, newly created credit card receivables will not be transferred to the issuing entity on and after that appointment or voluntary liquidation.

The FDIC as conservator or receiver, however, may have the power, regardless of the terms of the master trust agreements or the instructions of those authorized to direct the indenture trustee’s actions, (1) to prevent the beginning of an early amortization period, (2) to prevent the early sale, liquidation or other disposition of the credit card receivables or (3) to require new principal receivables to continue to be transferred to the issuing entity, as applicable.  In addition, the FDIC, as conservator or receiver, may, regardless of the terms of the master trust agreements, have the power to (1) require the early sale of the credit card receivables and the retirement of the notes or (2) to prohibit the continued transfer of assets.

The FDIC, as conservator or receiver for Wachovia Bank, is authorized to repudiate any contract of Wachovia Bank.  The FDIC, as conservator or receiver, could:

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request a stay of any judicial action or proceeding with respect to the issuing entity’s claims against Wachovia Bank; or

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repudiate without compensation and refuse to perform Wachovia Bank’s ongoing obligations under the transfer and servicing agreement, such as the duty to collect payments or otherwise service the credit card receivables or to provide administrative services to the issuing entity.

In addition, the FDIC, as conservator or receiver, may have the power to (i) prevent the indenture trustee or the noteholders from appointing a new servicer under the master trust agreements, (ii) authorize Wachovia Bank to stop servicing the credit card receivables or (iii) increase the amount or the priority of the servicing fee due to Wachovia Bank or otherwise alter the terms under which Wachovia Bank services the receivables or manages the issuing entity

In the receivership of a national bank, a court recently held that certain of the rights and powers of the FDIC as receiver extended to a statutory trust formed by that national bank in connection with a securitization of credit card receivables.  If either Wachovia Card or Wachovia Bank were to enter conservatorship or receivership, the FDIC could argue that its rights and powers as receiver extend to the issuing entity.  If the FDIC were to take this position and seek to repudiate or otherwise affect the rights of noteholders under any transaction document, losses to you could result.

Legislation enacted on October 13, 2006 provides that, with certain exceptions, during the 45 day period beginning on the date of the appointment of the FDIC as conservator for a bank or the 90 day period beginning on the date of the appointment of the FDIC as receiver for a bank, no person may, without the consent of the FDIC as conservator or receiver, exercise any right or power to terminate, accelerate, or declare a default under any contract to which the bank is a party, or to obtain possession of or exercise control over any property of the bank or affect the contractual rights of the bank, provided that (among other exceptions) this requirement does not permit the FDIC as conservator or receiver to fail to comply with otherwise enforceable provisions of any such contract. This legislation arguably could be interpreted to prohibit the indenture trustee, noteholders or other persons from taking certain actions to implement contractual provisions, such as the early amortization provisions of the indenture.  Such interpretation, whether or not ultimately sustained, could lead to a delay and reduction in payments on your notes.

Certain Regulatory Matters

The operations and financial condition of Wachovia Bank and Wachovia Card are subject to extensive regulation and supervision and to various requirements and restrictions under federal and state law.  The appropriate federal banking agencies have broad enforcement powers over Wachovia Bank and Wachovia Card and their affiliates.  The enforcement powers may adversely affect the operation of the issuing entity and your rights under the securitization agreements prior to the appointment of a receiver or conservator.

If the appropriate banking agency finds that any agreement or contract, including a securitization agreement, of Wachovia Bank, Wachovia Card or the issuing entity, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice, violates any law, rule, regulation, or written condition or agreement applicable to Wachovia Bank or Wachovia Card or would adversely affect the safety and soundness of Wachovia Bank or Wachovia Card, that banking agency has the power to order Wachovia Bank or Wachovia Card, as applicable, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity or take such other action as the banking agency determines to be appropriate. Wachovia Bank or Wachovia Card, as applicable, may not be liable to you for contractual damages for complying with such an order and you may not have any legal recourse against the appropriate banking agency.

On March 14, 2003, the OCC issued a temporary cease and desist order and a notice of charges for a permanent cease and desist order against a national banking association in connection with a securitization of its credit card receivables.  On April 15, 2003, the OCC terminated those orders and issued a consent order against that bank that directed that bank to, among other things,

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cease to act as servicer upon the appointment of a successor servicer, but in any case no later than June 30, 2003;

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withhold funds from collections in an amount determined by a servicing compensation schedule set forth in the consent order, notwithstanding the priority of payments established in the securitization documents and the relevant trust’s perfected security interest in those funds; and

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withhold funds from current collections in an amount sufficient to reimburse that bank retroactively for the servicing compensation amount established for the period from April 1, 2003 to the date of the order, less servicing fees or compensation withheld by that bank during this period pursuant to the securitization documents and the temporary cease and desist order.

The servicing fee rates described in the schedule set forth in the consent order were higher than the servicing fee rate established in that bank’s securitization documents.  The temporary cease and desist order had directed that bank to withhold funds from collections in an amount sufficient to compensate that bank for its actual costs and expenses of servicing its securitized receivables.  The notice of charges for a permanent cease and desist order had asserted that the servicing fee which that bank was entitled to receive under the securitization documents was inadequate compensation due to the nature of its portfolio, and therefore contrary to safe and sound banking practices, because (i) that bank’s actual cost of servicing exceeded the contractual servicing fee and (ii) as a result of the subordination of the servicing fee the bank was receiving reduced or no payments for certain services. In addition, the OCC separately ordered that bank to cease extending new credit on its credit cards.

If Wachovia Bank was in economic or regulatory difficulty and servicing fees payable under the securitization documents did not fully compensate Wachovia Bank for its actual servicing costs, a federal banking regulatory authority might order Wachovia Bank to amend or rescind its securitization agreements, or to withhold amounts equal to its actual servicing costs as determined by the agency.  In addition, the appropriate banking agency would have the power to order Wachovia Card to cease extending new credit to its credit card customers.  While Wachovia Bank has no reason to believe that any federal banking regulatory authority would currently consider provisions relating to Wachovia Bank acting as servicer or the payment of a servicing fee to Wachovia Bank, or any other obligation of Wachovia Bank under any securitization agreements to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that a federal banking regulatory authority in the future would not conclude otherwise. If a federal banking regulatory authority did reach such a conclusion, and ordered Wachovia Bank to rescind or amend its securitization agreements, payments to you could be delayed or reduced.

Consumer Protection Laws

The relationships of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection laws.  With respect to credit cards issued by Wachovia Card, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practices and Electronic Funds Transfer Acts.  These statutes impose disclosure requirements when a consumer revolving credit card account is advertised, when it is opened and at the end of monthly billing cycles.  In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of credit card account-related charges that may be assessed.  Cardholders are entitled under these laws to have payments and credits applied to the consumer revolving credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

The issuing entity may be liable for certain violations of consumer protection laws that apply to the credit card receivables.  A cardholder may be entitled to assert those violations by way of set-off against his or her obligation to pay the amount of credit card receivables owing.  Wachovia Card represents and warrants in the receivables purchase agreement in the transfer and servicing agreement that all of the credit card receivables have been and will be created in compliance with the requirements of those laws.  The servicer also agrees in the transfer and servicing agreement to indemnify the issuing entity, among other things, for any liability arising from those violations caused by the servicer.  For a discussion of the issuing entity’s rights arising from the breach of these warranties, see “Sources of Funds to Pay the Notes—Transferor Representations and Warranties.”

There have been numerous attempts at the federal, state and local levels to further regulate the credit card industry.  Congressional committee hearings have been held regarding various credit card industry practices, and the Board of Governors of the Federal System is proposing enhanced regulation of credit cards through amendments to Regulation Z, which implements the Truth-in-Lending Act, and will be proposing a new regulation governing unfair and deceptive acts and practices pursuant to its rule-writing authority under the Federal Trade Commission Act.  In particular, proposed federal regulation and legislation that has been introduced in Congress would, among other things, regulate certain practices such as when interest can be charged on credit card accounts, when and how interest rates can be increased, limiting events of default that can result in interest rate increases, restricting the imposition of certain fees, requiring a specified cutoff hour when payments must be credited to accounts, requiring how payments must be allocated to outstanding balances on accounts, increasing the time billing statements must be sent before the payment due date, and restricting the issuance of credit cards for persons under 21 years of age except in certain circumstances. Wachovia Card cannot predict whether any such regulation or legislation will be promulgated or enacted.  If regulation or legislation involving restrictions on credit card practices is enacted, the yield on the pool of credit card receivables may be reduced.  This reduction could result in an early amortization of the notes.  See “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events.”

Under the Servicemembers Civil Relief Act, members of the military on active duty who have incurred consumer credit card debt may cap the interest rates on debts incurred before active duty at 6%.  In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual’s rights would be prejudiced by denial of a stay.  Currently, a small portion of the accounts in and the issuing entity may be affected by the limitations and restrictions of the Servicemembers Civil Relief Act.  Wachovia Card does not expect that the inclusion of such accounts in the issuing entity will have a material effect on your interests.

Litigation Affecting the Credit Card Industry

Over the past several years, MasterCard International Incorporated, VISA U.S.A., Inc., and VISA International, Inc., as well as several of their member banks and affiliated institutions, have been involved in several different lawsuits challenging various practices of MasterCard and Visa.

Wachovia Bank and Wachovia Corporation are named as defendants in seven putative class actions filed on behalf of a plaintiff class of merchants with regard to the interchange fees associated with Visa and MasterCard payment card transactions.  These actions have been consolidated with more than 40 other actions, which did not name Wachovia Bank or Wachovia Corporation as defendants, in the United Stated District Court for the Eastern District of New York.  Visa, MasterCard and several banks and bank holding companies are named as defendants in various of these actions which were consolidated before the Court pursuant to orders of the Judicial Panel on Multidistrict Litigation.  The amended and consolidated complaint asserts claims against defendants based on alleged violations of federal and state antitrust laws and seeks damages, as well as injunctive relief.  Plaintiff merchants allege that Visa, MasterCard and their member banks unlawfully collude to set interchange fees.  Plaintiffs also allege that enforcement of certain Visa and MasterCard rules and alleged tying and bundling of services offered to merchants are anticompetitive.  The payment card association defendants and banking defendants are aggressively defending the consolidated action.  Wachovia Bank and Wachovia Corporation, along with other members of Visa, are parties to Loss and Judgment Sharing Agreements, which provide that Wachovia Bank and Wachovia Corporation, along with other member banks of Visa, will share, based on a formula, in any losses in connection with certain litigation specified in the Agreements, including the interchange litigation.  Wachovia Bank and Wachovia Corporation believe that they have meritorious defenses with respect to these cases and intend to defend these cases vigorously.  At the present time, Wachovia Bank and Wachovia Corporation are not in a position to determine whether the resolution of these cases will have a material adverse effect on their businesses or the ability of Wachovia Bank to service the receivables.

On November 7, 2007, Visa announced that it had reached an approximately $2.25 billion settlement with American Express in connection with certain litigation which is covered by Wachovia's percentage obligations as a Visa member bank and by the Loss Sharing Agreement.

In 2003, MasterCard and Visa settled a suit by Wal-Mart Stores, Inc. and several other merchants asserting that the rules of the associations regarding the uniform acceptance of all VISA® and MasterCard® cards, including debit VISA® and MasterCard® cards, constituted an illegal tying arrangement.  The settlement provided for MasterCard International Incorporated to pay into a settlement fund approximately $1 billion over ten years and for VISA U.S.A., Inc. to pay approximately $2 billion over ten years.  The associations also agreed to certain reductions in the interchange rate for debit cards and agreed to change their rules to allow merchants who accept their credit cards for payment to not accept their debit cards.  Certain merchants, however, have opted out of the settlements and have brought separate suits which have now been settled under separate settlement agreements.  In addition, class action lawsuits have been brought by consumers in various state courts and the District of Columbia that mirror the merchants’ suit.

The litigation described above could adversely affect the business operations of the member banks, including the sponsor, and could cause MasterCard and Visa to invest less in their networks and marketing efforts.  The outcome of these suits, the amount of any possible judgment against the associations, the amount of the settlements, the likelihood, amount and validity of any claim against the associations’ member banks, including the sponsor, resulting from the settlements or these suits, and the effect of the settlements or these suits on the payment of principal and interest on the notes cannot be determined at this time.

Federal Income Tax Consequences

The following is a general summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of notes by U.S. Note Owners (as defined below) and non-U.S. Note Owners (as defined below) that have been offered for sale in connection with a supplement to this prospectus.  It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the notes.  Except as otherwise indicated, this summary deals only with notes purchased at their initial issue price in the original issuance of those notes and held as capital assets.  If necessary, additional information will be provided in the applicable supplement to this prospectus.

This discussion is based on present provisions of the Internal Revenue Code, the proposed, temporary and final U.S. Treasury regulations promulgated under the Internal Revenue Code, and administrative rulings or pronouncements and judicial decisions all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect.

The discussion does not address all of the tax consequences that may be relevant to a particular investor in light of that investor’s circumstances, nor does it discuss the U.S. federal income tax consequences that may be relevant to some types of investors that are subject to special treatment under the Internal Revenue Code, such as:

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dealers in securities or currencies;

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financial institutions;

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regulated investment companies;

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real estate investment trusts;

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tax-exempt organizations;

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insurance companies;

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persons holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

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traders in securities that have elected the mark-to-market method of accounting for their securities;

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persons liable for alternative minimum tax;

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pass-through entities, such as a partnership, and persons who are investors in such pass-through entities;

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United States persons whose “functional currency” is not the U.S. dollar;

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“controlled foreign corporations”;

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“foreign personal holding companies”;

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“passive foreign investment companies”; or

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United States expatriates.

In addition, the following discussion does not consider the state, local or foreign tax consequences of an investment in notes.  PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS IN

DETERMINING THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

Prospective investors should note that no ruling will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences discussed in this prospectus.  Opinions of counsel, such as those described below, are not binding on the IRS or the courts.  Consequently, no assurance can be given that the IRS will not take positions contrary to those described below.  In addition, the opinions of McKee Nelson LLP (“tax counsel”) described below are based upon the representations and assumptions set forth in their opinions, including, but not limited to, the assumption that all of the relevant parties will comply with the terms of the trust agreement, the indenture and the other related documents.  If those representations are inaccurate or the relevant parties fail to comply with the terms of the trust agreement, the indenture or the other related documents, the conclusions of tax counsel described in the opinions and the discussion of the U.S. federal income tax consequences set forth in this prospectus may not be accurate.

For purposes of this discussion, the term U.S. Note Owner means a beneficial owner of a note, that is for U.S. federal income tax purposes:

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an individual citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

For purposes of this discussion, the term non-U.S. Note Owner means a beneficial owner (other than an entity treated as a partnership) of a note who is not a U.S. Note Owner.

If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.  A partner of a partnership holding notes should consult its own tax advisor.

Federal Income Tax Opinions

At the time a tranche of notes is issued, tax counsel will deliver its opinion that, subject to the assumptions and based upon representations set forth in the opinion, at the time of the offering (1) that tranche of notes will be characterized as debt for U.S. federal income tax purposes, and (2) the issuing entity will not be classified as an association, or publicly traded partnership, taxable as a corporation for U.S. federal income tax purposes.  However, an opinion of counsel is not binding on the IRS or the courts.  Consequently, no assurance can be given that that characterization and those classifications will prevail.  For possible alternative consequences see “—Possible Alternative Characterizations.”

The issuing entity will agree by entering into the indenture, and all investors will agree by their purchase and holding of notes, to treat the notes as debt for federal, state and local income and franchise tax purposes.

Consequences to U.S. Note Owners

Interest and Original Issue Discount

It is expected that the stated rate of interest on each note will constitute “qualified stated interest” pursuant to applicable U.S. Treasury regulations.  Such interest will be includable as ordinary income by each U.S. Note Owner as it accrues or is received in accordance with that U.S. Note Owner’s method of tax accounting.

It is possible that the IRS could assert that the stated interest on your notes is not considered to be “unconditionally payable” and that your notes are issued with original issue discount (“OID”).  Also, if interest on your notes is not paid in full on a scheduled payment date, your notes might be treated as having OID from the scheduled payment date until their principal is fully paid.  In either circumstance, if your notes are treated as issued with OID, you may be required to include stated interest in income prior to receipt of such interest.

Disposition of the Notes

Generally, upon the sale, exchange or retirement of a note, U.S. Note Owners will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued qualified stated interest that the U.S. Note Owner has not previously included in income, which will be taxable as interest income) and the U.S. Note Owner’s adjusted tax basis in the note.  The U.S. Note Owner’s adjusted tax basis in the note generally will equal the cost of the note to the U.S. Note Owner, increased by OID previously included in income by the U.S. Note Owner with respect to the note, and decreased by the amount of any payments of principal or OID previously received by the U.S. Note Owner with respect to that note.  This gain or loss will be capital gain or loss and generally will be long-term gain or loss if the U.S. Note Owner held the note for more than one year at the time of such sale, exchange, retirement or other disposition.  The long-term capital gains of individuals generally are eligible for reduced rates of taxation.  The deductibility of capital losses is subject to limitations.

Possible Alternative Characterizations

As noted above, an opinion of counsel is not binding on the IRS or the courts.  If the IRS were to successfully assert, contrary to the opinion of tax counsel, that the issuing entity were properly classified as an association, or publicly traded partnership, taxable as a corporation, that entity would be subject to U.S. federal income tax that could materially reduce cash available to make payments on notes.  In addition, if the IRS were to successfully assert that any tranche of notes were properly characterized as other than debt, the beneficial owners of those notes may be treated as partners in a partnership and may be subject to tax on their distributive share of the income, gain, loss, deductions, and credits of the issuing entity which amounts may not correspond to contemporaneous payments on those notes, which losses and deductions may be subject to limitation, and which characterization may result in additional adverse tax consequences. Alternatively, payments on that tranche of notes may be treated as dividends, possibly resulting in adverse tax consequences to beneficial owners of those notes.

Consequences to Non-U.S. Note Owners

U.S. Federal Withholding Tax

The 30% U.S. federal withholding tax will not apply to any payment of principal and, under the “portfolio interest rule,” interest on the notes, provided that:

•

interest paid on the notes is not effectively connected with the non-U.S. Note Owner’s conduct of a trade or business in the United States;

•

the non-U.S. Note Owner does not actually (or constructively) own 10% or more (a) of the total combined voting power of all classes of Wachovia Card’s voting stock within the meaning of the Internal Revenue Code and applicable U.S. Treasury regulations or (b) of a profits or capital interest in the issuing entity if the issuing entity is treated as a partnership;

•

the non-U.S. Note Owner is not a controlled foreign corporation that is related to Wachovia Card (or the issuing entity if the issuing entity is treated as a partnership) through stock ownership;

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the non-U.S. Note Owner is not a bank whose receipt of interest on the notes is described in section 881(c)(3)(A) of the Internal Revenue Code; and

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either (a) the non-U.S. Note Owner provides its name and address on an IRS Form W-8BEN (or other applicable form), and certifies, under penalties of perjury, that it is not a United States person or (b) the non-U.S. Note Owner holds the notes through certain foreign intermediaries and satisfies the certification requirements of applicable U.S. Treasury regulations.

Special rules apply to non-U.S. Note Owners that are pass-through entities rather than corporations or individuals.

If a non-U.S. Note Owner cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. Note Owner provides the issuing entity with a properly executed:

•

IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or

•

IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—U.S. Federal Income Tax”).

The 30% U.S. federal withholding tax generally will not apply to any gain that a non-U.S. Note Owner realizes on the sale, exchange, retirement or other disposition of a note.

U.S. Federal Income Tax

If a non-U.S. Note Owner is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), then the non-U.S. Note Owner will be subject to U.S. federal income tax on that interest on a net income basis (although it will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in “—U.S. Federal Withholding Tax” are satisfied) in the same manner as if it were a United States person as defined under the Internal Revenue Code. In addition, if a non-U.S. Note Owner is a foreign corporation, such non-U.S. Note Owner may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest, subject to adjustments.

Any gain realized on the disposition of a note generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the non-U.S. Note Owner’s conduct of a trade or business in the United States, and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or

•

the non-U.S. Note Owner is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

If the notes were treated as an interest in a partnership, other than a publicly traded partnership taxable as a corporation, that recharacterization could cause a non-U.S. Note Owner to be treated as engaged in a trade or business in the United States.  In that event, the non-U.S. Note Owner would be required to file a U.S. federal income tax return and, generally, would be subject to U.S. federal income tax, including, for a non-U.S. Note Owner that is a corporation, the U.S. branch profits tax, on its allocable share of the net income from such partnership.  Furthermore, withholding obligations would apply with respect to partnership income that is allocable to a non-U.S. Note Owner that is considered to be a partner in the partnership.  That withholding would be imposed at a rate equal to the highest marginal U.S. federal income tax rate applicable to the non-U.S. Note Owner.  Alternatively, if some or all of the notes were treated as equity interests in a publicly traded partnership taxable as a corporation, the gross amount of any related dividend distributions to a non-U.S. Note Owner generally would be subject to U.S. federal withholding tax at the rate of 30%, unless that rate were reduced under an applicable income tax treaty.  See “—Possible Alternative Characterizations” above.

Information Reporting and Backup Withholding

U.S. Note Owners

In general, information reporting requirements will apply to payments of principal and interest on notes and to the proceeds of the sale of a note made by U.S. Note Owners other than certain exempt recipients, such as corporations.  A backup withholding tax may apply to those payments if the U.S. Note Owner fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such U.S. Note Owner’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Non-U.S. Note Owners

Generally, the amount of interest paid to a non-U.S. Note Owner on a note and the amount of tax, if any, withheld with respect to such payments must be reported annually to the IRS and to such non-U.S. Note Owner.  Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which such non-U.S. Note Owner resides under the provisions of an applicable income tax treaty.

Generally, no backup withholding will be required with respect to payments made to a non-U.S. Note Owner if the statement described above under “—Consequences to Non-U.S. Note Owners—U.S. Federal Withholding Tax” has been received and the payor does not have actual knowledge or reason to know that the non-U.S. Note Owner is actually a U.S. Note Owner.

In addition, information reporting and, depending on the circumstances, backup withholding, will apply to the proceeds of the sale of a note within the United States or conducted through United States-related financial intermediaries unless the statement described in the fifth bullet point under “—Consequences to Non-U.S. Note Owners—U.S. Federal Withholding Tax” above has been received (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. Note Owner) or the note owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. Note Owner’s U.S. federal income tax liability provided the required information is furnished to the IRS.

ERISA Considerations

General

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee plan or other retirement plan or arrangement that is subject to Title I of ERISA or Section 4975 of the Code, including a so-called “Keogh” plan, or an individual retirement account, or any entity deemed to hold the assets of the foregoing, each referred to as a “Plan,” and persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to such Plan. A violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.  ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to Title I of ERISA, including the requirements of investment prudence and diversification, and the requirement that investments of any such Plan be made in accordance with the documents governing such Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan.

Employee plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to Title I of ERISA requirements, but may be subject to state or local laws substantially similar to Title I of ERISA or Section 4975 of the Code, referred to as a “Similar Law.”  Such plans not subject to Title I of ERISA, together with Plans, are referred to herein as “Benefit Plans.”

Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and/or Section 4975 of the Code with respect to a Plan that purchased securities issued by that trust if assets of the trust were deemed to be assets of the Plan.  Under a regulation issued by the United States Department of Labor, referred to as the “Plan Assets Regulation,” the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and Section 4975 of the Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Although there is little guidance on how this definition applies, and unless otherwise treated in the accompanying prospectus supplement, at the time of their issuance, the offered notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation.  This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of the offered notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

Based upon the foregoing and other considerations, subject to the considerations described below, the offered notes may be purchased by a Benefit Plan.

Purchases of the Offered Notes

Without regard to whether the assets of the trust are considered “plan assets,” the acquisition or holding of the offered notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity, the owner of 50% or more of the equity interest in the issuing entity, the owner trustee, the indenture trustee, an underwriter, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan.  In that case, certain exemptions, referred to as “prohibited transaction class exemptions” or “PTCEs,” from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the Plan fiduciary’s decision to acquire the offered notes.  Included among these exemptions are: PTCE 84-14 (relating to transactions effected by independent “qualified professional asset managers”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by certain “in-house asset managers”).  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the offered notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the offered notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts in connection with an investment in the offered notes that might be construed as prohibited transactions.  There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the offered notes.

The offered notes may not be purchased with the assets of a Benefit Plan, if the sponsor, the depositor, the indenture trustee, the owner trustee, the servicer, any swap counterparty, any underwriter or any of their affiliates (a) has investment or administrative discretion with respect to such Benefit Plan; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Benefit Plan for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Benefit Plan and (ii) will be based on the particular investment needs for such Benefit Plan; or (c) is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of such offered notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

Each note owner and transferee of an offered note will be deemed to represent and warrant to the issuing entity and the indenture trustee that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such offered note satisfy the requirements for exemptive relief under PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, or another administrative or statutory exemption, or, in the case of a benefit plan subject to Similar Law, will not result in a non-exempt violation of Similar Law, and to further represent, warrant and covenant that it will not transfer such offered note in violation of the foregoing.

The sale of any of the offered notes to a Benefit Plan is not a representation by the depositor, the underwriters, the owner trustee or the indenture trustee that such an investment meets all relevant legal requirements relating to investments by Benefit Plans generally or by any particular Benefit Plan, or that such an investment is appropriate for Benefit Plans generally or for any particular Benefit Plan.

Prospective Benefit Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code or any Similar Law, the effect of the assets of the issuing entity being deemed “plan assets” and the applicability of any applicable exemption prior to making an investment in the offered notes.  Each Benefit Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the offered notes is appropriate for the Benefit Plan, also taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

Tax Consequences to Plans

In general, assuming the notes are debt for federal income tax purposes, interest income on notes would not be taxable to Benefit Plans that are tax-exempt under the Internal Revenue Code, unless the notes were “debt financed property” because of borrowings by the Benefits Plan itself.  However, if, contrary to the opinion of tax counsel, for federal income tax purposes, the offered notes are equity interests in a partnership and the partnership is viewed as having other outstanding debt, then all or part of the interest income on the offered notes would be taxable to the Benefits Plan as “debt-financed income.”  Benefits Plans should consult their tax advisors concerning the tax consequences of purchasing notes.

Plan of Distribution

The issuing entity may offer and sell the notes in any of three ways:

•

directly to one or more purchasers;

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through agents; or

•

through underwriters.

Any underwriter or agent that offers the notes may be an affiliate of the issuing entity, and offers and sales of notes may include secondary market transactions by affiliates of the issuing entity.  These affiliates may act as principal or agent in secondary market transactions.  Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

The issuing entity will specify in a prospectus supplement the terms of each offering, including:

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the name or names of any underwriters or agents,

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the managing underwriters of any underwriting syndicate,

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the public offering or purchase price,

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the net proceeds to the issuing entity from the sale,

•

any underwriting discounts and other items constituting underwriters’ compensation,

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any discounts and commissions allowed or paid to dealers,

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any commissions allowed or paid to agents, and

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the securities exchanges, if any, on which the notes will be listed.

Dealer trading may take place in some of the notes, including notes not listed on any securities exchange.  Direct sales may be made on a national securities exchange or otherwise.  If the issuing entity, directly or through agents, solicits offers to purchase notes, the issuing entity reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of notes.

The issuing entity may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.  If indicated in a prospectus supplement, the issuing entity will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from the issuing entity pursuant to delayed delivery contracts providing for payment and delivery at a future date.

The depositor, or an affiliate, may retain notes of a series, class or tranche upon initial issuance and may sell them on a subsequent date.  Offers to purchase notes may be solicited directly by the depositor and sales may be made by the depositor to institutional investors or others deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities.  The terms of these sales will be described in the applicable prospectus supplement.

Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, is an underwriter of those securities under the Securities Act of 1933 and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

Wachovia Card and the issuing entity may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933 in connection with their participation in the distribution of the issuing entity’s notes.

Underwriters and agents participating in the distribution of the securities, and their controlling persons, may engage in transactions with and perform services for Wachovia Card or its affiliates in the ordinary course of business.

Legal Matters

Certain legal matters relating to the issuance of the notes will be passed upon for the sponsor and the depositor by McKee Nelson LLP.  Certain legal matters relating to the federal tax consequences of the issuance of the notes will be passed upon for the sponsor and the depositor by McKee Nelson LLP.  Certain legal matters relating to the issuance of the notes will be passed upon for the underwriters by Dechert LLP.

Where You Can Find More Information

The depositor, as originator of the issuing entity, filed a registration statement relating to the notes with the SEC.  This prospectus is part of the registration statement, but the registration statement includes additional information.

The servicer will file with the SEC all required annual, monthly and special SEC reports, including all reports on Form 10-D, Form 8-K and Form 10-K, and other information about the issuing entity (Commission File Number [               ]).

You may read and copy any reports, statements or other information that we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.

Copies of these documents and the registration statement may be obtained from the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549 at prescribed rates.  Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings are also available to the public on the SEC website (http://www.sec.gov).

As soon as reasonably practicable after filing with the SEC, the servicer will provide a link to the SEC website which contains all Form 10-D, Form 8-K and Form 10-K filings and all special SEC reports made on behalf of the issuing entity on its website at: http:// [            ].

Incorporation of Certain Documents by Reference

We “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  We incorporate by reference any monthly reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the issuing entity prior to the termination of the offering of the notes.  Information that we file later with the SEC that is incorporated by reference will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents), at no cost.  Requests for a copy of any document should be directed to: Wachovia Card Receivables LLC, 301 South College Street, Suite L, Charlotte, North Carolina 28288.

Forward-Looking Statements

This prospectus and the accompanying prospectus supplement, including information included or incorporated by reference in this prospectus and the accompanying prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In addition, certain statements made in future SEC filings by the depositor or Wachovia Bank, in press releases and in oral and written statements made by or with the depositor’s or Wachovia Bank’s approval that are not statements of historical fact may constitute forward-looking statements.  Forward-looking statements may relate to, without limitation, the transferor’s, the sponsor’s or Wachovia Card’s financial condition, results of operations, plans, objectives, future performance or business.

Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “estimates” and similar expressions are intended to identify forward-looking statements but are not the only means to identify these statements.

Forward-looking statements involve risks and uncertainties.  Actual conditions, events or results may differ materially from those contemplated by the forward-looking statements.  Factors that could cause this difference—many of which are beyond the transferor’s, the sponsor’s or Wachovia Card’s control—include the following, without limitation:

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local, regional and national business, political or economic conditions may differ from those expected;

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the effects and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, may adversely affect the transferor’s, the sponsor’s or Wachovia Card’s business;

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the timely development and acceptance of new products and services may be different than anticipated;

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technological changes instituted by the transferor, the sponsor or Wachovia Card and by persons who may affect the transferor’s, the sponsor’s or Wachovia Card’s business may be more difficult to accomplish or more expensive than anticipated or may have unforeseen consequences;

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acquisitions and integration of acquired businesses or portfolios may be more difficult or expensive than anticipated;

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the ability to increase market share and control expenses may be more difficult than anticipated;

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competitive pressures among financial services companies may increase significantly;

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changes in laws and regulations may adversely affect the transferor, the sponsor or Wachovia Card and each of their respective businesses;

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changes in accounting policies and practices, as may be adopted by regulatory agencies and the Financial Accounting Standards Board, may affect expected financial reporting;

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the costs, effects and outcomes of litigation may adversely affect the transferor, the sponsor or Wachovia Card or each of their respective businesses; and

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the transferor, the sponsor or Wachovia Card may not manage the risks involved in the foregoing as well as anticipated.

Forward-looking statements speak only as of the date they are made.  Wachovia Card undertakes no obligation to update any forward-looking statement to reflect subsequent circumstances or events.

Glossary of Defined Terms

“Adjusted Outstanding Dollar Principal Amount” means, at any time during a month for any class or tranche of notes, the outstanding dollar principal amount of all outstanding notes of that class or tranche, minus any funds on deposit in the principal funding account for that class or tranche.

“Available Finance Charge Collections” means, with respect to any month, the amounts to be treated as Available Finance Charge Collections as described in “Deposit and Application of Funds for WachoviaSeries Notes—Available Finance Charge Collections.”

“Available Principal Collections” means, for any month, the sum of the Principal Collections allocated to the notes, dollar payments for principal under any derivative agreements for tranches of notes, payments for principal under any supplemental credit enhancement agreement for tranches of notes, any amounts of Available Finance Charge Collections available to cover the WachoviaSeries Default Amount or any deficits in the Nominal Liquidation Amount of the notes and any Shared Excess Available Principal Collections allocated to the notes.

“Average Principal Balance” means, with respect to the issuing entity, (1) for any month in which no addition of consumer revolving credit card accounts, removal of consumer revolving credit card accounts or exercise of the discount option occurs, the principal receivables at the close of business on the last day of the prior month and (2) for any month in which one or more additions of consumer revolving credit card accounts, removals of consumer revolving credit card accounts or exercising of the discount option occurs, the sum of:

•

the product of:

—

the principal receivables in the issuing entity as of the close of business on the last day of the prior month, and

—

a fraction, (a) the numerator of which is the number of days from and including the first day of that month to but excluding the initial date on which consumer revolving credit card accounts were added or removed or the discount option was exercised during that month and (b) the denominator of which is the number of days in that month; and

•

the product of:

—

the principal receivables in the issuing entity as of the close of business on the initial date on which consumer revolving credit card accounts were added or removed or the discount option was exercised during that month, after giving effect to that addition, removal or discount, as the case may be, and

—

a fraction, (a) the numerator of which is the number of days from and including the initial date on which consumer revolving credit card accounts were added or removed or the discount option was exercised during that month, as the case may be, to but excluding the next subsequent date on which consumer revolving credit card accounts were added or removed or the discount option was exercised during that month or, if no next subsequent date occurs in that month, to and including the last day of that month and (b) the denominator of which is the number of days in that month; and

•

for each subsequent date on which consumer revolving credit card accounts are added or removed or the discount option is exercised in that month, the product of:

—

the principal receivables in the issuing entity at the close of business on the date of that addition, removal or discount, after giving effect to that addition, removal or discount, as the case may be, and

—

a fraction, (a) the numerator of which is the number of days from and including the date of that addition, removal or discount, as the case may be, in that month to but excluding the next subsequent date on which consumer revolving credit card accounts are added or removed or the discount option is exercised or, if no next subsequent date occurs in that month, to and including the last day of that month and (b) the denominator of which is the number of days in that month.

“Base Rate” means, for any month, the sum of (i) the Servicing Fee Percentage and (ii) the weighted average (based on the outstanding dollar principal amount of the related notes) of the following:

•

in the case of a tranche of notes with no derivative agreement for interest, the rate of interest applicable to that tranche for the related accrual period;

•

in the case of a tranche of discount notes, the rate of accretion (converted to an accrual rate) of that tranche for the related accrual period;

•

in the case of a tranche of notes with a Performing derivative agreement for interest, the rate at which payments by the issuing entity to the applicable derivative counterparty accrue (prior to the netting of those payments, if applicable) for the related accrual period; and

•

in the case of a tranche of notes with a non-Performing derivative agreement for interest, the rate specified in the related terms document.

“Business Day” means, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware, Charlotte, North Carolina or St. Paul, Minnesota are authorized or obligated by law, executive order or governmental decree to be closed.

“Class A Unused Subordinated Amount of Class B notes” means, with respect to any tranche of Class A notes, for any date, an amount equal to the Class A required subordinated amount of Class B notes minus the Class A Usage of Class B Required Subordinated Amount, each as of that date.

“Class A Unused Subordinated Amount of Class C notes” means, with respect to any tranche of Class A notes, for any date, an amount equal to the Class A required subordinated amount of Class C notes minus the Class A Usage of Class C Required Subordinated Amount, each as of that date.

“Class A Usage of Class B Required Subordinated Amount” means, with respect to any tranche of outstanding Class A notes, (A) on the date of issuance of that tranche and on each date to but not including the initial First Note Transfer Date for that tranche, zero, and (B) on each date in the period from and including the initial First Note Transfer Date for that tranche to but not including the second First Note Transfer Date for that tranche, the sum of the amounts listed below and, (C) on each date in the period from and including the second or any subsequent First Note Transfer Date for that tranche to but not including the next succeeding First Note Transfer Date, the Class A Usage of Class B Required Subordinated Amount as of the close of business on the prior First Note Transfer Date plus the sum of the amounts listed below (in each case, that amount may not exceed the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes after giving effect to the previous clauses, if any):

(1)

an amount equal to the product of a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the prior month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the prior month, and the amount of charge-offs for any uncovered WachoviaSeries Default Amount initially allocated to Class B notes which did not result in a Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes on that First Note Transfer Date; plus

(2)

the amount of charge-offs for any uncovered WachoviaSeries Default Amount initially allocated to that tranche of Class A notes and then reallocated to Class B notes on that First Note Transfer Date; plus

(3)

the amount of Available Principal Collections reallocated on that First Note Transfer Date to the interest funding subaccount for that tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes on that First Note Transfer Date; plus

(4)

the amount of Available Principal Collections reallocated to pay any amount to the servicer for that tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes on that First Note Transfer Date; minus

(5)

the amount—which will not exceed the Class A Usage of Class B Required Subordinated Amount for that tranche of Class A notes after giving effect to the amounts computed in items (1) through (4) above—equal to the sum of:

(A)

the product of:

•

a fraction, the numerator of which is the Class A Usage of Class B Required Subordinated Amount, prior to giving effect to the reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes on that First Note Transfer Date, for that tranche of Class A notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class B notes, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes on that First Note Transfer Date, and

•

the aggregate amount of the Nominal Liquidation Amount Deficits of all tranches of Class B notes which are reimbursed on that First Note Transfer Date, plus

(B)

if the aggregate Class A Usage of Class B Required Subordinated Amount, prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits for any tranches of any Class B notes on that First Note Transfer Date, for all Class A notes exceeds the aggregate Nominal Liquidation Amount Deficits for all tranches of Class B notes, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes on that First Note Transfer Date, the product of:

•

a fraction, the numerator of which is the amount of such excess and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class C notes, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on that First Note Transfer Date, times

•

the aggregate amount of the Nominal Liquidation Amount Deficits for all tranches of Class C notes which are reimbursed on that First Note Transfer Date, times

•

a fraction, the numerator of which is the Class A Usage of Class B Required Subordinated Amount for that tranche of Class A notes, prior to giving effect to that reimbursement, and the denominator of which is the Class A Usage of Class B Required Subordinated Amount for all tranches of Class A notes, prior to giving effect to that reimbursement.

“Class A Usage of Class C Required Subordinated Amount” means, with respect to any tranche of outstanding Class A notes, (A) on the date of issuance of that tranche and on each date to but not including the initial First Note Transfer Date for that tranche, zero, and (B) on each date in the period from and including the initial First Note Transfer Date for that tranche to but not including the second First Note Transfer Date for that tranche, the sum of the amounts below and (C) on each date in the period from and including the second or any subsequent First Note Transfer Date for that tranche to but not including the next succeeding First Note Transfer Date, the Class A Usage of Class C Required Subordinated Amount as of the prior First Note Transfer Date plus the sum of the amounts listed below (in each case, that amount will not exceed the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes after giving effect to the previous clauses, if any):

(1)

an amount equal to the product of:

•

a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class C notes, as of the close of business on the last day of the preceding month, times

•

the amount of charge-offs for any uncovered WachoviaSeries Default Amount initially allocated on that First Note Transfer Date to Class C notes; plus

(2)

the amount of charge-offs for any uncovered WachoviaSeries Default Amount initially allocated to that tranche of Class A notes and then reallocated on that First Note Transfer Date to Class C notes; plus

(3)

an amount equal to the product of:

•

a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the preceding month, and

•

the amount of charge-offs for any uncovered WachoviaSeries Default Amount initially allocated on that First Note Transfer Date to Class B notes; plus

(4)

the amount of Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for that tranche of Class A notes on the applicable Note Transfer Date; plus

(5)

an amount equal to the product of:

•

a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the preceding month, times

•

the amount of Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for any tranche of Class B notes on the applicable Note Transfer Date; plus

(6)

the amount of Available Principal Collections reallocated to pay any amount to the servicer for that tranche of Class A notes on that First Note Transfer Date; plus

(7)

an amount equal to the product of:

•

a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the preceding month, times

•

the amount of Available Principal Collections reallocated on that First Note Transfer Date to pay any amount to the servicer for any tranche of Class B notes on that First Note Transfer Date; minus

(8)

an amount—which will not exceed the Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes after giving effect to the amounts computed in items (1) through (7) above—equal to the product of:

•

a fraction, the numerator of which is the Class A Usage of Class C Required Subordinated Amount, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on that First Note Transfer Date, for that tranche of Class A notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits, prior to giving effect to that reimbursement, of all tranches of Class C notes, times

•

the aggregate Nominal Liquidation Amount Deficits of all tranches of Class C notes which are reimbursed on that First Note Transfer Date.

“Class B Unused Subordinated Amount of Class C notes” means, with respect to any tranche of Class B notes, for any date, an amount equal to the Class B required subordinated amount of Class C notes minus the Class B Usage of Class C Required Subordinated Amount, each as of that date.

“Class B Usage of Class C Required Subordinated Amount” means, with respect to any tranche of outstanding Class B notes, (A) on the date of issuance of that tranche and on each date to but not including the initial First Note Transfer Date for that tranche, zero, and (B) on each date in the period from and including the initial First Note Transfer Date for that tranche to but not including the second First Note Transfer Date for that tranche, the sum of the amounts listed below and, (C) on each date in the period from and including the second or any subsequent First Note Transfer Date for that tranche to but not including the next succeeding First Note Transfer Date, the Class B Usage of Class C Required Subordinated Amount as of the preceding First Note Transfer Date plus the sum of the following amounts (in each case, that amount will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes after giving effect to the previous clauses, if any):

(1)

an amount equal to the product of:

•

a fraction, the numerator of which is the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class C notes, as of the close of business on the last day of the preceding month, and

•

the amount of charge-offs for any uncovered WachoviaSeries Default Amount initially allocated on that First Note Transfer Date to Class C notes; plus

(2)

an amount equal to the product of:

•

a fraction, the numerator of which is the Nominal Liquidation Amount for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all Class B notes, as of the close of business on the last day of the preceding month, and

•

the sum of (i) the amount of charge-offs for any uncovered WachoviaSeries Default Amount initially allocated on that First Note Transfer Date to any tranche of Class A notes that has a

Class A Unused Subordinated Amount of Class B notes that was included in Class A Usage of Class C Required Subordinated Amount, and (ii) the amount of charge-offs for any uncovered WachoviaSeries Default Amount initially allocated on that First Note Transfer Date to any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes that was included in Class A Usage of Class B Required Subordinated Amount; plus

(3)

the amount of charge-offs for any uncovered WachoviaSeries Default Amount initially allocated to that tranche of Class B notes, and then reallocated on that date to the Class C notes on that First Note Transfer Date; plus

(4)

an amount equal to the product of:

•

a fraction, the numerator of which is the Nominal Liquidation Amount for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the preceding month, and

•

the amount of Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes on the applicable Note Transfer Date for that tranche of Class A notes; plus

(5)

the amount of Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for that tranche of Class B notes on the applicable Note Transfer Date for that tranche of Class B notes; plus

(6)

an amount equal to the product of:

•

a fraction, the numerator of which is the Nominal Liquidation Amount for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the preceding month, and

•

the amount of Available Principal Collections reallocated on that First Note Transfer Date to pay any amount to the servicer for any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes; plus

(7)

the amount of Available Principal Collections reallocated to pay any amount to the servicer for that tranche of Class B notes on that First Note Transfer Date; minus

(8)

an amount—which will not exceed the Class B Usage of Class C Required Subordinated Amount after giving effect to the amounts computed in items (1) through (7) above—equal to the product of:

•

a fraction, the numerator of which is the Class B Usage of Class C Required Subordinated Amount, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on that First Note Transfer Date, for that tranche of Class B notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits, prior to giving effect to that reimbursement, of all tranches of Class C notes; and

•

the aggregate Nominal Liquidation Amount Deficits of all tranches of Class C notes which are reimbursed on that First Note Transfer Date.

“Default Amount” means, for any month, an amount, which may not be less than zero, equal to (1) the aggregate amount of principal receivables, other than ineligible receivables, in each Defaulted Account that became a Defaulted Account during that month, on the day that consumer revolving credit card account became a Defaulted Account, minus (2) the aggregate amount of Recoveries received in that month.

“Defaulted Accounts” means consumer revolving credit card accounts, the credit card receivables of which have been written off as uncollectible by the servicer.

“Determination Date” means the Business Day before the First Note Transfer Date for a series in a month.

“Eligible Account” means, for the issuing entity, each consumer revolving credit card account which meets the following requirements as of the date that credit card account is selected for inclusion in the issuing entity:

•

which is a consumer revolving credit card account in existence and maintained with Wachovia Card or an affiliate;

•

which is payable in United States dollars;

•

which has an obligor who has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a military address; provided, however, that as of any date of determination, up to 1% of the consumer revolving credit card accounts in the issuing entity, calculated by number of accounts, with account obligors who have provided as their billing addresses, addresses outside of the United States may be Eligible Accounts;

•

which has an obligor who has not been identified by the servicer in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding;

•

which has not been classified by the servicer as cancelled, counterfeit, deleted, fraudulent, stolen or lost;

•

which does not have credit card receivables which are at the time of transfer sold or pledged to any other party;

•

which has not been charged-off by the servicer in its customary and usual manner for charging-off consumer revolving credit card accounts as of their date of designation for inclusion in the issuing entity; and

•

which has an obligor who has not been identified by the servicer as being deceased.

“Eligible Receivable” means, for the issuing entity, each credit card receivable:

•

which has arisen in a consumer revolving credit card account which was an Eligible Account as of the date that credit card account was selected for inclusion in the issuing entity;

•

which was created in compliance, in all material respects, with all requirements of law applicable to Wachovia Card, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to Wachovia Card;

•

with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by Wachovia Card in connection with the creation of that credit card receivable or the execution, delivery, creation and performance by Wachovia Card of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of that credit card receivable;

•

as to which at the time of the transfer of that credit card receivable to the transferor or the issuing entity, Wachovia Card or the transferor has good and marketable title to that credit card receivable, free and clear of all liens occurring under or through that transferor or any of its affiliates, other than certain tax liens for taxes not then due or which Wachovia Card is contesting;

•

which is the legal, valid and binding payment obligation of the related obligor, legally enforceable against that obligor in accordance with its terms, with certain bankruptcy-related exceptions;

•

which constitutes an “account” under and as defined in Article 9 of the UCC; and

•

which is not subject to any setoff, right or rescission, counterclaim, or other defense, including the defense of usury, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights in general.

“Excess Spread Percentage” means, with respect to the notes for any month, as determined on each determination date, the amount, if any, by which the Portfolio Yield for that month exceeds the Base Rate for that month.

“Exclusionary Rules” has the meaning described in “Material Legal Aspects of the Credit Card Receivables—Industry Litigation.”

“Finance Charge Collections” means, for any month, the sum of (1) with respect to credit card receivables designated for inclusion in the issuing entity, all collections received by the servicer on behalf of the issuing entity of finance charge receivables (including collections of discount receivables and Recoveries received for that month to the extent those Recoveries exceed the aggregate amount of principal receivables (other than Ineligible Receivables) in Defaulted Accounts that became Defaulted Accounts with respect to that month) and (2) any amounts received by the issuing entity which are designated as Finance Charge Collections. Finance Charge Collections with respect to any month will include the amount of Interchange (if any) deposited into the applicable collection account on the First Note Transfer Date following that month.

“First Note Transfer Date” means, for any month, the initial Note Transfer Date for any series, class or tranche of notes in that month.

“Ineligible Receivable” means a credit card receivable which has been transferred to the issuing entity which fails to meet one or more of the representations or warranties contained in the transfer and servicing agreement.

“Interchange” has the meaning described in “Wachovia Card’s Credit Card Portfolio—Interchange” in the accompanying prospectus supplement.

“Interchange Amount” has the meaning described in “Wachovia Card’s Credit Card Portfolio—Interchange” in the accompanying prospectus supplement.

“Interest Payment Date” means, for any series, class or tranche of notes, any date on which a payment in respect of interest is to be made.

“Minimum Pool Balance” means, for any month, an amount generally equal to the sum of (1) for all notes in their revolving period, the sum of the Nominal Liquidation Amounts of those notes as of the close of business on the last day of that month and (2) for all notes in their amortization period, the sum of the Nominal Liquidation Amounts of those notes as of the close of business as of the last day of the most recent revolving period, excluding any notes which will be paid in full on the applicable payment date in the following month and any notes which will have a Nominal Liquidation Amount of zero on the applicable payment date in the following month.

“Monthly Interest Accrual Date” means, with respect to any outstanding tranche of notes:

•

each interest payment date for that tranche, and

•

for any month in which no interest payment date occurs, the date in that month corresponding numerically to the next interest payment date for that tranche, or, if the next interest payment date is later than it otherwise would have been because that interest payment date would have fallen on a day that is not a Business Day, the date in that month corresponding numerically to the date on which the interest payment date would have fallen had it been a Business Day for that tranche; provided, however, that:

—

for the month in which a tranche of notes is issued, the date of issuance of that tranche will be the first Monthly Interest Accrual Date for that month for that tranche;

—

any date on which proceeds from a sale of credit card receivables included in the issuing entity following an event of default and acceleration of any tranche of notes are deposited into the interest funding subaccount for that tranche will be a Monthly Interest Accrual Date for that tranche;

—

if there is no numerically corresponding date in that month, then the Monthly Interest Accrual Date will be the last Business Day of that month; and

—

if the numerically corresponding date in that month is not a Business Day, then the Monthly Interest Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Interest Accrual Date will be the last Business Day of the earlier month.

“Monthly Principal Accrual Date” means with respect to any outstanding tranche of notes:

•

for any month in which the scheduled principal payment date occurs for that tranche, that scheduled principal payment date, or if that day is not a Business Day, then the next following Business Day, and

•

for any month in which no scheduled principal payment date occurs for that tranche, the date in that month corresponding numerically to the scheduled principal payment date, or, if the scheduled principal payment date is later than it otherwise would be because the scheduled principal payment date would have fallen on a day that is not a Business Day the date in that month corresponding numerically to the date on which the scheduled principal payment date would have fallen had it been a Business Day for that tranche; but:

—

any date on which prefunding excess amounts are released from any principal funding account or applicable principal funding subaccount on or after the scheduled principal payment date for that tranche will be a Monthly Principal Accrual Date for that tranche;

—

any date on which proceeds from a sale of credit card receivables included in the issuing entity following an event of default and acceleration of that tranche are deposited into the principal funding account or applicable principal funding subaccount for that tranche will be a Monthly Principal Accrual Date for that tranche;

—

if there is no numerically corresponding date in that month, then the Monthly Principal Accrual Date will be the last Business Day of the month; and

—

if the numerically corresponding date in that month is not a Business Day, the Monthly Principal Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Principal Accrual Date will be the last Business Day of the earlier month.

“Nominal Liquidation Amount” has the meaning described in “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount.”

“Nominal Liquidation Amount Deficit” means, with respect to any tranche of notes, the Adjusted Outstanding Dollar Principal Amount of that tranche minus the Nominal Liquidation Amount of that tranche.

“Note Transfer Date” means, for any series, class or tranche of notes:

•

the Business Day prior to:

—

the Interest Payment Date or Principal Payment Date, as applicable, for that series, class or tranche of notes; or

—

for any month in which no Interest Payment Date or Principal Payment Date, as applicable, occurs for that series, class or tranche of notes, the date in that month corresponding numerically to the next Interest Payment Date or Principal Payment Date, as applicable (without regard to whether or not such date is a Business Day), for that series, class or tranche of notes, provided that (1) if there is no such numerically corresponding date, such date shall be the last Business Day of that month, or (2) if such numerically corresponding date is not a Business Day, such date shall be the immediately preceding Business Day; or

•

such other date as shall be specified in the accompanying prospectus supplement.

“Performing” means, with respect to any derivative agreement, that no payment default or repudiation of performance by the derivative counterparty has occurred and that derivative agreement has not been terminated.

“Permitted Investments” means:

•

obligations of, or fully guaranteed by, the United States of America;

•

time deposits, promissory notes or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof, or domestic branches of foreign depository institutions or trust companies, and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the issuing entity’s investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of that depository institution or trust company must have the highest rating from each Rating Agency ;

•

commercial paper (including but not limited to asset backed commercial paper) having, at the time of the issuing entity’s investment, a rating in the highest rating category from each Rating Agency ;

•

bankers’ acceptances issued by any depository institution or trust company described in the second clause above;

•

investments in money market funds which have the highest rating from, or have otherwise been approved in writing by, each Rating Agency ;

•

demand deposits in the name of the indenture trustee in any depository institution or trust company described in the second clause above;

•

uncertificated securities that are registered in the name of the indenture trustee upon books maintained for that purpose by the issuing entity of those securities and identified on books maintained for that purpose by the indenture trustee as held for the benefit of the noteholders, and consisting of shares of an open end diversified investment company which is registered under the Investment

Company Act of 1940, as amended, and which (1) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other permitted investments, (2) seeks to maintain a constant net asset value per share, (3) has aggregate net assets of not less than $100,000,000 on the date of purchase of those shares and (4) with respect to which each Rating Agency has given its written approval; and

•

any other investment if each Rating Agency confirms in writing that that investment will not adversely affect its then-current rating or ratings of the notes.

“Pool Balance” has the meaning described in “Sources of Funds to Pay the Notes—Minimum Pool Balance.”

“Portfolio Yield” means, for any month, the annualized percentage equivalent of a fraction:

•

the numerator of which is equal to the sum of:

—

Available Finance Charge Collections and dollar payments received under derivative agreements in respect of notes for interest with respect to that month; plus

—

the investment earnings, if any, on amounts on deposit in the collection account and the excess funding account allocated to notes for that month; plus

—

the aggregate amount of interest funding subaccount earnings for all tranches of notes for that month; plus

—

any amounts to be treated as Available Finance Charge Collections remaining in any interest funding subaccounts after a sale of credit card receivables included in the issuing entity during that month, as described in “Sources of Funds to Pay the Notes—Sale of Assets;” minus

—

the WachoviaSeries Default Amount for that month; and

•

the denominator of which is the numerator used in the calculation of the WachoviaSeries Floating Allocation Percentage for that month.

“Principal Collections” means, for any month, all collections other than those designated as Finance Charge Collections on consumer revolving credit card accounts designated for that month.

“Principal Payment Date” means, for any series, class or tranche of notes, any date on which a payment in respect of principal is to be made.

“Rating Agency” means, with respect to each series, the rating agency or agencies, if any, specified in the related prospectus supplement.

“Receivables” means the credit card receivables transferred to the issuing entity arising in the consumer revolving credit card accounts owned by Wachovia Card or an affiliate designated to have their receivables transferred to the issuing entity.

“Receivables Servicing Fee” means, for any month, one-twelfth of the product of (1) 2% and (2) the Average Principal Balance for that month.

“Recoveries” has the meaning described in “Wachovia Card’s Credit Card Portfolio—Recoveries” in the accompanying prospectus supplement.

“Regulation AB” shall mean Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

“Required Transferor Amount” means, for any month, the product of (1) with respect to any date of determination, the aggregate outstanding dollar amount of receivables in the issuing entity that are principal receivables as of the close of business on the last day of that month and (2) the Required Transferor Amount Percentage.

“Required Transferor Amount Percentage” means [   ]% or such other percentage as will be designated from time to time by the servicer, but, if that other percentage is less than [   ]%, the servicer must have provided to the indenture trustee (A) a Tax Opinion, and (B) written confirmation from each Rating Agency that has rated any outstanding notes that the change will not result in the reduction or withdrawal of its then-current rating of any outstanding notes.

“Scheduled Principal Payment Date” means, for any series, class or tranche of notes, the date on which the stated principal amount of that series, class or tranche is expected to be repaid.

“SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended.

“Segregated Finance Charge Collections” has the meaning described in “Deposit and Application of Funds for WachoviaSeries Notes—Segregated Finance Charge Collections.”

“Servicer Default” has the meaning described in “Servicing of the Receivables—Resignation and Removal of the Servicer; Servicer Default.”

“Servicing Fee” means, for any month, the product of (1) the Receivables Servicing Fee for that month and (2) the WachoviaSeries Floating Allocation Percentage for that month.

“Servicing Fee Percentage” means, for any month, the annualized percentage equivalent of a fraction, the numerator of which is the Servicing Fee and the denominator of which is the Nominal Liquidation Amount used in the calculation of the WachoviaSeries Floating Allocation Percentage for that month.

“SFAS 140” means Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement 125, or any replacement FASB Statement, or amendment or interpretation thereof.

“Shared Excess Available Finance Charge Collections” means, for any month, as of the related determination date, with respect to any series of notes in Shared Excess Available Finance Charge Collections Group A, the sum of (1) the amount of Available Finance Charge Collections with respect to that month, available after application to cover targeted deposits to the interest funding account, payment of the Servicing Fee and application to cover any unfunded WachoviaSeries Default Amount or any deficits in the Nominal Liquidation Amount of the notes, targeted deposits to the Class C reserve account, if applicable, and any other payments in respect of WachoviaSeries notes and (2) the Finance Charge Collections remaining after all required payments and deposits from all other series identified as belonging to Shared Excess Available Finance Charge Collections Group A which the applicable indenture supplements for those series specify are to be treated as “Shared Excess Available Finance Charge Collections.”

“Shared Excess Available Finance Charge Collections Group A” means the various series of notes—which will include the WachoviaSeries notes—that may be designated as a single group for the purpose of sharing Shared Excess Available Finance Charge Collections.

“Shared Excess Available Principal Collections” means, for any month, the sum of (1) with respect to the notes, the amount of Available Principal Collections remaining after all required applications of those amounts described in “Deposit and Application of Funds for WachoviaSeries Notes—Application of Available Principal Collections,” (2) with respect to any series of notes other than the WachoviaSeries, the Principal Collections allocated to that series of notes remaining after all required payments and deposits that are specified to be treated as “Shared Excess Available Principal Collections” in the applicable indenture supplement, and (3) the aggregate amount on deposit in the excess funding account following any deposit or withdrawal made during that month as described in “Sources of Funds to Pay the Notes—Issuing Entity Bank Accounts.”

“Tax Opinion” means, with respect to any action, an opinion of counsel to the effect that, for U.S. federal income tax purposes (a) such action will not cause any outstanding series, class or tranche of notes that was characterized as debt at the time of its issuance to be characterized as other than debt, (b) such action will not cause the issuing entity to be treated as an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any holder of any of those notes.

“Transferor Amount” means, for any month, an amount equal to (1) the Pool Balance for that month minus (2) the aggregate Nominal Liquidation Amount of all notes as of the close of business on the last day of that month.

“Transferor Certificate” means (1) the certificate representing the Transferor Amount or (2) the uncertificated interest in the issuing entity comprising the Transferor Amount.

“Transferor Percentage” means, for any month, 100% minus the sum of the aggregate noteholder percentages of all series outstanding with respect to allocation of Principal Collections, Finance Charge Collections, the Receivables Servicing Fee or the Default Amount, as applicable.

“Trust Portfolios” means the issuing entity portfolio.

“UCC” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

“WachoviaSeries Default Amount” means, for any month, an amount equal to the product of (i) the WachoviaSeries Floating Allocation Percentage and (ii) the Default Amount for that month.

“WachoviaSeries Floating Allocation Percentage” means, for any month, a fraction:

•

the numerator of which is equal to the sum of:

—

the Nominal Liquidation Amounts of all classes or tranches of WachoviaSeries notes as of the close of business on the last day of the preceding month, or with respect to the first month for any class or tranche of WachoviaSeries notes, the initial dollar principal amount of that class or tranche, exclusive of (1) any class or tranche of WachoviaSeries notes which have been or will be paid in full during that month and (2) any class or tranche of WachoviaSeries notes which will have a Nominal Liquidation Amount of zero during that month, plus

—

the aggregate amount of any increase in the Nominal Liquidation Amount of any class or tranche of WachoviaSeries notes due to (1) the issuance of additional notes of that class or tranche during that month or (2) the accretion of principal on tranches or classes of WachoviaSeries discount notes during that month or (3) the release of prefunding excess amounts other than amounts that were deposited into the applicable principal funding subaccount for that class or tranche of notes during that month, and

•

the denominator of which is equal to the greater of:

—

the sum of (1) Average Principal Balance for that month, plus (2) the excess funding amount following any deposit or withdrawal on the First Note Transfer Date in that month, and

—

the sum of the numerators used to calculate (i) the WachoviaSeries Floating Allocation Percentage and (ii) the noteholder percentages for the allocation of Finance Charge Collections, the Default Amount or the Servicing Fee, as applicable, for all other series of notes for that month.

“WachoviaSeries Noteholder Percentage” means, for any month, (1) with respect to Finance Charge Collections, the Default Amount and the Servicing Fee, the WachoviaSeries Floating Allocation Percentage, and (2) with respect to Principal Collections, the WachoviaSeries Principal Allocation Percentage.

“WachoviaSeries Principal Allocation Percentage” means, for any month, a fraction:

•

the numerator of which is equal to the sum of:

—

for any class or tranche of WachoviaSeries notes in an amortization period with respect to that month, the sum of the Nominal Liquidation Amounts of all such classes or tranches of notes as of the close of business on the day prior to the commencement of the most recent amortization period for that class or tranche exclusive of (1) any class or tranche of WachoviaSeries notes which will be paid in full during that month and (2) any class or tranche of WachoviaSeries notes which will have a Nominal Liquidation Amount of zero during that month, plus

—

for all other classes or tranches of WachoviaSeries notes outstanding , the sum of (1) the Nominal Liquidation Amount of those classes and tranches of notes, as of the close of business on the last day of the immediately preceding month, or with respect to the first month for any class or tranche of WachoviaSeries notes, the initial dollar principal amount of that class or tranche plus (2) the aggregate amount of any increase in the Nominal Liquidation Amount of any class or tranche of WachoviaSeries notes due to (a) the issuance of additional notes of that class or tranche during that month or (b) the accretion of principal on tranches and classes of WachoviaSeries discount notes during that month or (c) the release of prefunding excess amounts, other than amounts that were deposited into the applicable principal funding subaccount for that class or tranche of notes during that month, and

•

the denominator of which is equal to the greater of:

—

the sum of (1) Average Principal Balance for that month, plus (2) the excess funding amount following any deposit or withdrawal on the First Note Transfer Date in that month and

—

the sum of the numerators used to calculate (i) WachoviaSeries Principal Allocation Percentage  and (ii) the noteholder percentages for the allocation of Principal Collections for all other series of notes for that month.

WACHOVIA CARD MASTER TRUST
Issuing Entity

WachoviaSeries

$[              ]
Class [  ](200[  ]-[  ]) Notes

WACHOVIA CARD RECEIVABLES LLC
Depositor and Transferor

WACHOVIA BANK, NATIONAL ASSOCIATION
Sponsor, Servicer and Administrator

WACHOVIA CARD SERVICES, NATIONAL ASSOCIATION
Originator

PROSPECTUS SUPPLEMENT

Underwriters

[Underwriter A]
[Underwriter B]
[Underwriter C]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the WachoviaSeries notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and accompanying prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will deliver a prospectus supplement and accompanying prospectus until [            ], 200[  ].

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Asset-Backed Notes	$1,000,000	100%	$1,000,000	$39.30
(1) Estimated solely for the purposes of calculating the registration fee.
(2) Previously paid as part of this Registration Statement ..

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

INTRODUCTORY NOTE

This registration statement includes:

•

a representative prospectus supplement to the base prospectus relating to the offering by Wachovia Card Master Trust of multiple tranche series of asset-backed notes; and

•

a base prospectus relating to asset-backed notes of Wachovia Card Master Trust.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions:

SEC Registration Fee	$39.30
Blue Sky Fees and Expenses	*
Printing Expenses	*
Trustee’s Fees and Expenses	*
Legal Fees and Expenses	*
Accountant’s Fees and Expenses	*
Rating Agency Fees	*
Miscellaneous	*

Total	*

* To be filed by amendment.

Item 15.  Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.  The Limited Liability Company Agreement of the Registrant provides that, to the fullest extent permitted by applicable law, each of the Registrant’s member, officers, directors, employees and agents (and any employees, representatives, agents or affiliates of a member of the Registrant) shall be entitled to indemnification from the Registrant for any loss, damage or claim incurred by it by reason of any act or omission performed, or omitted to be performed, in good faith by it on behalf of the Registrant and without gross negligence or willful misconduct, provided that such person reasonably believed that such act or omission performed, or omitted to be performed, was within the scope of its authority conferred by the Limited Liability Company Agreement.  Such indemnity shall be provided out of and to the extent of the Registrant’s assets only; provided that so long as any Obligation (as defined in the Limited Liability Company Agreement of the Registrant) is outstanding, no indemnity payment from funds of the Registrant of any such indemnity shall be payable from amounts allocable to any other person or entity pursuant to the Basic Documents (as defined in the Limited Liability Company Agreement of the Registrant), and shall not be construed to limit or diminish the coverage of any member, officer, director, employee or agent of the Registrant (and any employee, representative, agent or affiliate of a member of the Registrant) under any insurance obtained by the Registrant.

Reference is also made to the form of Underwriting Agreement filed as Exhibit 1.1 (see Exhibit 1.1), which provides for indemnification by and of the Registrant in certain circumstances.

Item 16.  Exhibits

(a)

1.1

Form of Underwriting Agreement*

3.1

Limited Liability Company Agreement of Wachovia Card Receivables LLC **

4.1

Form of Trust Agreement

4.2

Form of Indenture

4.3

Form of Indenture Supplement

4.4

Form of Transfer and Servicing Agreement

4.5

Form of Receivables Purchase Agreement*

5.1

Opinion of McKee Nelson LLP regarding legality*

8.1

Opinion of McKee Nelson LLP with respect to tax matters*

23.1

Consent of McKee Nelson LLP (included in Exhibits 5.1 and 8.1)*

24.1

Power of Attorney (included on signature page) **

25.1

Statement of Eligibility and Qualification of Indenture Trustee (Form T-1)

*

To be filed by amendment.

**

Previously filed.

(b)

Financial Statements

All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:


( a)

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this Item 17 do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 17 do not apply if the registration statement is for an offering of asset-backed securities on Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial "bona fide" offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

If the registrant is relying on Rule 430B:

 (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

 (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5),or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.


(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

The undersigned undertakes that in a primary offering of securities of the undersigned pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned or used or referred to by the undersigned;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned or its securities provided by or on behalf of the undersigned; and

(iv)

Any other communication that is an offer in the offering made by the undersigned to the purchaser.

(b)     That , for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial "bona fide" offering thereof.

(c)     That, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(d)    As to Rule 430A: The undersigned registrant hereby undertakes that:

(1)    For the purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial "bona fide" offering thereof.


(e)


The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


( f )  The registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.  In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 /A and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on September 10, 2008.

WACHOVIA CARD RECEIVABLES LLC
as Depositor of Wachovia Card Master Trust
By: /s/ Philip A. Capling
Name: Philip A. Capling
Title: President


Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated.


Signature	Title	Date
* Philip A. Capling	President and Director (Principal Executive Officer)	September 10, 2008
* Bridget R. Nelson	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 10, 2008
* David T. Mason	Senior Vice President and Director	September 10, 2008
* Philip A. Martone	Director	September 10, 2008

By: /s/ Philip A. Capling

Name:  Philip A. Capling

Title:  President

*

Philip A. Capling by signing his name hereto, does sign this document on behalf of each of the persons identified above for whom he is attorney-in-fact pursuant to power of attorney duly executed by such person and previously filed.


 EXHIBIT INDEX

(a)

1.1

Form of Underwriting Agreement*

3.1

Limited Liability Company Agreement of Wachovia Card Receivables LLC **

4.1

Form of Trust Agreement

4.2

Form of Indenture

4.3

Form of Indenture Supplement

4.4

Form of Transfer and Servicing Agreement

4.5

Form of Receivables Purchase Agreement*

5.1

Opinion of McKee Nelson LLP regarding legality*

8.1

Opinion of McKee Nelson LLP with respect to tax matters*

23.1

Consent of McKee Nelson LLP (included in Exhibits 5.1 and 8.1)*

24.1

Power of Attorney (included on signature page) **

25.1

Statement of Eligibility and Qualification of Indenture Trustee (Form T-1)

*

To be filed by amendment.

**

Previously filed.

(b)

Financial Statements

All financial statements, schedules and historical financial information have been omitted as they are not applicable.